UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2011

Commission File Number: 000-52387

American Telstar, Inc.

(Exact name of registrant as specified in its charter)

Nevada	84-1052279
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

Fengshou Road West, Jiefang District, Jiaozuo, Henan Province, PRC 454000

(Address of principal executive offices)

011- 86-0391-3582676

(Registrant’s telephone number, including area code)

36 Mclean Street, Red Bank, New Jersey 07701

(Former name or former address if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K is being filed by American Telstar, Inc.  We are reporting the acquisition of a new business and providing a description of this business and its audited financials below.

USE OF DEFINED TERMS

Except as otherwise indicated by the context, references in this Report to:

•
"Telstar," "the Company," "we," "us," or "our," are references to the combined business of American Telstar, Inc, and its subsidiary, China Agricorp, Inc., and China Agricorp, Inc.’s direct and indirect subsidiaries.

•	"Agricorp" refers to China Agricorp, Inc., a Nevada corporation and our direct, wholly owned subsidiary, and/or its direct and indirect subsidiaries, as the case may be;
•	"China," "Chinese" and "PRC," refer to the People’s Republic of China;
•	"RMB" refers to Renminbi, the legal currency of China;
•	"U.S. dollar," "$" and "US$" refer to the legal currency of the United States;
•	"Securities Act" refers to the Securities Act of 1933, as amended; and
•	"Exchange Act" refers to the Securities Exchange Act of 1934, as amended.

Certain references to ownership and other rights of the Company in this Current Report include the rights of Jiaozuo Yida Vegetable Oil Co., Ltd. (“Yida”) which we are attributing to the Company by virtue of the Contractual Agreements described below.

All of the financial information for Agricorp as of September 30, 2010 and for the nine months ended September 30, 2010 in this Current Report is unaudited.

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Share Exchange Agreement

On February 11, 2011, we entered into a Share Exchange Agreement with China Agricorp and the stockholders of China Agricorp (the “Agricorp Stockholders”) (the “Share Exchange Agreement”).  Pursuant to the Share Exchange Agreement, on February 11, 2011, 335 Agricorp Stockholders transferred 100% of the outstanding shares of common stock of Agricorp held by them, in exchange for an aggregate of 9,001,903 newly issued shares of our Common Stock. The shares of our Common Stock acquired by the Agricorp Stockholders in such transactions constitute approximately 99.97% of our issued and outstanding Common Stock on a fully-diluted basis giving effect to the share exchange.

The Share Exchange Agreement contains representations and warranties by us, Agricorp and the Agricorp Stockholders which are customary for transactions of this type such as, with respect to Telstar: organization, good standing and qualification to do business; capitalization; subsidiaries, authorization and enforceability of the transaction and transaction documents; financial condition; valid issuance of stock, consents being obtained or not required to consummate the transaction; litigation; compliance with securities laws; the filing of required tax returns; and no brokers used, and with respect to Agricorp:  authorization, capitalization, and title to Agricorp common stock being exchanged.

The foregoing description of the terms of the Share Exchange Agreement is qualified in its entirety by reference to the provisions of the Share Exchange Agreement which is included as Exhibit 2.1 of this Current Report and is incorporated by reference herein.

ITEM 2.01   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On February 11, 2011, we completed the acquisition of Agricorp pursuant to the Share Exchange Agreement. The acquisition was accounted for as a recapitalization effected by a share exchange. Agricorp is considered the acquirer for accounting and financial reporting purposes.  The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

As a result of this transaction, the Company ceased being a “shell company” as that term is defined in Rule 12b-2 under the Securities and Exchange Act of 1934 (the “Exchange Act”).

Our Corporate Structure

As set forth in the following diagram, following our acquisition of Agricorp, Agricorp became and currently is our direct, wholly-owned subsidiary.

American Telstar , Inc.
(a Nevada corporation)
100 %
China Agricorp, Inc.
(a Nevada corporation)
100 %
Offshore
Sky Fortune Ecological Technology Limited
(a BVI Corporation)
100 %
Sky River Ecological Technology Limited
(a HK Corporation)
100 %
Onshore
Henan Sky Fortune Ecological Technology, Ltd. Co.
(a WOFE in PRC)
Contractual Arrangements
Jiaozuo Yida Vegetable Oil Co., Ltd.
(a PRC company)

Organizational History of China Agricorp, Inc. and Subsidiaries

China Agricorp, Inc. was incorporated in Nevada on June 16, 2010. In June 2010 Agricorp sold 100 shares for $.001 per share to each of 326 investors located in the PRC in transactions that were not subject to registration under the U.S. securities laws.

Pursuant to a Share Exchange Agreement, dated as of August 26, 2010, Sky Harmony Ecological Technology Limited  (“Sky Harmony”) which owned one ordinary share of Sky Fortune Ecological Technology Limited (“Sky Fortune”) and was the sole shareholder of Sky Fortune, exchanged such ordinary share of Sky Fortune for 7,473,808 shares of Common Stock of China Agricorp.

Sky Fortune was incorporated in the British Virgin Islands on April 30, 2010. On May 5, 2010, Sky Harmony subscribed to one common share of Sky Fortune, which constitutes 100% of the equity interests of Sky Fortune. On May 10, 2010, Sky Fortune incorporated and established Sky River under the laws of Hong Kong, and simultaneously, Sky Fortune subscribed to one share of Sky River, which constitutes 100% of the equity interests of Sky River. Sky River incorporated and established Henan Sky Fortune on July 12, 2010 or “WFOE,” under the laws of the PRC by virtue of its status as a wholly-owned subsidiary of a non-PRC company, Sky River.  In July 2010, the WOFE entered into and consummated a series of agreements (the “Contractual Agreements”), with Jiaozuo Yida Vegetable Oil Co., Ltd. (“Yida”) described below.

Yida was incorporated in the PRC on August 29, 2000 as a limited liability company (a company solely owned by a natural person).

The following is a summary of the material terms of each of the Contractual Agreements. All references to the Contractual Agreements and other agreements in this prospectus are qualified, in their entirety, by the text of those agreements. Certain references to ownership and other rights of the Company in this prospectus include the rights of Yida, which we are attributing to the Company by virtue of the Contractual Agreements.

Exclusive Business Cooperation Agreement.  Pursuant to the Exclusive Business Cooperation Agreement and a Supplemental Agreement thereto, the WOFE will provide Yida with its complete business support and technical and consulting services on an exclusive basis, and the WOFE shall be entitled to all of Yida‘s net income as compensation for such services. Yida shall not dispose (including but not limited to transfer, sell, donate, abandon, mortgage, pledge, etc.) any of its material assets without the written consent of the WOFE, and the WOFE shall have the right to control and instruct Yida’s disposal of its assets and the use of any proceeds thus gained.  The Exclusive Business Cooperation Agreement will remain in effect for a term of 10 years, and the term is renewable by the WOFE without the consent of Yida.

Power of Attorney.  Shareholders of Yida have granted the WOFE an irrevocable Power of Attorney, under which the WOFE is appointed as proxy to vote on all matters that require approval by the shareholders of Yida, including the election of Yida’s officers and directors, and the WOFE shall be entitled to other shareholder’s rights including the sale or transfer or pledge or disposition of the shares owned by the shareholders of Yida.

Exclusive Option Agreement.  Under the Exclusive Option Agreement, the WOFE has been granted an irrevocable and exclusive purchase option (the “Option”) to acquire Yida’s equity, but only to the extent that the acquisition does not violate limitations imposed by PRC law on such transactions.  The consideration for the exercise of the Option shall equal the actual capital contributions paid in the registered capital of Yida by shareholders of Yida.

Equity Interest Pledge Agreement.  Under the Equity Interest Pledge Agreement, equity interests in Yida have been pledged to the WOFE to guarantee all of Yida‘s rights and benefits under the other Contractual Agreements. Prior to termination of the Equity Interest Pledge Agreement, the pledged equity interests cannot be transferred without the WOFE’s prior written consent.

DESCRIPTION OF BUSINESS

Overview

Through its subsidiaries and the Contractual Agreements described above, Agricorp (through Yida) is one of the largest edible vegetable oil producers and dealers in Henan Province, People’s Republic of China (“PRC”). Its main products currently include edible vegetable oils such as soybean oil and peanut oil. It benefits from a reliable water supply, rich soil and ideal climate. It cultivates farm land covering an area of 9,060 acres which provides a reliable supply of soybeans for its edible oil production.  Currently, Yida sells the byproducts of its soybean oil processing operation as livestock feed.  It is in the process of adding equipment to produce value-added soy protein, isoflavone and saponin products using the byproducts of its existing soybean oil processing operation, which it believes will help generate much higher margins per soybean processed.  Soy protein, isoflavones and saponins are used extensively in natural medicine and healthcare products. We believe that Yida is well-positioned to capture a substantial portion of the soy protein, isoflavone and saponin market in China.  Potential markets in which such byproducts can be further processed and sold as a raw material include the nutraceutical, personal health care, health food and bio based industrial markets.  We believe that Yida’s future farm base expansion can enhance its ability to cultivate the most favorable agriculture products according to environmental and market conditions.

During the fiscal year ended December 31, 2009 (“fiscal 2009”) Agricorp had total revenues of approximately $22,353,000 and a net income of approximately $5,033,000. Based on unaudited information for the nine months ended September 30, 2010 Agricorp had total revenues of approximately $22,083,000 and a net income of approximately $1,208,972.

Industry Overview

China’s Agriculture Industry

According to the United Nations World Food Program, in 2008 China fed 20% of the world's population with only 7 percent of the world's arable land.  Of the approximately 540,500 square miles of such arable land, only about 1.2% permanently supports crops and 203,000 square miles are irrigated.  The land is divided into approximately 200 million households, with an average land allocation of just 1.6 acres. China ranks first worldwide in farm output, while, as a result of topographic and climatic factors, only about 10–15 percent of the total land area is suitable for cultivation.  Of this, slightly more than half is not irrigated, and the remainder is divided roughly equally between paddy fields and irrigated areas. These factors emphasize the value of Yida’s location in Henan Province, with rich soil, abundant water supply, favorable climate and lack of competition.

International Soybean Industry

According to the Food and Agricultural Policy Research Institute (“FAPRI”), annual worldwide consumption of soybeans is 10,256 million bushels, soybean meal consumption is 167 million tons, and soy oil consumption is 39 million tons.  Based on the world population, this equals approximately 12 pounds of soy consumption per capita.  Global soybean consumption is expected to grow substantially.  China’s expanding demand leads the escalation with over 100% growth this decade.  With substantial growth in China’s GDP and per capita income, its soybean demand is expected to continue to rise.  China became the largest soybean oil consumer in 2006/07 and is expected to account for 33% of global consumption by 2018/19.

Brazil is expected to surpass the U.S. global production of soybeans and likely double its exports to the U.S. by 2016.  Increased U.S. consumption is expected to result in substantially less US soybean exports.  According to the United States Food and Drug Administration (the “USDA”), China leads in soybean imports, with a projected growth that will account for over 75% of the projected gain in world trade by 2016/17.

India’s per capita GDP, population levels and growth rates have followed a similar path to those of China.  India is currently at population and per capita GDP levels China was at 10-15 years ago. As a result, it is expected that India will emerge as a future importer in soy protein products instead of raw soybeans.

Soy protein is an inexpensive source of non-animal protein.  The Biological Value (“BV”) score, on a scale of 0-100, is a common measure of protein quality for human consumption.  Although products such as eggs have a larger BV, cost makes soy protein the least expensive source of digestible protein on a per gram basis.  The Indian population currently consumes predominantly poor quality protein; approximately 75% of Indian protein consumption is from cereals.

Table 1. Protein Products and Biological Value

Product	BV
White Flour	41
Corn	60
Full-fat Soy Flour	64
Soybean Curd (Tofu)	64
Whole Wheat	64
Beef	74
Soy Protein Isolate	74
Fish	76
Defatted Soy Flour	81
Rice	83
Cheese	84
Cow Milk	90
Soybean Milk	91
Chicken Egg	94

Note: The Biological Value (BV) score is on a scale of 0-100 with zero being the lowest quality protein to the human body and 100 being the highest.

Raw soybeans yield approximately 35% protein.  The standard USDA measure for one bushel of soybeans is 60 pounds.  This results in 21 pounds of protein per bushel, or one pound of protein from 2.857 pounds of raw soybeans.

Further processing soybeans into more concentrated protein products adds value.  Products such as Soy Protein Isolates/Isoflavones, Soy Protein Concentrate and Saponins are often referred to as Value Added Products in the natural medicine industry.  Soybeans are valued at $5.50-$8.50 per bushel.  Table 2 summarizes the average price of selected soybean products noting value per bushel, but does not account for additional market value realized for sideline products produced simultaneously.

Table  2. Average price per pound and per bushel of selected soy products

Product	$/lb	$/bu
Soybeans	$0.12	$7.00
Soy Flour	$0.21	$8.51
Soybean Meal	$0.13	$6.12
Soy Oil	$0.28	$3.03
Soy Protein Concentrates	$1.45	$47.13
Soy Protein Isolates	$1.92	$42.53

The United States, Brazil, and Argentina collectively account for more than 90 percent of world exports of soybeans, soybean meal, and soybean oil.  Most of the projected growth in global soybean exports is expected to be satisfied from Brazil alone.  According to the USDA, Argentina dominates world exports of soybean meal and soybean oil, as the country's modest domestic use and differential export taxes make it the most competitive place to process soybeans.   Argentina taxes soybean exports at a higher rate than the exports of soybean meal and soybean oil, which favors demand by domestic processors.

China Soybean Industry

China is the world’s fourth largest soybean producer, after the US, Brazil and Argentina.  Being the second largest consumer of soybeans, China is currently the world’s largest soybean importer.  China’s edible oil industry can be volatile primarily due to its dependence on foreign soybean imports.  To address the volatility, the Chinese government is supporting expansion of “key enterprises in soybean planting” to help stabilize the market.  The ADB Project (discussed below) in which Yida participates, is an example of China’s commitment to this industry.

Dollar cost per metric ton

Industry Proportions

As a primary industry, agriculture is very important to the Chinese economy.  However the development of the industrial, manufacturing and the service industries over the past thirty years has influenced the role of agriculture by decreasing its proportional weight in China’s total economy.  In 2008, GDP was RMB 30,067 billion (USD 4,421.6 billion), a year on year increase of 9.0%, among which the primary industrial sector value was RMB 3,400 billion (USD 500 billion), a growth of 5.5% accounting for 11.3% of total GDP.  In the late 1970’s, agriculture accounted for about 27.94% of total GDP, and in 1983 this proportion hit a record high at 32.88%.  After 1983, the proportion decreased, and in 2008 it was 11.3%. China's soybean consumption outpaced increases in domestic production during the last 25 years, mainly because of increases in consumption of soybean oil and meal induced by income and population growth, particularly in large urban areas.

Planting Area Proportion

In recent years, with the support of various national policies influencing agriculture, the total planting area of major farm products, has increased (See chart 1.3).  In 2008, the grain planting area in China reached 263.5 million acres, 2.62 million acres more than the previous year.  Of this amount, the planting area of cotton was 14.2 million acres, a decrease of 420,000 acres, planting area of oil plants was 31.4 million acres, an increase of 4.77 million acres, and planting area of sugar plants was 4.76 million acres, an increase of 321,000 acres (see chart 1.3).

Chart 1.3: Planting area and proportion of major farm products, 1999~2008

Year	Farm products	Grain crops	Proportion	Cotton	Proportion	Oil plants	Proportion	Sugar plants	Proportion
1999	386.3	279.6	72.37	9.1	2.38	34.3	8.89	3.9	1.05
2000	386.0	267.9	69.39	9.8	2.59	38.0	9.85	3.7	0.97
2001	384.5	262.1	68.13	11.8	3.09	36.0	9.40	4.1	1.06
2002	381.9	256.6	67.18	10.3	2.71	36.5	9.55	4.6	1.18
2003	376.4	245.5	65.22	12.5	3.35	37.5	9.83	4.1	1.09
2004	379.3	250.9	66.17	14.0	3.71	35.5	9.40	3.9	1.02
2005	384.0	257.6	67.07	12.5	3.26	35.3	9.21	3.9	1.01
2006	375.6	259.3	68.98	14.3	3.82	28.8	7.72	3.9	1.03
2007	379.1	260.8	68.84	14.5	3.86	27.9	7.37	4.4	1.17
2008	386.0	263.5	68.28	14.3	3.69	31.3	8.13	4.6	1.24
Data source: NSB, China Economic Information Network      Unit: million acres, %

Stategic Location

Yida is located in Henan Province near the Yellow River in an historically significant agricultural area of China.  An abundant and reliable water supply supports the company’s agriculture activities while an extensive railway and highway network facilitate efficient distribution.

Yida is located in modern Jiaozuo City, population 3.6 million with local revenues of USD $858 million (RMB 5.86 billion).  Net urban and rural income is USD $1,932 (RMB 13,200) and $900 (RMB 6,130) per annum, respectively.  Savings deposits in Jiaozuo are $8.122 billion (RMB 55.47 billion).  Jioazhi, Jiaotai, Jiaoxin and Yuehou railways all pass through Jiaozuo and a network of five expressways facilitate transportation throughout China.  A rich surface and underground water supply of 1.6 billion and 12 billion cubic meters, respectively, together with 23 rivers provide a unique and valuable asset to Jiaozuo.

Henan Province agriculture overview

Henan Province is located in Middle Eastern China, the middle and lower reaches of the Yellow River.  Henan covers an area of 64,479 square miles, accounting for 1.73% of total national territory.  Among the total area, 17.7 million acres are arable lands, of which Yida would control 13,400 after its proposed expansion.  Henan is a warm temperate zone – semi-tropical with a moist to semi-moist monsoon climate.  Winters are cold with little precipitation, spring is dry, summers are hot with abundant precipitation, and autumn is mostly sunny and dry.  The average annual temperature is 54 F (12°C) to 61F (16°C).  The annual frost free period from north to south is 180-240 days/yr.   The average annual precipitation is 19.7 inches to 34.5 inches, with 50% of annual rainfall in the summer.

Henan Province is extremely rich with water resources, a fundamental factor for agriculture production. Studies have determined the area to be close to 100% resilient to the effects of drought or flood, two serious risk factors that do not favor the majority of China’s agriculture. Henan is home to 4 large river systems, the Yellow, Huaihe, Haihe, and Yangtze Rivers.  In Henan Province there are over 1,500 rivers forming an extensive water network.  The Yellow River runs through the center of Henan with 440 miles of main stream and 13,977 square miles of water-collection area accounting for about 1/5 of the province.  Huaihe runs through the middle and southern area of the province with various tributaries, 211 miles of main stream and 34,090 square miles of water-collection area, accounting for 1/2 of the total province.  The Weihe and Zhanghe Rivers located in the Northern Province enter the Haihe River.  The Danjian, Tuanhe and Tangbai Rivers run through the southeastern portion of the province entering the Hanshui River.  Total provincial water resources are 41.3B cubic meters.  Henan water power resource reserves are 4.9 million KW.  Currently there are 2,347 reservoirs in Henan with a capacity of 27B cubic meters.  The effective agricultural irrigated area is 11.8M acres.

Jiaozuo agriculture overview

Jiaozuo is one of the major agricultural production areas of Henan Province.  Jiaozuo has a warm temperature zone with a continental monsoon climate.  There is sufficient sunshine year-round and rainfall is centralized during hot seasons.  The annual average temperature is about 57.5F (14.2°C).  The average annual precipitation is about 25.5 inches with the majority of rainfall in July, August and September.  The average frost free period is 230 days.  There are over 20 rivers including the Yellow River, Qinhe River, Yuehe River, Dasha River and Manghe River in Jiaozuo as well as 25 small to medium sized reservoirs such as Qingtian River and Qunying River. There are rich underground water resources in Jiaozuo with water reserves of about 3.5 billion cubic meters.  In Jiaozuo, 94% of the arable lands are being effectively irrigated and 84% of arable lands can be harvested despite drought or excessive rains.  With rich soils and ample irrigation, Jiaozuo is a high yielding grain area and produces various agriculture products such as wheat, corns, rice, cotton, oil plants and other economic crops.

Natural Medicine

Natural medicine is any form of health care such as diet, exercise, herbs or hydrotherapy which seeks to enhance the body’s natural healing powers.  Segments of the natural medicine market include:

•	TCM - Ancient and holistic system of health and healing, based on the notion of harmony and balance, employing the ideas of moderation and prevention.
•	Dietary Supplements - a product that contains vitamins, minerals, foods, botanicals, amino acids and is intended to supplement the usual intake of these substances.
•	Nutraceuticals - Food, or parts of food, that provide medical or health benefits, including the prevention and treatment of disease.
•	Health Food - A food believed to be highly beneficial to health, especially a food grown organically and free of chemical additives.

More than 300 million people sought TCM at Chinese hospitals in 2008.   China’s production in this sector was valued at US $29.25 billion (RMB 200 billion) in 2008, and is expected to double to US $58.5 billion (RMB 400 billion) within ten years.   Experts at the 2009 International Conference for Bio-economy (BioEco 2009) predict China as the fifth largest TCM market worldwide in 2010 after the U.S., Japan, Germany and France.

The Chinese government seems to be dedicated to fully integrating TCM into its existing health care system and provides 85% of China’s rural population the benefit of TCM health services. In May 2009, the China State Council issued a set of policies, including more government investment, to support the sector's development.

China’s exports of TCM products reached US $1.3 billion in 2008, compared with US $720 million in 2003.  In 2008, China experienced substantial growth in TCM imports and exports, exporting TCM products to 154 countries and regions worldwide.  These 2008 levels were all time highs for the TCM market, according to the Chinese Medicines and Health Products Import and Export Chamber of Commerce.  The export earnings in 2008 represented a 10.94% increase from 2007.

Tremendous worldwide growth in the organic soy foods industry has occurred over the last two decades as consumers seek healthy dietary alternative sources of protein.  From 1992 to 2008, U.S. soyfood sales increased from $300M to $4B, with 32% of Americans consuming soyfoods.  From 2000 to 2007, U.S. food manufacturers introduced over 2,700 new foods with soy as an ingredient. The demand for dietary supplements is escalating, with Asia Pacific accounting for $22.6B, or 44% of the world market, followed by North America’s $16B, or 32% of the world market.  China is unquestionably the Asia Pacific leader with a $746M protein powder and $1B calcium market.  The dietary supplement market in India is currently growing 12 to 15% per year, with soy protein playing a dominant role in this growth spurt.   The nutraceutical industry in the U.S. is $86B, and this figure is slightly higher in Europe’s market.   Japan’s nutraceutical industry represents approximately 25% of their $6B total annual food sales, with 47% of the Japanese population consuming nutraceuticals.

Business

Yida is a substantial player in China’s agricultural industry in Henan Province with its farming and raw material processing enterprise.  Mr. Feng Hexi purchased Yida in 2000 and restructured it into a private enterprise.  Currently, Yida has over 150 employees, including 50 engineers and technical staff.  Yida’s 9,060 acres of farm land - under expansion to 11,943 acres - supports its 269,000 square foot processing facility.  The processing facility consists of four existing edible oil production lines with two additional deep processing lines expected to become operational in May 2011 and September 2011.  The deep processing lines are expected to be utilized to further process byproducts resulting from the initial processing of Yida’s crops, allowing these byproducts to be marketed as a raw material for a variety of consumer products.  The two deep processing lines are expected to produce isoflavones, saponins and soy proteins for sale to the natural medicine industry, significantly increasing our sales volume and profits.

Farming Expansion

Yida’s proposed expansion includes the addition of 2,883 acres of farm land situated in Jiaozuo with a rich surface and underground water supply of 1.6 billion and 12 billion cubic meters, respectively. This expansion will allow Yida to control 11,943 acres of farm land. This expansion will add 450 new water wells to complement the existing 1,480 wells, resulting in approximately  6 acres per well.  Additionally, 443 pieces of new farm equipment will be added to its inventory of farm machinery.  The farm land expansion is scheduled for completion in March 2011, and is expected to help increase the existing internal supply of soybeans for deep processing of isoflavones, saponins and soy proteins.

Processing Facility Expansion

The first deep processing line is under construction and is scheduled to be operational in May 2011.  This new line will have an annual capacity of 5,500 tons of soy proteins, 13 tons of isoflavones and 13 tons of saponins.  The second line will have the same capacity and is scheduled for operation by September 2011.  Yida’s four existing production lines are compatible with the new deep processing lines.  It is anticipated that the new lines will process soybean pulp into soy protein and soybean molasses, which will be deep processed into soy protein, isoflavones and saponins.  Yida intends to sell these raw materials to pharmaceutical companies that specialize in the natural medicine market.  Agricorp expects this expansion to help to improve its financial performance.  Yida has already received non-binding letters of intent from three pharmaceutical companies to purchase the soy proteins, isoflavones and saponins from the new lines.

Soybeans	Isoflavone Extract

The new deep processing line provides a seamless extension of existing oil refining lines and will extract Soy Protein, Isoflavone and Saponin to be sold to the medical and health food industry.

Production

As one of the largest agricultural and processing enterprises in Henan Province, Yida cultivates farm land covering an area of 9,060 acres which provides a reliable supply of soybeans for our edible oil production. Over the years, Yida has selectively acquired soybean and peanut seeds to develop a self supply of planting seeds.  The seeds are reproduced to incorporate a variety of beneficial traits to maximize production in the Jiaozuo environment.  Currently, Yida’s inventory of these hybrid peanut and soybean seeds provide 100% self supply for its planting needs.

Once Yida’s farm base is expanded, we expect it to grow all of its raw materials needed for deep processing soy proteins, isoflavones and saponins.  In addition to price protection against fluctuating markets, supplying all of its own raw materials should give Yida the ability to control soybean protein content, which in turn should give it a competitive edge in marketing our products to the to the pharmaceutical companies.  Yida’s anticipated 32% expansion to 11,943 acres is expected to sharpen this current advantage and strengthen its position as a leading agricultural company.   Its 1,480 existing wells provide approximately one well per 6 acres of farm land.  The substantial underground water source helps to protect Yida from many of the adverse affects of drought.   Indeed, recent landmark drought conditions had no impact on Yida’s production.

Yida’s vast planting area protects the purity of seed breeds by preventing unwanted cross-contamination from adjacent inferior species that commonly migrate between farm operations throughout Henan Province.  Yida has secured long term leases of large land parcels to buffer its seed cultivation.   As a result, its crops such as wheat, soybean, peanut and sweet potato maintain superior characteristics over crops grown in surrounding farmlands.  Several technically advanced seed companies have capitalized on Yida’s unique position.  The Henan Kaide Seed Technology Co., Ltd., Wenxian Keyuan Seed Co., Ltd. and Wuzhi Nongke Seed Companies have established cooperative relations with Yida to cultivate high quality planting grade wheat seeds.  This is a high margin business for Yida.  The gross margin for wheat seed cultivation is 39%.  The cooperative team is dedicated to developing advanced seed breeds and monitors all applicable farming methods to improve Yida’s competitive edge.

Edible Oil Processing

With a planting base of 9,060 acres, Yida is one of the largest edible vegetable oil producers and dealers in Henan Province.  Yida’s main products currently include edible vegetable oils such as soybean oil and peanut oil.  The edible oil industry in China is volatile at times. Yida has the ability to efficiently switch from soybean cultivation to a variety of economic crops.  From 2007 to 2009, edible oil prices varied greatly and Yida was able to avoid losses with emphasis on its economic crops.  We believe that Yida’sexpansion into the natural medicine sector will diversify its income, increase profitability and provide the opportunity to capture profits when oil prices are high

Yida has four existing production lines:

1.	The soybean line can treat 500 tons per day with an average oiling rate (efficiency rate) of 16% -17% for 83 tons/day output;
2.	The peanut line capacity is 600 tons/day with an average oiling rate of 40% and output of 240 tons;
3.	The refining line capacity is 300 tons of oil per day;
4.	The bottling line capacity is 60,000 bottles per day.

The production equipment and technical system is designed with advanced equipment and automated control systems.  Utilizing American, Japanese and German technology, Yida’s advanced processing capability and automated control equipment provide highly efficient product processing.

Yida is properly licensed to produce Grade I (highest quality) to Grade IV (lowest quality) edible refining oils.  Many industry peers can only produce Grade III and Grade IV oils.  In the area, Yida is the only company licensed for producing this full-range of refining oils.  Yida is compliant with ISO 9001 standards to ensure consistent production quality.

Flow Chart for Current Edible Oil Products

Deep Processing

Yida is constructing a deep processing line which is expected to be operational in May 2011 and a second deep processing line is expected to be operational September 2011.  The lines are expected to produce high-value added products such as soy proteins, isoflavones and saponins.  The annual production capacity for the line is 5,500 tons of soy proteins and 13 tons of isoflavones and 13 tons of saponins.  The production process is as follows:

(1) Preprocessing

Sieve raw soybeans into the steel silo drums then upgrade into the quenching tower with warehouse scraper and bucket and dry to approximately 10% water content to facilitate separation of kernel and peel.  Remove stones and iron.  Soybean crusher will breakdown to 4-6 petal and separate kernel and peel.  Soybean peel enters the embryo rolling machine for softening.  Control of soybean embryos film to be approximately 0.3mm, (destruct cell walls as much as possible, in order to facilitate oil extraction). Embryo water film will be adjusted to 9% -10% by drying machines.  Separate the oil meals with extractor.

(2) Leaching Refining

Soaking of bean embryos with #6 solvent oil extraction for obtained mixed oil.  Separate the solvent from the mixture oil by the pre-evaporator the second evaporator and the stripper tower.  After condensation, participate in the next cycle; crude oil (control the volatile matter < 0.3%) is measured into the refining plant, after hydration degumming, alkali refining de-acidification and de-colorate by de-colorizer. Separate the bleaching agent through filter process.  Deodorize oil at deodorization tower for finished edible oil.  Remove fat and oil with steam process and separate the solvent from the bean pulp. After the solvent is congealed and the soybean pulp has cooled it is crushed into 40-80 objective soybean flour through the hammer mill to prepare for further processing.

 (3) Preparation of Protein Concentrate (deep processing begins with this step):

After grinding soybean, flour enters the extractor.  Product is filtered for 30-40 minutes at 122F, 7-10 times to achieve 60-70% water ethanol extraction with continuous stirring.  After filtering, the bean dregs and whey liquid are separated, dried, de-solvatized and packaged after dehydration.  Concentration of ethanol solution will enable protein denaturation and decrease solubility, while the oligosaccharides, saponins, isoflavones and other substances become very soluble in ethanol solution.  Separation of the protein from the alcohol solution occurs; it is then washed two times with 70% -80% of the water ethanol. Washing temperature is 158F and each immersion is 10-15 minutes.  Product is vacuum dried to obtain protein concentrate.  Ethanol is dried and removed after distillation to be recycled in the next circulation.

(4) Main process of preparation of saponins:

Extraction liquid is obtained by separating out the whey proteins.  The remaining product is rich in oligosaccharides, saponins and isoflavones.  Decompress and concentrate with the concentrator, recycle ethanol and place concentrated liquid into extractor.  Add equal amounts of alcohol and water solvents (butanol: water = 1:1) to soak, with full mixing and let stand for 2-3 hours.  Soybean saponin is easily soluble in alcohol and free sugars are soluble in water.  To evaporate and concentrate the butanol alcohol layer under conditions of decompression, solvent is recycled; the remaining substances penetrate the freeze-dried extracts of soybean saponin.

Environmental Impact

Yida is dedicated to developing technical improvements that save energy and reduce waste. Water and steam are recycled at the oil processing plant resulting in minimal environmental impact.  Yida uses bio-pesticides on the farm and it is anticipated that the two new deep processing lines will use an alcohol leaching method that meets pollution free standards.  Additionally, the new processing line construction includes a waste water treatment system to treat living waste water generated by workers.

Sales and Marketing

Deep Processing (Value-Added) Products

With the success of its current soybean oil products, Yida is seeking to extend its business line into high-value added deep processing products to sell to pharmaceutical companies.  The company is constructing a deep processing line which is expected to be operational in May 2011 and a seconf deep processing line is expected to be operational September  2011.   The new lines are designed to work congruently with Yida’s existing four lines and are expected to produce soy proteins, isoflavones and saponins using Yida’s own supply of raw materials.

Deep processing products such as soy proteins, isoflavones and saponins have much higher profit margins than the related edible oil business.  Isoflavones and saponins are purchased by pharmaceutical companies for the well-established and fast growing TCM industry.

Yida has obtained non-binding letters of intent with the following three companies for orders of soy protein, isoflavones and saponins.

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Henan Huaiqing Pharmaceutical Co., Ltd. (formerly Jiaozuo Chinese Medicine Factory) has signed a non-binding letter of intent with Yida for the purchase of isoflavones and saponins for its natural medicine products.  The company is a key pharmaceutical company in Henan and an advanced enterprise at the provincial level.  Located in Jiaozuo, the company’s factory covers an area of 904,000 square feet with a total investment of US $43M (RMB 292M).

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Pingguang Pharmaceutical Group has signed a non-binding letter of intent for the purchase of isoflavones and saponins for its natural medicine products. The company is a specialized pharmaceutical group incorporating medicine manufacturing, import and export, research and development and trading.  Jiangsu Pingguang Xinyi (Jiaozuo) Chinese Medicine Co., Ltd. is a member of Pingguang Pharmaceutical Group.  With total assets of US $5.1M (RMB 35M) and over 180 employees, the company manufactures 39 types of medicines among which the “Wujin Oral Liquid” is a national protected Chinese medicine.  The company currently is undergoing a substantial expansion to be able to process our products.

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Heilongjiang Shuanghe Songnen Soybean Bioengineering Co., Ltd. has also signed a non-binding letter of intent for purchase of isoflavones and saponins for its natural medicine products.  It is a national technological enterprise with soybean deep processing as a major business application and a leading agricultural industrialization enterprise in Heilongjiang Province.  Its market sales capacity exceeds its own deep processing production so it will purchase raw materials from Yida.

Soy Protein	Isoflavone

Each of the new production lines can produce up to 5,500 tons of soy protein and 13 tons of isoflavones and 13 tons of saponins annually.  This raw material supply for natural medicine is expected to be a new growth area for Yida.

Soybean raw material is a major production cost for soybean oil and healthcare product processing companies.  The large fluctuation of soybean prices in international markets gives the processing companies great difficulties in controlling production costs.  (See the following chart)

Chart Soybean Futures Quotes

Source: CME - Yida’s autumn soybean harvest will provide 100% self supply for deep processing production, a substantial advantage over its competitors.

Chinese cultivated soybeans are Non-GMO soybeans which are thought to be healthier than GMO soybeans (Japan requires imports to be Non-GMO).  Currently in China only 5% of edible soybean oil raw materials are domestically cultivated non-GMO soybeans while 95% of raw materials are imported soybeans.  Therefore, we believe our raw materials have an advantage over foreign competitors.

Edible Oils

Currently in China, there is excess production capacity in the edible oil market.  Most of the processing companies are located in coastal areas.  The Chinese government enforces a sales radius restriction of approximate 500 kilometers to ensure fresh product and protect markets.  The production and supply of edible oil in Central China is moderate.

As of the end of 2009, the population in Henan was 99.67 million.  The large population in the local area ensures strong demand for edible oil.   As a living necessity, edible oil is anti-cyclical.   The industry is stable and it provides Yida with a reliable cash flow for its daily operations.

Yida’s current main edible oil competitor is Zhengzhou Yangguang Group, a joint venture of US investors, HK investors and the Henan Import and Export Company.  Zhengzhou Yangguang has larger financial resources than Yida; however its location in Zhengzhou for the sales to Shanxi, North-West of Yu is poor.

Yida sells its oils primarily through agents without contract.  Its top 5 agents account for 43% of its total sales, with an average commission of US $22 (RMB 150) per ton.  The agents are responsible for pick-up and delivery, paying 100% cash in advance for all products.   Prior to the Mid-Autumn Festival and the Spring Festival, many local residents pool their purchasing power to make group purchases accounting for 15% to 20% of Yida’s annual oil sales.

Currently, oils are sold primarily under the brand name of Xilinmen, targeted at the middle to high end market.   Yida has other brands, Fumanchu and Jinsifu, targeted at the lower end market.  Its sales staff is responsible for distributing product to agents and determining daily oil pricing.  The sales staff is paid “salary + bonus” with no written contract and the bonus schedule is determined by Mr. Feng Hexi, Yida’s CEO.

Grade 2 vegetable oil is sold primarily to upper income consumers in luxury packaging and 5-star hotels and restaurants in bulk packaging. Grade 4 oil is marketed to lower income consumers and wholesale customers.

Wheat

Yida’s wheat seed cultivation yields a 39% gross margin.  Its wheat planting is conducted as cooperative business between Yida and three seed companies:  Henan Kaide Seed Technology Co., Ltd., Wenxian Keyuan Seed Co., Ltd. and Wuzhi Nongke Seed Co., Ltd.  Seed companies provide Yida with wheat seeds free of charge.  Seed companies then instruct, guide and train Yida on how to grow the wheat for optimal results.  When the wheat is harvested, the seed companies will confirm that product quality requirements have been met.  The seed companies then purchase the entire harvest.  The wheat grown by Yida to be purchased back by the seed companies is sold to surrounding local farmers as seeds. The seed companies pay Yida 10% over market value for their seeds because the Yida seeds are of planting quality which is superior to ordinary wheat sold for food.

There are two kinds of wheat planted in China:  Spring Wheat and Winter Wheat.  Spring Wheat is planted in Northeast China.  Due to its low quality, Spring Wheat is not welcomed by most consumers and only the local people of Northeast China consume Spring Wheat.  Winter Wheat is planted in several provinces such as Henan, Shandong and Anhui.  Approximately 50% of all wheat consumed by non-wheat producing provinces is grown in Henan province.  Seed companies have advanced R&D teams to cultivate new breeds of seeds with superior characteristics such as high yield and disease and pest resistance.  These top quality seeds are highly valued by local farmers for planting.  Competition in the wheat seed business is low due to the difficulty in acquiring large farm lands and modern farming equipment.

Economic Crops

Yida also cultivates economic crops and usually can sell all crops produced, providing a good cash flow. There is little competition for these economic crops.  These crops are typically purchased by local dealers at the farm, avoiding any transportation costs.  Yida determines the types of crops to grow according to temperature, climate and market demand.  Currently Yida is growing new sweet potato.

New sweet potatoes are a high-production, high-value economic crop providing good cash flow

The Company plants soybean providing a reliable product source to process edible oil and deep processing of soy protein, saponins and isoflavones.

 Peanut cultivation, a good economic crop with strong market demand.

Medical Benefits of Soybeans

Research indicates that soy protein, soy isoflavone and soy saponin may provide significant medical benefits.

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Soy protein - it is very low in fat, contains no cholesterol and contains phytochemicals. The main phytochemicals in soy protein are isoflavones, saponins and phytc acid.  These phytochemicals are strong antioxidants and have many other properties.  It is believed that soy protein and its associated phytochemicals reduce heart disease, osteoporosis, cholesterol levels and the risk of cancer.

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Isoflavone (ī′sō flā′vōn′) - Phytoestrogen compounds that are extracted from soy, such as daidzein, genistein, and glycitein, are known as soy isoflavones. They are commonly used to alleviate the effects of menopause, PMS, and other female hormone-related conditions.  They have been shown to help improve bone density, protect against bone loss, reduce cholesterol levels, and benefit people with prostate problems.

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Saponin (sap´o-nin) - any of a group of glycosides widely distributed in plants.   Saponins are plant-based anti-inflammatory compounds that may lower cholesterol and prevent heart disease as well as some cancers.

The benefits of soy products are supported with volumes of favorable medical research.  There are well established growing markets for natural medicine, health food, dietary supplements and various personal care products in China and worldwide. In the past two decades, most research has centered on one particular group of naturally-present chemicals, the isoflavones. Isoflavones are essentially unique to the soybean.  Isoflavones are a class of phytoestrogens—plant-derived compounds with estrogenic activity. Soybeans and soy products are the richest sources of isoflavones in the human diet.   Below is a summary of some of the most important medicinal benefits that may be derived from soybeans:

Cancer

The number of global cancer deaths is projected to increase 45% from 2007 to 2030 (from 7.9 million to 11.5 million deaths annually), influenced in part by an increasing and aging global population. The U.S. National Cancer Institute first began seriously investigating the potential for soy to reduce cancer risk nearly 20 years ago.  Interest in this area was stimulated in part by the observation that soyfood consuming countries have relatively low breast and prostate cancer rates. Researchers also recognized that soybeans contain several compounds that may have cancer-protective qualities.

•	High-soy consumers were found to be about 30% less likely to report having breast cancer than Asian women who consumed relatively little soy.
•	Breast cancer risk reduction from 28 to 60% when soy intake occurs at younger ages.
•	Rates of prostate cancer are relatively low in soyfood-consuming countries.
•	Studies involving Asian men who consumed the most soy were almost 50% less likely to have prostate cancer than those who consumed relatively little soy.
•	A recent National Cancer Institute study reported that Isoflavone Genisten markedly reduced the ability of a malignant cell to invade tissue in prostate cancer patients.
•	Men with unsuccessful prostate cancer treatment benefit from soy isoflavones.
•	Many animal studies show that isoflavones and isoflavone-rich soy protein inhibit prostate tumors.

Diabetes

With obesity reaching epidemic proportions, the U.S. Centers for Disease Control (“CDC”) estimates that 18 million Americans have diabetes. Increased rates of diabetes have resulted in a dramatic rise in the incidence of kidney or renal disease, which is often a complication of diabetes.

•	Soy appears to positively impact cardiovascular health and kidney health, organs known to be particularly vulnerable to diabetes.
•	A recent prospective study found that, among Chinese postmenopausal women with a body mass index of <25 kg/m2, the risk of glycosuria was reduced by about two-thirds in high- versus low-soy consumers.

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A study of 173 postmenopausal women from Hong Kong found habitual soy protein intake was inversely related to fasting serum glucose levels in women with baseline fasting glucose levels above the median.

•	The low glycemic index of soy foods suggests they can help control diabetes and obesity.
•	Studies show soy protein can play a beneficial role in renal function.
•	When healthy subjects were given an equivalent 80g dose of either soy protein or meat protein, the soy protein produced favorable effects on kidney function relative to the meat protein.

Cholesterol and Heart Health

Coronary heart disease (“CHD”) is substantial in the United States, with almost 17 million Americans diagnosed. Approximately 1/2 of men and 2/3 of women in America will develop CHD after age 40. Soyfoods may favorably affect several CHD factors, including elevated blood pressure8 and damaged arteries.

•	In 1995, a comprehensive statistical analysis that included 34 studies showed conclusively that soy protein lowered LDLC.
•	In 1999, the Food and Drug Administration asserted that 25 grams of soy protein per day, as part of a diet low in saturated fat and cholesterol, may reduce the risk of heart disease.
•	Estimates suggest soy protein lowers LDLC 3 to 5%, lowering CHD risk 10 to 15%.
•	The American Heart Association (“AHA”) has stated that soy protein as a replacement for animal protein products may provide cholesterol-lowering benefits.
•	Soy diets have been shown to lower cholesterol by as much as 30 percent.
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Studies suggest that soy protein may lower blood pressure, make LDL less atherogenic and that isoflavones in soybeans directly improve the health of coronary arteries by improving systemic arterial compliance and vascular reactivity. For example a Southern China study found that higher soyfood intake was associated with 44 to 82% reduction in the risk of stroke among men and women.

Soy and Osteoporosis

A worldwide problem, osteoporosis is the most prevalent metabolic bone disease in developed countries including the United States. Since overall diet is known to influence bone health, there is considerable interest in the possible skeletal benefits of soyfoods, particularly isoflavones.

•	Studies show that higher Asian soy intake is positively associated with higher bone mineral density.
•	A three-year Italian study found spinal bone loss decreased by approximately 12% in the placebo group whereas in the group given the isoflavone Genisten, BMD increased by 9%.
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Two prospective Asian epidemiologic studies concluded that relative risk among high-soy consuming postmenopausal women was lower by approximately one-third in comparison to women who consumed relatively little soy.

Menopause and Hot Flashes

Soyfoods are a rich, and essentially unique, dietary source of isoflavones.  Isoflavones are often referred to as phytoestrogens because they have a similar chemical structure to the hormone estrogen and exert estrogen-like effects under certain conditions. For many women, hot flashes are a classic sign of menopause, and the most common reason for seeking treatment.  A hot flash produces a sudden sensation of warmth or even intense heat that spreads over various parts of the body, especially the chest, face and head.  In about 10 to 15% of women with hot flashes, the symptoms are frequent and severe. Hot flashes can greatly impact quality of life for many women.  Although the hormone estrogen is known to alleviate hot flashes, for many reasons a large portion of menopausal women prefer to seek relief with a more natural, non-pharmaceutical approach.  Clinical evidence suggests that soyfoods may offer one such approach.

•	Japanese women report having fewer hot flashes than European and North American women. And among Japanese women, those who consume the most soy have fewer hot flashes.
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More than 50 hot flash trials evaluating the efficacy of isoflavone-containing products have been conducted. There is clinical evidence indicating that isoflavone supplements may offer an effective treatment for hot flashes.

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In a comprehensive analysis evaluating the effects of isoflavone supplements, not whole soyfoods, isoflavone supplements were found to reduce the frequency and severity of hot flashes by approximately 50%.

Competition

The Chinese edible oil industry is highly competitive, yet we believe Yida has significant competitive advantages over its peers:

•	Yida will be the only supplier of isoflavones and saponins in Henan Province.
•	Its existing 9,060 acres of Yida farm land is substantial.
•	Yida’s substantial underground water source helps to protect it from many of the adverse affects of drought.
•	1,480 developed water wells with underground piping in place and farm expansion includes 450 additional wells.
•	Self-supplied soybeans following its farm expansion is expected to shelter Yida from price fluctuation risks and ensure the quality of its raw materials.
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Low cost factors including the common family farming background in China, large-scale mechanized cultivation, location within China's largest grain and oil-producing areas, low acquisition cost of raw materials, low transportation cost, strategic location near densely populated areas with low-cost human resources.

•	Fully integrated soybean processing chain designed for unified adaption to new deep processing line extension.
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The only Henan company with an energy efficient and pollution free deep processing line using an alcohol leaching method, as compared to the competing acid method which generates highly polluted waste water.

•	Adaptable sell-or-use strategy to control cultivation, edible oil and deep processing production.
•	Modern mechanized farm equipment provides superior efficiency compared to the majority of small farm operations.

Employees

As of February 7, 2011 Agricorp and its subsidiaries had 84 full-time employees, including 9 management and supervisory personnel, 52 production workers, 4 sales and marketing personnel, 14 administration personnel, 6 accounting personnel and 5 employees engaged in research and development.

Seasonality

Wheat is harvested in June of each year and peanuts and soybeans are harvested in September and October of each year. External sales of wheat are made in June and external sales of peanuts and soybean are made in the fourth quarter and first quarter of each year. Yida uses its own grown peanuts and soybeans in its vegetable oil processing operations during the fourth and first quarter. As a result, cost of sales of vegetable oils is relatively lower in those quarters.

Intellectual Property

The Company does not own any patents.

Set forth below is a list of the trademark applications that we have submitted for trademark registration:

Jurisdiction	Trademark Description	Application No.	Trademark Status	Application Date
China	Jiachuxilinmen	5286095	Pending Approval	April 14, 2006
China	Jinsinfu	5002743	Pending Approval	November 15, 2005
China	Fumanchu	5002721	Pending Approval	November 15, 2005
China	Cancanxilinmen	5286096	Pending Approval	April 14, 2006

Private Placement of Convertible Notes and Warrants of China Agricorp, Inc.

On August 26, 2010 and September 30, 2010 Agricorp entered into Subscription Agreements with investors pursuant to which the investors agreed to and purchased, for an aggregate purchase price of $2,930,000, 10% convertible promissory notes (the “Notes”) in the aggregate principal amount of $2,930,000 and warrants to purchase common stock of Agricorp (the “Warrants”).  All outstanding principal and accrued interest on the Notes are due on August 26, 2010. The outstanding principal amount of the Notes bear interest at the rate of 10% per annum. Interest is payable quarterly on the last business day of each fiscal quarter of Agricorp.  The Notes are secured by a Non-Recourse Guaranty by certain management principals of Agricorp and Sky Harmony Ecological Technology Limited, a British Virgin Islands company, which has pledged 7,473,800 shares of Agricorp’s Common Stock to a collateral agent for the investors in order to secure such guaranty.

A portion of the proceeds of the sale of the Notes and Warrants is being held in escrow by Interwest Transfer Company (“Interwest”) pursuant to an Escrow Agreement dated as of July 22, 2010 between the Company and Interwest. Such funds have been used to fund the first two payments of interest on the Notes and will be used to fund the third payment of interest on the Notes when due.

The Notes shall automatically convert into the Company’s securities at a 50% discount to the price at which such securities are sold in a “Qualified Financing, which term is defined as the sale by the Company of its capital stock in a capital raising transaction, for aggregate gross proceeds to the Company of at least $15 million.

The Warrants issued to the investors are exerciseable at any time during the five-year period commencing on the first anniversary of their date of issuance, except that the warrants shall be null and void and unexerciseable if, prior to such one year anniversary, the Notes are automatically converted into Common Stock. The number of shares for which a Warrant issued to each investor is exerciseable equals the principal amount of the Note issued to the investor divided by the exercise price of the Warrant. The exercise price per share of the Warrant equals the lesser of $2.50 and 50% of the price per share of the Common Stock (or common stock equivalent) issued by the Company in a Financing (as defined in the warrant).

In connection with the issuance of the Notes and Warrants, the Company entered into a Registration Rights Agreements with the investors covering the resale of shares of the Company’s Common Stock issuable upon conversion of the Notes and exercise of the Warrants

DESCRIPTION OF PROPERTY

Facilities

Yida is located in Henan Province, one of the largest agricultural provinces in China. Its oil processing factory is situated on a 342,000 square feet lot with a building area of over 269,000 square feet.

Set forth below is a table containing certain information concerning the location and area of each of Yida’s farm lands and the terms under which such properties are leased.
Name of Farm	Area (Mu)/(Square Meters)	Location	Lessor	Lessee	Lease Commencement Date	Lease Expiration Date	Rent per Year ($)
Huanghetan Farmland	25,000.00/ 16,666,666.67		Wanbo Chen	Jiaozuo Yida Vegetable Oil Co., Ltd.	6/1/2006	6/1/2016	$1,346,153.85	[i]
Dongzhou Village, Beileng Town, Wen County Farmland	3,000.00/ 2,000,000.00	Dongzhou Village, Beileng Town, Wen County, Jiaozuo, Henan	Dongzhou Village, Beileng Town, Wen County	Jiaozuo Yida Vegetable Oil Co., Ltd.	6/1/2006	6/1/2016	$161,538.46	ii
Xinanleng Village, Beileng Town, Wen County Farmland	2,000.00/1,333,333.33	Xinanleng Village, Beileng Town, Wen County, Jiaozuo, Henan	Xinanleng Village, Beileng Town, Wen County	Jiaozuo Yida Vegetable Oil Co., Ltd.	6/1/2006	6/1/2016	$107,692.31	iii
South Village Farmland	1,703.69/ 1,135,793.33	South of Mazhuang Village, Zhouzhuang Town, Xiuwu County, Jiaozuo, Henan	Villagers Committee of Mazhuang Village of Zhouzhuang Town of Xiuwu County	Jiaozuo Yida Vegetable Oil Co., Ltd.	10/1/2007	9/30/2017	$157,263.69	iv
Mazhuang Village, Zhouzhuang Town, Xiuwu County Huanghetan Farmland	1,700/ 1,133,333.33	Mazhuang Village, Zhouzhuang Town, Xiuwu County, Jiaozuo, Henan	Mazhuang Village, Zhouzhuang Town, Xiuwu County,	Jiaozuo Yida Vegetable Oil Co., Ltd.	6/1/2009	5/31/2024	$156,923.08	[v]
Tanlu Zhuang, Wenquan Town, Wen County Huanghetan Farmland	17,000/11,333,333.33	Tanlu Zhuang, Wenquan Town, Wen County, Jiaozuo, Henan	Tanlu Zhuang, Wenquan Town, Wen County	Jiaozuo Yida Vegetable Oil Co., Ltd.	6/1/2009	5/31/2024	$915,384.62	vi

Zhujia Zhuang, Nanzhangqiang Town, Wen County Farmland	7,000/ 4,666,666.67	Zhujia Zhuang, Nanzhangqiang Town, Wen County, Jiaozuo, Henan	Zhujia Zhuang, Nanzhangqiang Town, Wen County	Jiaozuo Yida Vegetable Oil Co., Ltd.	6/1/2009	5/31/2024	$376,923.08	vii
Zhujia Zhuang, Nanzhangqiang Town, Wen County Farmland	9,000/ 6,000,000.00	Zhujia Zhuang, Nanzhangqiang Town, Wen County, Jiaozuo, Henan	Zhujia Zhuang, Nanzhangqiang Town, Wen County	Jiaozuo Yida Vegetable Oil Co., Ltd.	9/1/2008	8/31/2023	$484,615.38	viii
Liaoyu Village, Sishui Town, Xingyang City, Huanghetan Farmland	10,000/6,666,666.67	Liaoyu Village, Sishui Town, Xingyang City, Henan	Liaoyu Village, Sishui Town, Xingyang City	Jiaozuo Yida Vegetable Oil Co., Ltd.	6/1/2009	5/31/2024	$538,461.54	ix
Qingjinggou Village, Sishui Town, Xingyang City, Huanghetan Farmland	13,000/ 8,666,666.67	Qingjinggou Village, Sishui Town, Xingyang City, Henan	Qingjinggou Village, Sishui Town, Xingyang City	Jiaozuo Yida Vegetable Oil Co., Ltd.	6/1/2009	5/31/2024	$700,000	[x]
South Village Farmland	1,670.75/1,113,833.33	South of Yanglou Village, Zhouzhuang Town, Xiuwu County, Jiaozuo, Henan	Villagers Committee of Yanglou Village of Zhouzhuang Town of Xiuwu County	Jiaozuo Yida Vegetable Oil Co., Ltd.	10/1/2007	9/30/2017	$154,223.08	xi
South Village Farmland	1,015.00/676,666.67	South of Dongchangwei Village, Zhouzhuang Town,Xiuwu County,Jiaozuo,Henan	Villagers Committee of Dongchangwei Village of Zhouzhuang Town of Xiuwu County	Jiaozuo Yida Vegetable Oil Co., Ltd.	10/1/2007	9/30/2017	$93,692.31	xii
Total	92,089.44/61,392,960.00

i This is the first year rent. The rent will be adjusted according to market condition after the first year.
ii This is the first year rent. The rent will be adjusted according to market condition after the first year.
iii This is the first year rent. The rent will be adjusted according to market condition after the first year.
ivThis is the first year rent. Starting from the second year, the annual rent should be calculated as follows: before September 20 of each year, the Lessee should pay the September market price of 0.60 kilogram wheat per square meter multiplied by the total area leased, if the market price is below $0.14/square meter, $0.14/square meter shall be adopted.

v This is the first year rent. The rent may be adjusted according to market conditions after the first year.
vi This is the first year rent. The rent may be adjusted according to market conditions after the first year.
vii This is the first year rent. The rent may be adjusted according to market conditions after the first year.
viii This is the first year rent. The rent may be adjusted according to market conditions after the first year.
ix This is the first year rent. The rent may be adjusted according to market conditions after the first year.
x This is the first year rent. The rent may be adjusted according to market conditions after the first year.
x1 This is the first year rent. Starting from the second year, the annual rent should be calculated as follows: before September 20 of each year, the Lessee should pay the September market price of 0.60 kilogram wheat per square meter multiplied by the total area leased, if the market price is below $0.14/square meter, $0.14/square meter shall be adopted.
xii This is the first year rent. Starting from the second year, the annual rent should be calculated as follows: before September 20 of each year, the Lessee should pay the September market price of 0.60 kilogram wheat per square meter multiplied by the total area leased, if the market price is below $0.14/square meter, $0.14/square meter shall be adopted.

Yida has been granted a state-owned land use right by Jiaozuo City People’s Government. The land for which the land use right is granted has a total area of 31,770.21 square meters. The land is located at the Fengshou Road West, Jiaozuo City, Henan Province. The State-Owned land use right with a title certificate No. Jiaoguoyong (2003) No. 113 shall expire on March 6, 2053.

Set forth below is a table containing certain information concerning the building property title certificate of Yida.

Building Property Title Certificate No.	License-Issuing Authority	Owner	Location of the Building	Area (square meters)
Jiao Fangquanzheng Jie Zi No. 0190100869	Jiaozuo City Housing Administrative Bureau	Jiaozuo Yida Vegetable Oil Co., Ltd.	South of Fengshou Road, Jiefang District	327.65
Jiao Fangquanzheng Jie Zi No. 0190100870	Jiaozuo City Housing Administrative Bureau	Jiaozuo Yida Vegetable Oil Co., Ltd.	South of Fengshou Road, Jiefang District	688.19
Jiao Fangquanzheng Jie Zi No. 0190100871	Jiaozuo City Housing Administrative Bureau	Jiaozuo Yida Vegetable Oil Co., Ltd.	South of Fengshou Road, Jiefang District	675.13
Jiao Fangquanzheng Jie Zi No. 0190100872	Jiaozuo City Housing Administrative Bureau	Jiaozuo Yida Vegetable Oil Co., Ltd.	South of Fengshou Road, Jiefang District	30.94
Jiao Fangquanzheng Jie Zi No. 0190100873	Jiaozuo City Housing Administrative Bureau	Jiaozuo Yida Vegetable Oil Co., Ltd.	South of Fengshou Road, Jiefang District	76.53

Jiao Fangquanzheng Jie Zi No. 0190100874	Jiaozuo City Housing Administrative Bureau	Jiaozuo Yida Vegetable Oil Co., Ltd.	South of Fengshou Road, Jiefang District	43.56
Jiao Fangquanzheng Jie Zi No. 0190100875	Jiaozuo City Housing Administrative Bureau	Jiaozuo Yida Vegetable Oil Co., Ltd.	South of Fengshou Road, Jiefang District	14.85
Jiao Fangquanzheng Jie Zi No. 0190100876	Jiaozuo City Housing Administrative Bureau	Jiaozuo Yida Vegetable Oil Co., Ltd.	South of Fengshou Road, Jiefang District	557.01
Jiao Fangquanzheng Jie Zi No. 0190100877	Jiaozuo City Housing Administrative Bureau	Jiaozuo Yida Vegetable Oil Co., Ltd.	South of Fengshou Road, Jiefang District	206.25
Jiao Fangquanzheng Jie Zi No. 0190100878	Jiaozuo City Housing Administrative Bureau	Jiaozuo Yida Vegetable Oil Co., Ltd.	South of Fengshou Road, Jiefang District	778.05
Jiao Fangquanzheng Jie Zi No. 0190100879	Jiaozuo City Housing Administrative Bureau	Jiaozuo Yida Vegetable Oil Co., Ltd.	South of Fengshou Road, Jiefang District	43.56
Jiao Fangquanzheng Jie Zi No. 0190100880	Jiaozuo City Housing Administrative Bureau	Jiaozuo Yida Vegetable Oil Co., Ltd.	South of Fengshou Road, Jiefang District	256.13
Jiao Fangquanzheng Jie Zi No. 0190100881	Jiaozuo City Housing Administrative Bureau	Jiaozuo Yida Vegetable Oil Co., Ltd.	South of Fengshou Road, Jiefang District	33.79
Jiao Fangquanzheng Jie Zi No. 0190100882	Jiaozuo City Housing Administrative Bureau	Jiaozuo Yida Vegetable Oil Co., Ltd.	South of Fengshou Road, Jiefang District	33.79
Jiao Fangquanzheng Jie Zi No. 0190100883	Jiaozuo City Housing Administrative Bureau	Jiaozuo Yida Vegetable Oil Co., Ltd.	South of Fengshou Road, Jiefang District	74.36
Jiao Fangquanzheng Jie Zi No. 0190100884	Jiaozuo City Housing Administrative Bureau	Jiaozuo Yida Vegetable Oil Co., Ltd.	South of Fengshou Road, Jiefang District	873.80
Jiao Fangquanzheng Jie Zi No. 0190100885	Jiaozuo City Housing Administrative Bureau	Jiaozuo Yida Vegetable Oil Co., Ltd.	South of Fengshou Road, Jiefang District	377.30

Jiao Fangquanzheng Jie Zi No. 0190100886	Jiaozuo City Housing Administrative Bureau	Jiaozuo Yida Vegetable Oil Co., Ltd.	South of Fengshou Road, Jiefang District	33.12
Jiao Fangquanzheng Jie Zi No. 0190100887	Jiaozuo City Housing Administrative Bureau	Jiaozuo Yida Vegetable Oil Co., Ltd.	South of Fengshou Road, Jiefang District	219.18
Jiao Fangquanzheng Jie Zi No. 0190100888	Jiaozuo City Housing Administrative Bureau	Jiaozuo Yida Vegetable Oil Co., Ltd.	South of Fengshou Road, Jiefang District	41.29
Jiao Fangquanzheng Jie Zi No. 0190100889	Jiaozuo City Housing Administrative Bureau	Jiaozuo Yida Vegetable Oil Co., Ltd.	South of Fengshou Road, Jiefang District	634.20
Jiao Fangquanzheng Jie Zi No. 0190100890	Jiaozuo City Housing Administrative Bureau	Jiaozuo Yida Vegetable Oil Co., Ltd.	South of Fengshou Road, Jiefang District	26.88
Jiao Fangquanzheng Jie Zi No. 0190100891	Jiaozuo City Housing Administrative Bureau	Jiaozuo Yida Vegetable Oil Co., Ltd.	South of Fengshou Road, Jiefang District	1,049.44
Jiao Fangquanzheng Jie Zi No. 0190100892	Jiaozuo City Housing Administrative Bureau	Jiaozuo Yida Vegetable Oil Co., Ltd.	South of Fengshou Road, Jiefang District	24.40
Total Area (square meters)				7,119.4

Huge Storage Capacity

Yida has 3 steel silos, in which raw materials of 90,000 tons can be stored.  Yida has 3 warehouses in which raw materials of 12,000 tons can be stored and has 2 containers outside in which parts of raw materials can be stored.

Pre-treatment Automated Equipment

500 tons of soybeans and 600 tons of peanuts can be pre-treated daily in the pre-treatment production line.

The capacity of refining is 100 tons hourly in the high burning-point cooking oil production line.

Two Clean Production Lines (filling and refined packaging).

Testing equipment and strict quality control measures provide stable product quality.

Environmental Controls & Energy Conservation

Yida’s R&D center is based in the laboratory with a focus on quality and stability improvements by utilizing Yida department heads as cooperative researchers.  The R&D center also cooperates with a number of research institutions.

The Company believes that the foregoing properties are adequate for its present needs.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth the name and position of each of our current executive officers and directors.

Name	Age	Position

Hexi Feng	48	Chairman of the Board, Chief Executive Officer and Director

Chao He	29	Financial controller

Ming Liu	36	Director

Joseph Levinson	34	Director

Hexi Feng, became our Chairman of the Board, Chief Executive Officer and a director on August 24, 2010. Mr. Feng has been the Chairman of the Board of Yida since 2003 Mr. Feng is responsible for the formulation and deployment of the overall company strategy.  He has an undergraduate degree and over 16 years of related business experience and served in the army as the monitor of the radio headquarters.  In 1984, he was appointed as the Deputy Secretary of the Food Bureau, Jiaozuo City.  In 1998, he became the Director of the Oil Reserve Department of Jiaozuo City.

Chao He became our Financial Controller in December 2010. For approximately one year prior to his employment with Agricorp, Mr. He was working as an analyst for the Shanghai office of Primary Capital, LLC, an investment and consulting firm in the U.S. During the period between April 2008 and January 2010, Mr. He was a financial analyst at Hella Shanghai General Electronic Co., Ltd. Prior to that, he served as a financial consultant at Marzars Group (Shanghai), an international financial consulting and advisory company, during July 2007 through April 2008. Mr. He graduated from Shanghai Maritime University in 2006 with a Bachelor degree in Accounting and Management. Mr. He is a certified member of the Association of International Accountants.

Ming Liu became a director of the Company on September 27, 2010. Since 2006, Mr. Liu has been a director of Sino-American Capital Group, LLC, an advisory firm based in the People’s Republic of China which is engaged in developing business and financial relationships between the U.S. and the People's Republic of China. From October 2006 to February 2007, Mr. Liu was the CEO of Ubrandit.com, a public company listed on the OTC BB. In February 2007, Ubrandit merged with Advanced Green Materials, a company based in Harbin in the People’s Republic of China.   From 2004 to 2005, Mr. Liu was a member of the Board and Corporate Secretary to Advanced Battery Technologies, Inc., a Delaware holding Company listed on NASDAQ under the symbol ABAT whose Chinese subsidiary, ZQ Power-Tech, is engaged in the development and manufacture of lithium-ion batteries.  From 2003 to 2004, Mr. Liu was Secretary to the Board of ZQ Power-Tech.  From 1999 until 2003, Mr. Liu was Vice President of Harbin Ridaxing Science and Technology Co., Ltd., a technology provider located in Harbin, China.

 Joseph Levinson became a director of the Company on October 4, 2010. He has been a United States Certified Public Accountant for more than 14 years. He speaks, reads and writes Chinese fluently and has vast experience in China working with Chinese companies. He was previously a Manager in the banking practice of the New York office of Deloitte and Touche and was involved in numerous transactions involving complex financial structures. He also previously worked at KPMG in New York and Hong Kong. In the 1990s, Mr. Levinson served as an executive of Hong Kong Stock Exchange-listed China Strategic Holdings, where his major responsibilities included its subsidiary China Tire, one of the first Mainland Chinese companies to list on the NYSE. He is also the editor of Wall Street Guanxi: How Chinese Companies Can Maximize Their Value in the U.S. Capital Markets, a trade paperback published in Chinese by Beijing University Press in 2007.  Mr. Levinson graduated summa cum laude from the University at Buffalo in 1994 with a double major in accounting and finance.

Employment Agreements

Agricorp has not entered into employment agreements with any of its officers or other key employees.

Compensation of Officers and Directors

The following table sets forth information concerning cash and non cash compensation paid by Agricorp and its subsidiaries. to its chief Executive Officer in 2009 and 2010. No executive officer received compensation in excess of $100,000 for either fiscal 2010 or fiscal 2009.

Name and Principal Position	Year Ended	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)	Total ($)
Feng Hexi, CEO	12/31/2010	$40,000	-	—	—	—	—	—	$40,000
Feng Hexi, CEO	12/31/2009	$0	$46,153	—	—	—	—	—	$46,153

Agricorp does not currently pay any compensation to its non-officer directors.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CONTROL PERSONS; CORPORATE GOVERNANCE

Transactions with related persons

At December 31, 2009 Agricorp has a loan receivable due from Feng Hexi, the Chairman of the Board and Chief Executive Officer of the Company, for $193,192 consisting of an advance of $68,235 for the purchase of raw materials and a loan of $124,957 to pay new production line equipment deposits. The loan was non-interest bearing and had no fixed repayment terms. The loan was repaid in 2010.  As of September 30, 2010 Agricorp also has a related party payable to its Chief Executive Officer, Mr. Feng Hexi, for $470,467 for funds advanced to purchase raw materials. The payable is non-interest bearing and has no fixed re-payment term.

Director Independence

Agricorp currently does not have any independent directors, as the term “independent” is defined by the rules of the Nasdaq Stock Market.

Board Composition and Committees

Agricorp’s board of directors is currently composed of three members, Feng Hexi, Ming Liu and Joseph Levinson .

Agricorp currently do not have standing audit, nominating or compensation committees.  Currently, its entire board of directors is responsible for the functions that would otherwise be handled by these committees.  We intend, however, to establish an audit committee, a nominating committee and a compensation committee of the board of directors as soon as practicable.  We envision that the audit committee will be primarily responsible for reviewing the services performed by our independent auditors, evaluating our accounting policies and our system of internal controls.  The nominating committee would be primarily responsible for nominating directors and setting policies and procedures for the nomination of directors.  The nominating committee would also be responsible for overseeing the creation and implementation of our corporate governance policies and procedures.  The compensation committee will be primarily responsible for reviewing and approving our salary and benefit policies (including stock options), including compensation of executive officers.

Our board of directors has not made a determination as to whether any member of our board of directors is an audit committee financial expert.  Upon the establishment of an audit committee, the board will determine whether any of the directors qualify as an audit committee financial expert.

Code of Ethics

Our board of directors will adopt a new code of ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. The new code will address, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, confidentiality, trading on inside information, and reporting of violations of the code.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATION AND FINANCIAL CONDITION

The following discussion and analysis of the consolidated financial condition and results of operations should be read in conjunction with the consolidated financial statements and related notes of China Agricorp, Inc. appearing elsewhere in this report. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Actual results may differ materially from those anticipated in these forward-looking statements.

Overview

We are a substantial player in China’s agricultural industry in Henan Province with our farming and vegetable oil processing enterprise. We are headquartered in Jiaozuo with approximately 150 employees and 9,060 acres of farm land.

Our current major products are wheat, soya oil and peanut oil. For the quarters ended September 30, 2010 and 2009, our total revenues amounted to approximately $ 5.9 million and $ 2.7 million, respectively, a 119% quarter-over-quarter increase. For the nine months ended September 30, 2010 and 2009, our total revenues amount to approximately $ 22.1 million and $ 17.9 million, respectively, a 24% period-over-period increase. Our revenues are subject to value added tax (“VAT”), urban maintenance and construction tax and additional education fees. We deduct the “VAT” amount from our gross revenues to arrive at our total revenues and include urban maintenance and construction tax and additional education fees in our total cost of sales. Our net loss for the quarters ended September 30, 2010 and 2009 was $1.6 million and $.15 million, respectively, a quarter-over-quarter decrease of 944.8%. Our net income for the nine months ended September 30, 2010 and 2009 was $1.2 million and $ 3.5 million, respectively, a period-over-period decrease of 65.2%.

We generate revenues from two operating segments: farming and vegetable oil processing.

Segment I: Farming

In our farming segment we had no sales and cost of sales for the quarters ended September 30, 2010 and 2009 because no crops were harvested in these quarters. Revenues for this segment were $7.17 million in the nine months ended September 30, 2010, an increase of 34.1% over revenues of $5.34 million in the same period in 2009. Cost of sales was $4.4 million in the nine months ended September 30, 2010, an increase of 38.5% over cost of sales of $3.21 million in the same period of 2009. Net income attributable to the segment in the nine months ended September 30, 2010 was $2.68 million, a decrease of 16.0% from net income of $3.19 million in the same period of 2009.

Segment II: Vegetable oil processing

Revenues for this segment were $5.93 million in the quarter ended September 30, 2010, an increase of 119.1% over revenues of $2.71 million in this segment in the quarter ended September 30, 2009. Revenues for this segment were $14.91 million in the nine months ended September 30, 2010, an increase of 18.9% over revenues of 12.55 million in the same period of 2009. Cost of sales (excluding depreciation and amortization) was $5.36 million in the quarter ended September 30, 2010, an increase of 106.0% over cost of sales (exclusive of depreciation and amortization) of $2.60 million in the quarter ended September 30, 2009. Net loss attributable to the vegetable oil processing segment was $1.58 million in the quarter ended September 30, 2010, a decrease of 944.8% over net the loss of $151,039 in the quarter ended September 30, 2009. Cost of sales was $11.9 million in the nine months ended September 30, 2010, an increase of 16.7% over cost of sales of $10.2 million in the same period of 2009. Net loss attributable to the vegetable oil processing segment was $1.47 million in the nine months ended September 30, 2010, a decrease of 155% over net income $2.68 million in the same period of 2009.

Factors Affecting Our Results of Operations – Generally

We believe the most significant factors that directly or indirectly affect our sales revenues and net income are:

•	The changes in China’s macro-economic environment, government strategies and policies, industrial development and planning;

•	The impact of weather on crop output per acre of the farmland

•	The sales price of vegetable oil.

•	The purchase price variance on outsourcing soya as compared to the cost of self-production.

•	The availability and required terms of funding for our working capital.

Three Month Period Ended September 30, 2010 Compared to Three Month Period Ended September 30, 2009

Results of Operations

	The quarter ended September 30, 2010 ($)	% of sales	The quarter ended September 30, 2009 ($)	% of sales	Change ($)	Change (%)
Revenue	$5,931,415	100%	$2,706,915	100%	$3,220,872	119.0%
Cost of Sales (exclusive of depreciation and amortization)	5,292,822	89.2%	2,534,603	93.6%	2,758,219	108.8%

Depreciation and Amortization Expenses	164,745	2.8%	157,073	5.8%	548	0.74%
Selling and Marketing Expenses	11,345	0.2%	21,599	0.8%	10,254	47.5%
Other General and Administrative Expenses	1,045,522	17.6%	119,761	4.4%	925,761	654.9%

Other Income (Expenses), net	(1,088,198)	20.3%	(111,890)	4.1%	(976,307)	872.6%
Income before provision for income taxes	(1,578,069)	29.4%	(151,039)	5.6%	(1,427,030)	944.8%
Provision for Income Taxes	0	0%	0	0%	0	0%
Net Income	(1,578,069)	29.4%	(151,039)	5.6%	(1,427,030)	944.8%

Revenue

Our revenue was $5,931,415 in the quarter ended September 30, 2010, an increase of $3,224,500 or 119.1%, compared to revenue of $2,706,915 in the same period of 2009. The increased revenue was primarily driven by an increase in a key new customer for our vegetable oil processing business. For example, in the third quarter of 2010, we obtained one contract with a sales amount exceeding $3.6 million (equal to RMB 25 million). The increase of revenue is substantially attributable to our vegetable oil processing segment.

Cost of Sales (exclusive of depreciation and amortization)

Our cost of sales (excluding depreciation and amortization) was $5,292,822 in the quarter ended September 30, 2010, an increase of $2,758,219, or 108.8%, compared to cost of revenue (exclusive of depreciation and amortization) of $2,534,603 in the quarter ended September 30, 2009.

The increase in our cost of sales (exclusive of depreciation and amortization) resulted directly from the increased amount of vegetable oil processed during the period. The increase in cost of sales (excluding depreciation and amortization) in the quarter ended September 30, 2010 was less than the increase in revenue because during the period the average selling prices of soya oil and its byproducts were higher than the same period of 2009, which resulted in a higher gross margin.

Gross Profit

Gross profit for the three months ended September 30, 2010 was $567,026, a 454.8% increase from gross profit of  $102,211 for the same period in 2009. The gross margin increased to 11% from 4% year-over-year, principally due to a substantial revenue increase and a substantially lower cost of goods sold for the reasons noted above.

 Selling and Marketing Expenses

Selling and marketing expenses were not material and were not a factor in any of the periods presented. Management believes this is due to the fact that we sell a commodity with a ready market that is increasingly in short supply in China.

  Other General and Administrative Expenses

          Our Other General and Administrative Expenses were $1,045,522 in the quarter ended September 30, 2010, an increase of $925,761, or 654.9%, compared to Other, General and Administrative Expenses of $119,761 in the same period of 2009. The difference was mainly attributed to expenses related to $942,194 in amortized consulting fees related to the issuance of our convertible notes in 2010.

Other Expenses (income)

Our other expenses were $1,088,198 in the quarter ended September 30, 2010, an increase of $976,308, or 872.6%, compared to other expenses of $111,890 in the same period of 2009. The difference was mainly caused by expenses related to our sale of convertible notes: (i) $909,821 for derivative instrument loss and (ii) $73,469 in amortized financial fees.

The derivative instrument loss was calculated using a standard financial model, and utilized certain assumptions including volatility, term and exercise prices.

Net Loss

In the quarter ended September 30, 2010, our loss before income taxes and our net loss were both $1,578,069, a decrease of $1,427,030 compared to loss before income taxes and net loss of $151,039 in the same period of 2009.

Nine Month Period Ended September 30, 2010 Compared to Nine Month Period Ended September 30, 2009

Results of Operations

	Nine Months ended September 30, 2010 ($)	% of sales	Nine Months ended September 30, 2009 ($)	% of sales	Change ($)	Change (%)
Revenue	$22,082,904	100%	$17,891,107	100%	$4,188,169	23.4%
Cost of Sales (exclusive of depreciation and amortization)	16,340,591	74.0%	13,413,260	75.0%	$2,927,331	21.8%
Operating Expenses:
Depreciation and Amortization Expenses	504,108	0.6%	475,591	2.7%	28,517	6.0%
Selling and Marketing Expenses	85,932	0.3%	213,840	1.2%	127,908	59.8%
Other General and Administrative Expenses	3,223,290	14.6%	439,943	2.5%	2,783,347	632.7%

Other Income (Expenses), net	(1,211,554)	5.5%	(350,336)	0.4%	(861,217)	245.8%
Income before provision for income taxes	1,208,972	5.5%	3,474,728	19.4%	(2,265,756)	(65.2)%
Provision for Income Taxes	0	0%	0	0%	0	0%
Net Income	1,208,972	5.5%	3,474,728	19.4%	(2,265,756)	(65.2)%

Revenue

Our revenue was $22,082,904 in the nine months ended September 30, 2010, an increase of $4,191,797, or 23.4%, compared to revenue of $17,891,107 in the same period of 2009. The increased revenue was primarily driven by approximately $3.6 million (equal to RMBN 25 million) in sales to one new customer for our vegetable for oil processing business.

Cost of Sales (exclusive of depreciation and amortization)

Our cost of sales (exclusive of depreciation and amortization) was $16,340,591 in the nine months ended September 30, 2010, an increase of $2,927,331, or 21.8%, compared to cost of sales (exclusive of depreciation and amortization) of $13,413,260 in the nine months ended September 30, 2009.

The increase in our cost of sales (exclusive of depreciation and amortization) resulted directly from the increased amount of vegetable oil processed during the period. The increase in cost of sales (exclusive of depreciation and amortization) in the nine month ended September 30, 2010 was less than the increase in revenue because during the period, the sales price related to the soya oil and its byproduct is higher than the price in the same period of 2009, which resulted in a higher gross margin.

Gross Profit

Gross profit for the nine months ended September 30, 2010 was $5,729,748, up 28% from gross profit of  $4,477,847 for the same period in 2009, principally due to increased revenue and significantly lower cost of goods sold for the reasons noted above. Our gross margin increased to 25.9% from 25.0% year-over-year.

 Selling and Marketing Expenses

            Selling and marketing expenses were not material and were not a factor in any of the periods presented. Management believes this is due to the fact that we sells commodity with a ready market that is increasingly in short supply in China.

 Other General and Administrative Expenses

             Our Other General and Administrative Expenses were $3,309,222 in the nine months ended September 30, 2010, an increase of $2,656,439 or 406.9%, compared to Other General and Administrative Expenses of $652,783 in the same period of 2009. The difference was mainly caused by $2,836,960 stock compensation for consulting fees and $967,434 derivative instrument loss on warrants issued related to the sale of our convertible notes in 2010.

Management utilized the services of a third-party consultant in determining the derivative instrument loss. The derivative instrument loss was calculated using a standard financial model, and utilized certain assumptions including volatility, term, and exercise prices.

Net Income

In the nine months ended September 30, 2010, our net income before income taxes and our net income were both $1,208,972, a decrease of $2,265,756, or 65.2%, compared to income before income taxes and net income of $3,474,728 in the same period of 2009.

Liquidity and Capital Resources

As shown in our consolidated statements of cash flows, our liquidity and available capital resources are impacted by four key components: (i) cash and cash equivalents, (ii) operating activities, (iii) financing activities, and (iv) investing activities.

Statement of Consolidated Cash Flows

	Nine Months Ended September 30, 2010 ($)	Nine Months Ended September 30, 2009 ($)	Change ($)
Net cash (used in) provided by operating activities	3,596,849	9,049,489	(5,452,640)
Net cash used in investing activities	(630,637)	(454,471)	(176,166)
Net cash provided by financing activities	3,208,419	(8,343,539)	11,551,958
Effects of exchange rate changes on cash and cash equivalents	107,988	39,433	68,555
Increase (decrease) in cash and cash equivalents	6,282,619	290,913	5,991,706
Cash and cash equivalents, beginning of period	417,855	890,803	(472,948)
Cash and cash equivalents, end of period	6,700,474	1,181,716	5,518,758

Cash and cash equivalents

As of September 30, 2010, our cash and cash equivalents were $6,700,475.

Operating activities

Net cash provided by operating activities was $3,596,849 in the nine months ended September 30, 2010, compared to $9,049,489 provided in the same period of 2009. The $5,452,640 decrease in cash provided by operating activities in the quarter ended September 30, 2010 compared to the quarter ended September 30, 2009 was mainly due to: (i) a $1,362,229 decrease in the decrease in accounts receivable in the nine months ended September 30, 2010 compared to the decrease in accounts receivable in the same period in 2009 and (ii) a $2,400,892 decrease in decrease in inventory in the nine months ended September 30, 2010 compared to the decrease in the same period of 2009, (iii) a $1,314,981 decrease in decrease in advance to supplier in the nine months ended September 30, 2010 compared to the decrease in the same period of 2009, (iv) a $1,687,188 decrease in decrease in other payables in the nine months ended September 30, 2010 compared to the decrease in the same period of 2009 and (v) a $804,725 decrease in decrease in accounts payable and accrued liabilities in the nine months ended September 30, 2010 compared to the decrease in the same period of 2009.

Investing activities

Net cash used for investing activities was $630,637 in the nine months ended September 30, 2010, compared to $454,471 used in the same period of 2009. This significant increase was due to (i) the deposit for fixed assets amount $1,171,293 (ii) the repayment of other receivable total amount $346,874.

Financing activities

The cash provided by financing activities was $3,208,419 in the nine months ended September 30, 2010. This was due to: (i) $2,905,000 of cash received from the sale of convertible notes, (ii) a $368,799 payment of financing expenses to agencies, (iii) $645,533 cash paid in escrow, (iv) $1,325,064 cash received from restricted cash, (v) $704,184 cash received from short term bank loan and (vi) a $1,173,640 payment of notes payable.

In 2011, as we accelerate expansion, we expect making continued capital expenditures for adding manufacturing equipment in our new facility, which is adjacent to our old facility for the new production line. We believe that our existing cash, cash equivalents and cash flows from operations and proceeds from the completed bridge financing in 2010, will be sufficient to meet our presently anticipated future cash needs to bring all of our facilities into full production. We may, however, require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue.

It is management's intention to expand our operations as quickly as reasonably practicable to capitalize on the demand opportunity for our products.  We regularly review our cash funding requirements and attempt to meet those requirements through a combination of cash on hand, cash provided by operations and available borrowings under bank lines of credit.  We believe that we can continue meeting our cash funding requirements for our business in this manner over the next twelve months.

Effect of change in exchange rate changes on cash and cash equivalents

Net cash gain due to currency exchange was $107,988 in the nine months ended September 30, 2010, compared to a profit of $39,433 in the same period of 2009.

Contractual Obligations and Commercial Commitments

Operating Leases

As of September 30, 2010, we had commitments under certain operating leases, requiring annual minimum rentals as follows:

2010	$3,148,162
2011	4,369,485
2012	4,369,485
2013	4,369,485
2014	4,369,485
Total	$20,626,103

Our leased properties are principally located in the PRC and are used for farming. The terms of these operating leases vary from ten to fifteen years. Pursuant to the lease terms, when the contracts expire, we have the right to extend them with new negotiated prices. The leases are renewable subject to negotiation. Rental expenses were $758,088 and $ 379,044 for the quarters ended September 30, 2010 and September 30, 2009, and $2,274,265 and $956,250 for the nine months ended September 30, 2010 and September 30, 2009, respectively.

Seasonality

Our sales are affected by seasonality since our agricultural products are planted in one season and harvested in another season.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Taxation

Under the current PRC tax law, we are not subject to tax on income or capital gain.

Sales tax is 10% of VAT payable. Our products are subject to VAT at a rate of 17%. Agricultural products not subject to VAT.
Fiscal Year Ended December 31, 2009 as Compared to Fiscal Year Ended December 31, 2008

The following table presents the Company’s consolidated revenue for its lines of business for the fiscal years ended December 31, 2009 and 2008, respectively:

	Fiscal year Ended December 31,
	2009	2008	change
Farming	6,837,659	5,936,084	15%
Vegetable oil processing	15,515,705	31,647,595
Consolidated	$22,353,364	$37,583,679	-41%

Results of Operations

	Year ended	%of	Year ended	%of		Change
	December 31, 2009	sales	December 31, 2008	sales	Change($)%
Revenue	22,353,364	100%	37,583,679	100%	(15,230,315)	-41%
Cost of Sales (exclusive of depreciation and amortization)	16,493,988	74%	26,195,653	70%	(9,701,665)	-37%

Depreciation and Amortization Expenses	637,484	3%	595,255	2%	42,229	7%

Selling and Marketing Expenses	72,550	0.3%	28,318	0.1%	44,232	156%

Other General and Administrative Expenses	1,067,482	5%	3,260,582	9%	(2,193,100)	-67%

Other Income (Expenses), net	652,870	3%	797,537	2%	(144,667)	-18%

Income before provision for income taxes	5,032,766	23%	8,547,108	23%	(3,514,342)	-41%

Provision for Income Taxes	-		581,040	1.5%	(581,040)	-100%

Net Income	5,032,766	23%	7,966,068	21.1%	(2,933,302)	-37%

Revenue

Our revenue was $ 22,353,364 in the year ended December 31, 2009, a decrease of $ 15,230,315 or 40.5%, compared to revenue of $37,583,679 in the same period of 2008. The increased revenue was primarily driven by a decrease in the sales price of vegetable oil of 2009 compared to 2008. The decrease of revenue is substantially attributable to our vegetable oil processing segment. The sales of farming increased by $901,575 compared to 2008, primarily as a result of the expansion of our farm land.

Cost of Sales (exclusive of depreciation and amortization)

Our cost of sales (excluding depreciation and amortization) was $16,493,988 in the year ended December 31, 2009, a decrease of $9,701,665, or 37.0%, compared to cost of revenue (exclusive of depreciation and amortization) of $26,195,653 in the year ended December 31, 2008.

The decrease in our cost of sales (exclusive of depreciation and amortization) resulted directly from the decreased amount of vegetable oil processed during the period. The decrease in cost of sales (excluding depreciation and amortization) in the year ended December 30, 2009 was less than the decrease in revenue because the sales price of the vegetable oil in 2009 decreased compared with 2008, but raw material (soya and peanut) prices decreased less than that of the vegetable oil.

Gross Profit

Gross profit for the year ended December 31, 2009 was $5,519,928, a 24.7% decrease from gross profit of  $11,038,471 for the same period in 2008. The gross margin decreased to 29.4% from 24.7% year-over-year, principally due to a substantial revenue decrease and a decrease in the vegetable oil sales price as note above.

 Selling and Marketing Expenses

           Selling and marketing expenses were not material and were not a factor in any of the periods presented. Management believes this is due to the fact that we sell a commodity with a ready market that is increasingly in short supply in China.

  Other General and Administrative Expenses

          Our Other General and Administrative Expenses were $1,067,482 in the year ended December 31, 2009, a decrease of $2,193,100, or 67.3%, compared to Other General and Administrative Expenses of $3,260,582 in the same period of 2008. The difference was mainly attributed to the bonus given to the CEO, Mr. Hexi Feng, in the amount $2,721,934.19 in 2008 and increased bad debt expenses $397,543 in 2009 compared to 2008.

Other Expenses (income)

Our other expenses were $652,870 in the year ended December 31, 2009, a decrease of $144,667, or 18%, compared to other expenses of $797,537 in the same period of 2008. The difference was mainly caused by $203,292 in increased interest expenses in 2009 compared to 2008 and a $409,992 decrease in subsidy income in 2009 compared to 2008.

Net Income

In the year ended December 31, 2009, our net income was $5,032,766, a decrease of $2,933,302 compared to our net income of $7,966,068 in the same period of 2009.

Liquidity and Capital Resources

As shown in our consolidated statements of cash flows, our liquidity and available capital resources are impacted by four key components: (i) cash and cash equivalents, (ii) operating activities, (iii) financing activities, and (iv) investing activities.

Statement of Consolidated Cash Flows

	Year ended	Year ended
	Decmeber 31,	Decmeber 31,	Change
	2009	2008	($)
	($)	($)
Net cash (used in) provided by operating activities	2,808,545	7,635,275	(4,826,730)
Net cash used in investing activities	430,263	(5,850,453)	6,280,716
Net cash provided by financing activities	(3,713,714)	(1,583,771)	(2,129,943)
Effects of exchange rate changes on cash and cash equivalents	6,482	36,184	(29,702)
Increase (decrease) in cash and cash equivalents	(468,424)	237,235	(705,659)
Cash and cash equivalents, beginning of period	879,075	641,840	237,235
Cash and cash equivalents, end of period	410,651	879,075	(468,424)

Cash and cash equivalents

As of December 31, 2009 and 2008, our cash and cash equivalents were $410,651 and $879,075, respectively.

Operating activities

Net cash provided by operating activities was $2,808,545 in the year ended December 31, 2009, compared to $7,635,275 provided in the same period of 2008. The $4,826,730 decrease in cash provided by operating activities in the year ended December 31, 2009 compared to the year ended December 31, 2008 was mainly due to: (i) a $2,933,302 decrease in the net income in the year ended December 31, 2009 compared to the net income in the same period in 2008, (ii) a $5,574,930 decrease in decrease in inventory in the year ended December 31, 2009 compared to the increase in the same period of 2008, (iii) a $1,018,139 decrease in decrease in tax receivable in the year ended December 31, 2009 compared to the decrease in the same period of 2008, (iv) a $735,164 decrease in decrease in accounts payables and accrued liabilities in the year ended December 31, 2009 compared to the decrease in the same period of 2008, (v) a $1,945,687 increase in decrease in accounts receivable in the year ended December 31, 2009 compared to the decrease in the same period of 2008 and (vi) a $1,988,032 increase in decrease in advance to suppliers in the year ended December 31, 2009 compared to the decrease in the same period of 2008.

Investing activities

Net cash provided by investing activities was $430,263 in the year ended December 31, 2009, compared to $5,850,453 used in the same period of 2008. This significant increase was due to the proceeds from refund of deposit for fixed assets amount $985,151 in 2009 and the fact that there was no repayment of other receivable in 2009 compared to the $5,661,823 repayment in 2008.

Financing activities

The cash used in financing activities was $3,713,714 in the year ended December 31, 2009 compared to $1,583,771 used in the same period of 2008. This significant decrease was due to $2,262,432 decrease in increase of notes payable in 2009 compared to the increase in 2008.

Effect of change in exchange rate changes on cash and cash equivalents

Net cash gain due to currency exchange was $6,482 in the year ended December 31, 2009, compared to a profit of $36,184 in the same period of 2008.

Recent accounting pronouncements

In June 2009, the FASB established the FASB Accounting Standards CodificationTM (ASC) as the single source of authoritative U.S generally accepted accounting principles (GAAP) recognized by the FASB to be applied to nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The ASC superseded all previously existing non-SEC accounting and reporting standards, and any prior sources of U.S. GAAP not included in the ASC or grandfathered are not authoritative. New accounting standards issued subsequent to June 30, 2009 are communicated by the FASB through Accounting Standards Updates (ASUs). The ASC did not change current U.S. GAAP but changes the approach by referencing authoritative literature by topic (each a “Topic”) rather than by type of standard. The ASC has been effective for Yida effective July 1, 2009. Adoption of the ASC did not have a material impact on Yida’s Financial Statements, but references in the Notes to Consolidated Financial Statements to former FASB positions, statements, interpretations, opinions, bulletins or other pronouncements are now presented as references to the corresponding Topic in the ASC.

Effective January 1, 2009, Yida adopted FASB ASC 815-10-65 (formerly SFAS 161, “Disclosures about Derivative Instruments and Hedging Activities”), which amends and expands previously existing guidance on derivative instruments to require tabular disclosure of the fair value of derivative instruments and their gains and losses., This ASC also requires disclosure regarding the credit-risk related contingent features in derivative agreements, counterparty credit risk, and strategies and objectives for using derivative instruments. The adoption of this ASC did not have a material impact on our Consolidated Financial Statements.

During 2008, we adopted FASB ASC 820-10 (formerly FSP FAS 157-2, "Effective Date of FASB Statement 157"), which deferred the provisions of previously issued fair value guidance for nonfinancial assets and liabilities to the first fiscal period beginning after November 15, 2008. Deferred nonfinancial assets and liabilities include items such as goodwill and other nonamortizable intangibles. Effective January 1, 2009, we adopted the fair value guidance for nonfinancial assets and liabilities. The adoption of FASB ASC 820-10 did not have a material impact on our Financial Statements.

Effective January 1, 2009, we adopted FASB ASC 810-10-65 (formerly SFAS 160, "Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51"), which amends previously issued guidance to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary, which is sometimes referred to as minority interest, is an ownership interest in the consolidated entity that should be reported as equity. Among other requirements, this Statement requires that the consolidated net income attributable to the parent and the noncontrolling interest be clearly identified and presented on the face of the consolidated income statement.  The adoption of the provisions in this ASC did not have a material impact on our Financial Statements.

Effective January 1, 2009, we adopted FASB ASC 805-10, (formerly SFAS 141R, "Business Combinations"), which establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in an acquiree and the goodwill acquired.  In addition, the provisions in this ASC require that any additional reversal of deferred tax asset valuation allowance established in connection with fresh start reporting on January 7, 1998 be recorded as a component of income tax expense rather than as a reduction to the goodwill established in connection with the fresh start reporting. The Company will apply ASC 805-10 to any business combinations subsequent to adoption.

Effective January 1, 2009, we adopted FASB ASC 805-20 (formerly FSP FAS 141R-1, "Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies"), which amends ASC 805-10 to require that an acquirer recognize at fair value, at the acquisition date, an asset acquired or a liability assumed in a business combination that arises from a contingency if the acquisition-date fair value of that asset or liability can be determined during the measurement period. If the acquisition-date fair value of such an asset acquired or liability assumed cannot be determined, the acquirer should apply the provisions of ASC Topic 450, Contingences, to determine whether the contingency should be recognized at the acquisition date or after such date. The adoption of ASC 805-20 did not have a material impact on our Financial Statements.

Effective July 1, 2009, we adopted FASB ASC 825-10-65 (formerly FASB Staff Position (“FSP”) No. FAS 107-1 and Accounting Principles Board 28-1, "Interim Disclosures about Fair Value of Financial Instruments"), which amends previous guidance to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. The adoption of FASB ASC 825-10-65 did not have a material impact on our Financial Statements.

Effective July 1, 2009, we adopted FASB ASC 320-10-65 (formerly FSP FAS 115-2 and FAS 124-2, "Recognition and Presentation of Other-Than-Temporary Impairments"). Under ASC 320-10-65, an other-than-temporary impairment must be recognized if we have the intent to sell the debt security or we are more likely than not will be required to sell the debt security before its anticipated recovery. In addition, ASC 320-10-65 requires impairments related to credit loss, which is the difference between the present value of the cash flows expected to be collected and the amortized cost basis for each security, to be recognized in earnings while impairments related to all other factors to be recognized in other comprehensive income. The adoption of ASC 320-10-65 did not have a material impact on our Financial Statements.

Effective July 1, 2009, we adopted FASB ASC 820-10-65 (formerly FSP FAS 157-4, "Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly"), which provides guidance on how to determine the fair value of assets and liabilities when the volume and level of activity for the asset or liability has significantly decreased when compared with normal market activity for the asset or liability as well as guidance on identifying circumstances that indicate a transaction is not orderly. The adoption of ASC 820-10-65 did not have a material impact on our Financial Statements.

Effective July 1, 2009, we adopted FASB ASC 855-10 (formerly SFAS 165, “Subsequent Events”), which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date, but before financial statements are issued or are available to be issued. Adoption of ASC 855-10 did not have a material impact on our Financial Statements.

In December 2008, the FASB issued ASC 715, Compensation – Retirement Benefits (formerly FASB FSP FAS 132(R)-1, “Employers’ Disclosures about Postretirement Benefit Plan Assets”), which expands the disclosure requirements about plan assets for defined benefit pension plans and postretirement plans. We are required to adopt these disclosure requirements in the fourth quarter of 2009. It is expected the adoption of these disclosure requirements will have no material effect on our Financial Statements.

In June 2009, the FASB issued SFAS No. 166, “Accounting for Transfers of Financial Assets – an amendment of FASB Statement No. 140,” (not yet reflected in FASB ASC). SFAS No. 166 limits the circumstances in which a financial asset should be derecognized when the transferor has not transferred the entire financial asset by taking into consideration the transferor’s continuing involvement. The standard requires that a transferor recognize and initially measure at fair value all assets obtained (including a transferor’s beneficial interest) and liabilities incurred as a result of a transfer of financial assets accounted for as a sale. The concept of a qualifying special-purpose entity is removed from SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” along with the exception from applying FIN 46(R), “Consolidation of Variable Interest Entities.” The standard is effective for the first annual reporting period that begins after November 15, 2009 (i.e. Yida’s fiscal year beginning January 1, 2010), for interim periods within the first annual reporting period, and for interim and annual reporting periods thereafter. Earlier application is prohibited. It is expected the adoption of this Statement will have no material effect on our Financial Statements.

In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R),” (not yet reflected in FASB ASC). The standard amends FIN No. 46(R) to require a company to analyze whether its interest in a variable interest entity (“VIE”) gives it a controlling financial interest. A company must assess whether it has an implicit financial responsibility to ensure that the VIE operates as designed when determining whether it has the power to direct the activities of the VIE that significantly impact its economic performance. Ongoing reassessments of whether a company is the primary beneficiary are also required by the standard. SFAS No. 167 amends the criteria to qualify as a primary beneficiary as well as how to determine the existence of a VIE. The standard also eliminates certain exceptions that were available under FIN No. 46(R). This Statement will be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009  (i.e. our fiscal year beginning January 1, 2010), for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Earlier application is prohibited. Comparative disclosures will be required for periods after the effective date. As such we will adopt this Statement for interim and annual periods ending after January 1, 2010.  It is expected the adoption of this Statement will have no material effect on our Financial Statements.

In August, 2009, the FASB issued ASC Update No. 2009-05 (“Update 2009-05”) to provide guidance on measuring the fair value of liabilities under FASB ASC 820 (formerly SFAS 157, "Fair Value  Measurements").  We are required to adopt Update 2009-05 in the fourth quarter of 2009.  It is expected the adoption of this Update will have no material effect on our Financial Statements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of Telstar common stock as of  February 11, 2011 (i) by each person who is known by us to beneficially own more than 5% of Telstar Common Stock; (ii) by each of the officers and directors of Telstar; and (iii) by all of officers and directors of Telstar as a group.

Address of Beneficial Owner (1)	Positions with the Company	Title of Class	Amount and Nature of Beneficial Ownership (2)		Percent of Class (2)
Officers and Directors
Hexi Feng	Director and CEO	Common stock, $0.0001 par value	0	(3)	-
Lisa Guise	Director	Common stock, $0.0001 par value	0		-
All officers and directors as a group (2 persons named above)		Common stock, $0.0001 par value	0	(3)	-
5% Securities Holders
Sky Harmony Ecological Technology Limited		Common stock, $0.0001 par value	7,473,808	(4)(5)	83.0%
Chris Bickel		Common stock, $0.0001 par value	467,299		5.2%
Primary Capital, LLC 80 Wall Street, 5th Floor New York, New York 10005		Common stock, $.001 par value	612,965		6.8%

(1)  Unless otherwise provided, the address of each person is Fengshou Road West, Jiefang District, Jiaozuo, Henan Province, PRC 454000.

(2)   Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “Commission”) and generally includes voting or investment power with respect to securities. The percent of class has also been determined in accordance with rules of the Commission. For purposes of computing such percentage, as of February 11, 2011, there were 9,004,593 shares of Telstar Common Stock outstanding.

(3)   Pursuant to a Call Option Agreement, dated as of August 26, 2010 between Hexi Feng and  Sky Harmony Ecological Technology Limited (“Sky Harmony”), as amended, Mr. Feng has been granted an option, subject to the satisfaction of certain conditions, to purchase from Sky Harmony over the course of approximately two years for $.0001 per share an aggregate of 6,856,594 shares of Telstar Common Stock. The option is not currently exercisable.

(4) Pursuant to certain Call Option Agreements, as amended, between Sky Harmony and the following persons, each of the following persons has been granted an option, subject to the satisfaction of certain conditions, to purchase from Sky Harmony over the course of approximately two years for $.0001 per share, the total number of shares of Telstar Common Stock held by Sky Harmony set forth after the name of the person:  Hexi Feng – 6,856,594; Baoshong Zhao – 57,548; Jun Xu – 57,548; Suozeng Chen – 57,548; Suping Wang – 57,548; Tianxiang Zhang – 57,548; Xiaofang Xie – 57,548; and Zhenxing Zhang – 57,548. The conditions and the percentage of the total number of shares subject to the option that would vest upon satisfaction of the condition are as follows:

•	entry by the person and Telstar into a binding employment agreement for a term of not less than five years for the person to serve as an officer of Telstar – 25%

•
Telstar and its subsidiaries achieving not less than $5,000,000 in total gross revenue, as determined under United States Generally Accepted Accounting Principles consistently applied (“US GAAP”) for the fiscal year ending December 31, 2010;

•	Telstar and its subsidiaries achieving not less than $7,000,000 in total gross revenue, as determined under US GAAP, for the fiscal year ending December 31, 2011;

•	Telstar and its subsidiaries achieving not less than $5,000,000 in total gross revenue, as determined under US GAAP, for the six months ending June 30, 2012.

(5)  Sky Harmony has deposited 7,473,808 shares of Telstar common stock with Robert Brantl, Esq., as collateral agent under a Stock Pledge Agreement dated as of August 26, 2010 between China Agricorp, Inc., Sky Harmony and certain investors, as amended.

Changes in Control

Except as described herein, there are currently no arrangements which may result in a change in control of the Company.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.  We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON
EQUITY AND RELATED STOCKHOLDER MATTERS

Prior to the share exchange transaction described above, Agricorp was a privately held company and there was no trading in its common stock. Agricorp has become a wholly owned subsidiary of the Company as a result of the share exchange transaction.

RECENT SALES OF UNREGISTERED SECURITIES;
USE OF PROCEEDS FROM REGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated herein by reference.

DESCRIPTION OF SECURITIES

Agricorp’s authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, with a par value of $0.001 per share (“Preferred Stock”).

Common Stock

Agricorp’s common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors.  Except as otherwise required by law or provided in any resolution adopted by Agricorp’s board of directors with respect to any series of Preferred Stock, the holders of Agricorp’s common stock will possess all voting power.  Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any Preferred Stock.  Holders of Agricorp’s common stock representing fifty percent (50%) of Agricorp’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of Agricorp’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to Agricorp’s Articles of Incorporation.  Agricorp’s Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of Preferred Stock created by Agricorp’s board of directors from time to time, the holders of shares of Agricorp’s common stock will be entitled to such cash dividends as may be declared from time to time by Agricorp’s board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of Preferred Stock created from time to time by Agricorp’s board of directors, upon liquidation, dissolution or winding up, the holders of shares of Agricorp’s common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of Agricorp’s common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).  Holders of Agricorp’s common stock have no preemptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Agricorp’s Board of Directors is authorized by its Articles of Incorporation to divide the authorized shares of its Preferred Stock into one or more series, each of which must be so designated as to distinguish the shares of each series of Preferred Stock from the shares of all other series and classes.  Agricorp’s Board of Directors is authorized, within any limitations prescribed by law and its Articles of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.
The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.
Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.
Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.
The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

8.	Any other relative rights, preferences and limitations of that series.

Convertible Promissory Notes

Interest. The outstanding principal amount of the Notes shall bear interest at the rate of 10% per annum.  Interest is be payable quarterly in arrears in cash.  A portion of the proceeds of the sale of the Notes was retained in the escrow account and has been used to fund the first two payments of interest on the Notes and will be used to pay the third installment of interest when due.

Maturity. The Notes will mature on August 26, 2011 (the “Repayment Date”).

Conversion.  At the closing of any sale (or series of related sales) of equity or equity-related securities in a capital raising transaction resulting in gross proceeds to Agricorp of at least $15,000,000 on or prior to the Repayment Date, the Notes shall automatically convert into the securities sold in such financing at a 50% discount to the price at which such securities are sold in such financing.  At the closing of any sale (or series of related sales) of equity or equity-related securities in a capital raising transaction resulting in gross proceeds to Agricorp of more than $2,000,000 but less than $15,000,000 on or prior to the Repayment Date, each Note may, at the Noteholder’s option, be converted into the securities sold in such financing at a 50% discount to the price at which such securities are sold in such financing.  In the event a Note is not converted prior to the Repayment Date, then the holder of such Note shall be repaid, in cash, the principal amount of such Note plus interest, and such holder’s Warrant (described below) shall become exercisable. We intend to amend the conversion provisions of the Note so that at the closing of any sale (or series of related sales) of equity or equity-related securities of Telstar in a capital raising transaction resulting in gross proceeds to Telstar of more than $2,000,000 but less than $15,000,000 on or prior to the Repayment Date, each Note may, at the Noteholder’s option, be converted into the securities of Telstar sold in such financing at a 50% discount to the price at which such securities are sold in such financing.  The amendment will require the approval of Noteholders holding a majority in principal amount of the Notes.

Collateral. Sky Harmony has provided a non-recourse guaranty of the Notes, secured solely by a pledge of its shares of Telstar.  The pledged shares are being held in escrow by a collateral agent.

Events of Default.  Standard events of default, including, without limitation, non-payment of principal or interest, enforcement proceedings, and insolvency, winding-up and other market standard analogous events.  Upon the occurrence of an Event of Default, the Notes shall automatically mature, and 150% of the entire unpaid principal amount of Notes, plus all accrued and unpaid interest through the date of payment, shall become immediately due and payable.

Default Interest. Upon the occurrence and during the continuance of an Event of Default, the Notes shall bear interest at the rate of 15% per annum.

Warrants

Each Warrant shall be exercisable at any time and from time to time during the five-year period commencing on the first anniversary of their issuance date (the “Effective Date”), but shall become null, void, and unexercisable if the Note that was issued together with such Warrant is converted prior to the Effective Date.

The Warrants, if exercisable, entitle the holders to purchase up to an aggregate number of shares of Agricorp common stock equal to the aggregate principal amount of the Notes divided by the exercise price of such Warrants. The exercise price of each Warrant shall equal the lesser of $2.50 per share and 50% of the price per share of Agricorp’s common stock (or common stock equivalent if derivative securities are sold) issued by Agricorp in a Financing. “Financing” means the last sale (or series of related sales) by the Company of its capital stock, or debt or equity securities convertible into or exercisable for its capital stock, in a capital raising transaction occurring during the period between the Warrant issuance date and the Repayment Date, for aggregate gross proceeds to the Company of more than $1,000,000 but less than $15,000,000. We intend to amend the Warrants so that Telstar common stock rather than Agricorp common will be issuable upon exercise of the Warrants and the aggregate number of shares of Telstar common stock issuable shall be the aggregate principal amount of the Notes divided by the exercise price of such Warrants and the exercise price of the Warrants shall be equal to the lesser of $2.50 per share and 50% of the price per share of Telstar’s common stock (or common stock equivalent if derivative securities are sold) issued by Telstar in a Financing. For such purpose “Financing” shall mean the last sale (or series of related sales) by Telstar of its capital stock, or debt or equity securities convertible into or exercisable for its capital stock, in a capital raising transaction occurring during the period between the Warrant issuance date and the Repayment Date, for aggregate gross proceeds to Telstar of more than $1,000,000 but less than $15,000,000. The amendment will require the approval of Noteholders holding a majority in principal amount of the Notes.

Cashless Exercise. Each Warrant is exercisable on a cashless basis.

Maximum Exercise; 4.9% Limitation.  A Warrant holder is not permitted to exercise the Warrant to the extent that on the date of exercise the exercise would result in beneficial ownership by the holder and its affiliates of more than 4.999% of the outstanding shares of Agricorp common stock on such date. This provision may be waived by the holder upon 61 days prior notice to Agricorp. We intend to amend this provision to refer to Telstar common stock rather than Agricorp common stock. The amendment will require the approval of Noteholders holding a majority in principal amount of the Notes.

Adjustment for Stock Splits, Stock Dividends, Recapitalizations, Etc.  The exercise price of the Warrants and the number of shares of common Stock issuable on exercise of the warrants will be appropriately adjusted to reflect any stock dividend, stock split, stock distribution, combination of shares, reverse split, reclassification, recapitalization or other similar event affecting the number of outstanding shares.

Adjustment for Reorganization, Consolidation, Merger, Etc.  If Agricorp merges or consolidates with or into any other person, or are a party to any other corporate reorganization, and Agricorp is  not the continuing or surviving entity, then, in each case, the holder of the Warrant (on exercise at any time after the consummation of such transaction) will be entitled to receive the stock and other securities and property (including cash) which the holder would have been entitled to receive if the holder had exercised the warrant immediately prior to the effectiveness of the transaction. We intend to amend this provision to refer to Telstar rather than Agricorp. The amendment will require the approval of Noteholders holding a majority in principal amount of the Notes.

Sales of Additional Common Stock at Less than the Exercise Price; Full Ratchet Adjustment.  Subject to certain exceptions (including certain exempt issuances), if we sell or issue any common stock at a per share price, or warrants, options, convertible debt or equity securities with an exercise or conversion price per share, which is less than, the current exercise price of the Warrants, then the exercise price of the Warrants will be adjusted to the price paid for such additional common stock.

The transfer agent for Agricorp is Interwest Transfer Company, Inc., 1981 Murray Holladay Road, Suite 100, Salt Lake City, Utah 84117.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada law allows Telsrae to indemnify its directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on its behalf, and under certain circumstances to advance the expenses of such litigation upon securing their promise to repay us if it is ultimately determined that indemnification will not be allowed to an individual in that litigation.

Article XI of the Articles of Incorporation of Telstar provide that it shall indemnify all directors, officers and agents to the fullest extent permitted by Nevada law as provided within Nevada Revised SDtatutes 78.7502 and 78.751 or any other law in effect or as it may hereafter be amended.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted.  We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Please see Item 9.01 - “Financial Statements and Exhibits” of this Current Report.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission , located on 100 F Street NE, Washington, D.C. 20549, Current Reports on Form 8-K, Quarterly Reports on Form 10-QSB, Annual Reports on Form 10-KSB, and other reports, statements and information as required under the Securities Exchange Act of 1934, as amended.

The reports, statements and other information that we have filed with the Commission may be read and copied at the Commission's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

The Commission maintains a web site (http://www.sec.gov.) that contains the registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the Commission such as us. You may access our Commission filings electronically at this Commission website. These Commission filings are also available to the public from commercial document retrieval services.

ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES

On February 11, 2011, we consummated a Share Exchange Agreement with Agricorp and 335 stockholders of Agricorp (the “Agricorp Stockholders”) (the “Share Exchange Agreement”).  Pursuant to the Share Exchange Agreement, the Agricorp Stockholders transferred 100% of the outstanding shares of common stock of Agricorp held by them, in exchange for an aggregate of  9,001,903 shares of our Common Stock. The shares of our Common Stock issued to the Agricorp Stockholders constitute approximately 99.7% of our issued and outstanding Common Stock on a fully-diluted basis giving effect to the share exchange. The shares of our Common Stock were issued in accordance with a safe harbor from the registration requirements of the Securities Act under Regulation S thereunder or an exemption from the registration requirements of the Securities Act under Section 4(2) by virtue of compliance with the provisions of Regulation D under the Securities Act.

ITEM 5.01    CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

As a result of the closing of the share exchange with the Agricorp Stockholders, the Agricorp Stockholders now own approximately 99.7% of the total outstanding shares of our Common Stock on a fully-diluted basis giving effect to the share exchange.

ITEM 5.02   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

In connection with the closing of the Share Exchange Agreement on March 29, 2010, Lisa Guise resigned as President of American Telstar, Inc. Such person resigned voluntarily with no disagreement regarding American Telstar, Inc.

Also on February 11, 2011, in connection with the closing of the Share Exchange Agreement and the reverse acquisition, Feng Hexi was appointed as a directors of American Telstar, Inc. and Feng Hexi, was elected by the board of directors to be President of American Telstar, Inc. and Fu Baohua was elected as Chief Financial Officer of American Telstar, Inc.

For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under Item 2.01 of this Current Report, which disclosure is incorporated herein by reference.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On February 11, 2011, the Company formally changed its fiscal year end from July 31 to December 31. December 31 is the fiscal year end of the Company’s wholly owned subsidiary, Agricorp. The Company intends to file a Current Report on Form 8-K which will include the audited consolidated financial statements of Agricorp as of December 31, 2010 and for the year then ended.  The Company will file an Annual Report on Form 10-K for the fiscal year ending December 31, 2011.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements

The financial statements of Agricorp are appended to this Current Report beginning on page F-1.

(d)     Exhibits

EXHIBIT INDEX

Exhibit Number	Description
2.1	Share Exchange Agreement by and among American Telstar, Inc., Agricorp and the Agricorp Stockholders, dated February 11, 2011
10.1	Form of Amended and Restated Call Option Agreement between Sky Harmony Ecological Technology Limited and Optionee, dated as February 11, 2011
10.2	Exclusive Business Cooperation Agreement dated July 12, 2010 between Henan Sky Fortune Ecological Technology Co., Ltd. and Yida.
10.3	Form of Equity Interest Pledge Agreement dated July 12, 2010 between Henan Sky Fortune Ecological Technology Co., Ltd. , Yida and the Pledgor.
10.4	Form of Exclusive Option Agreement dated July 12, 2010 between Henan Sky Fortune Ecological Technology Co., Ltd., Yida and Shareholder
10.5	Form of Power of Attorney, dated July 12, 2010 from Shareholder to Henan Sky Fortune Ecological Technology Co., Ltd.
10.6	Supplemental Agreement to Exclusive Business Cooperation Agreement

TABLE OF CONTENTS

China Agricorp, Inc.
Consolidated Balance Sheets as of September 30, 2010 and December 31, 2009 (unaudited)	F-1

Consolidated Statements of Income and Comprehensive Income for the three and nine months ended September 30, 2010 and 2009 (unaudited)	F-2

Consolidated Statements of Changes in Shareholders’ Equity for the year ended December 31, 2009 and the nine months ended September 30, 2010 (unaudited)	F-3

Consolidated Statements of Cash Flows for the nine months ended September 30, 2010 and 2009	F-4

Notes to consolidated Financial Statements	F-6 – F-37

Jiaozuo Yida Vegetable Co., Ltd.

Report of Independent Registered Public Accounting Firm	F-38

Balance Sheets as of December 31, 2009, 2008 and 2007	F-39

Statements of Income and Comprehensive Income for the years ended December 31, 2009, 2008 and 2007	F-40

Statements of Changes in Shareholders’ Equity for the years ended December 31, 2009, 2008 and 2007	F-41

Statements of Cash Flows for the years ended December 31, 2009, 2008 and 2007	F-42

Notes to Financial Statements	F-43 – F-53

Unaudited ProForma Condensed Consolidated Financial Statements	PF-1 – PF-6

China Agricorp, Inc.
Consolidated Balance Sheets

(Expressed in US dollars)
	September 30,	December 31,
	2010	2009
	(Unaudited)
Assets

Current assets
Cash and cash equivalents	$6,700,475	$417,855
Restricted cash	3,584,497	4,831,242
Cash in escrow	645,533	-
Accounts receivable-net	6,138,459	2,688,058
Advances to suppliers	5,003,539	4,796,700
Inventory	4,579,617	4,669,585
Tax receivable	428,910	864,594
Total current assets	27,081,030	18,268,034

Deferred financing fees	862,600	-
Deferred consulting fees	1,908,876	-
Other receivables	5,557,219	5,787,866
Related party receivable	-	193,192
Long-term investment	841,161	823,729
Deposits	2,297,662	1,082,314
Property and equipment-net	6,962,706	7,301,422
Land use rights-net	1,364,904	1,356,174
Total Assets	$46,876,158	$34,812,731

Liabilities and Stockholders' Equity

Current liabilities
Accounts payable and accrued liabilities	$1,877,637	$780,952
Other payables	418,847	427,139
Related party payable	470,467	-
Notes payable	5,376,745	6,435,383
Short-term loans	10,828,167	9,901,714
Convertible notes payable-$2,905,000, net of unamortized discount of $2,881,682	23,318	-
Derivative instrument liabilities	4,180,447	-
Total current liabilities	23,175,628	17,545,188

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized, 9,004,593 and 7,473,808 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	9,005	7,474
Additional paid-in capital	8,179,445	3,435,140
Retained earnings	13,256,308	12,047,336
Accumulated other comprehensive income	2,255,772	1,777,593
Total stockholders' equity	23,700,530	17,267,543

Total Liabilities and Stockholders' Equity	$46,876,158	$34,812,731

See accompanying notes to consolidated financial statements

China Agricorp, Inc.
Consolidated Statements of Income and Comprehensive Income
(Unaudited)
(Expressed in US dollars)

	For The Three Months Ended September 30,		For The Nine Months Ended September 30,
	2010	2009	2010	2009

Sales
Oil plant	$5,931,415	$2,706,915	$14,916,882	$12,547,534
Base	-	-	7,166,022	5,343,573
Total sales	5,931,415	2,706,915	22,082,904	17,891,107

Cost of sales
Oil plant	5,364,389	2,604,704	11,911,760	10,207,116
Base	-	-	4,441,396	3,206,144
Total cost of sales	5,364,389	2,604,704	16,353,156	13,413,260

Gross profit	567,026	102,211	5,729,748	4,477,847

Operating expenses:
Selling, general and administrative	1,056,897	141,360	3,309,222	652,783
Toal operating expenses	1,056,897	141,360	3,309,222	652,783

Operating income	(489,871)	(39,149)	2,420,526	3,825,064

Other expenses (income):
Derivative instruments:- change in fair value	15,856	-	15,856	-
Derivative instruments:- day-one loss	(909,821)	-	(909,821)	-
Interest expense	(276,492)	(557,737)	(588,137)	(984,240)
Interest income	58,825	422,623	200,623	564,246
Rental income	23,434	23,224	69,925	69,658
	(1,088,198)	(111,890)	(1,211,554)	(350,336)

Net income before income taxes	(1,578,069)	(151,039)	1,208,972	3,474,728

Income taxes	-	-	-	-

Net income	$(1,578,069)	$(151,039)	$1,208,972	$3,474,728

Other comprehensive income (loss):
Foreign currency translation adjustments	459,781	9,766	478,179	34,862

Total comprehensive income	$(1,118,288)	$(141,273)	$1,687,151	$3,509,590

Net Income Per Common Share:
Basic	$(0.20)	$(0.02)	$0.16	$0.46
Diluted	$(0.20)	$(0.02)	$0.16	$0.46

Weighted-Average Shares Outstanding:
Basic	8,056,172	7,473,808	7,548,470	7,473,808
Diluted	8,211,241	7,473,808	7,568,351	7,473,808

See accompanying notes to consolidated financial statements

China Agricorp, Inc.
Consolidated Statement of Changes in Shareholders' Equity

(Expressed in US dollars)

			Additional	Shares	Other
	Common Stock		Paid-In	Subject to	Comprehensive	Retained
	Shares	Amount	Capital	Forfeiture	Income	Earnings	Total

Balance at December 31, 2008	7,473,808	$7,474	$3,435,140	$-	$1,742,731	$10,372,014	$15,557,359

Net income	-	-	-	-	-	5,032,766	5,032,766

Cash dividend paid	-	-	-	-	-	(3,357,444)	(3,357,444)

Foreign currency translation adjustments	-	-	-	-	34,862	-	34,862

Balance at December 31, 2009	7,473,808	$7,474	$3,435,140	$-	$1,777,593	$12,047,336	$17,267,543

Shares issued in reverse re-capitalization	175,854	176	(176)		-	-	-

Shares issued for consulting services	1,143,053	1,143	4,744,693		-	-	4,745,836

Shares issued subject to forfeiture	211,878	212	879,483	(879,695)	-	-	0

Net income	-	-	-		-	1,208,972	1,208,972

Foreign currency translation adjustments	-	-	-		478,179	-	478,179

Balance at September 30, 2010	9,004,593	$9,005	$9,059,140	$(879,695)	$2,255,772	$13,256,308	$23,700,530

See accompanying notes to consolidated financial statements

China Agricorp, Inc.
Consolidated Statements of Cash Flows
(unaudited)
(Expressed in US dollars)

	For The Nine Months Ended September 30,
	2010	2009

Cash flow from operating activities:
Net income	$1,208,972	$3,474,728
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	484,491	456,468
Amortization	19,617	19,123
Amortization of discount on convertible notes	23,319	-
Amortization of deferred financing fees	73,469	-
Amortization of consulting fees	2,836,960	-
Change in fair value of derivative liabilities	893,965	-
Changes in operating assets and liabilities:
Accounts receivable	(3,333,323)	(1,971,094)
Advances to suppliers	(103,457)	1,211,524
Inventory	185,443	2,586,335
Taxes receivable	445,930	-
Accounts payable and accrued liabilities	1,060,999	1,865,724
Other payables	(199,536)	1,487,652
Taxes payable	-	(80,971)
Net cash provided by operating activities	3,596,849	9,049,489

Cash flows from investing activities:
Additions-property and equipment	-	(1,584)
Deposit for fixed assets	(1,171,293)	1,085,617
Related party receivable	193,782	-
Other receivables	346,874	(1,538,504)
Net cash used in investing activities	(630,637)	(454,471)

See accompanying notes to consolidated financial statements

China Agricorp, Inc.
Consolidated Statements of Cash Flows
(unaudited)
(Expressed in US dollars)

	For The Nine Months Ended September 30,
	2010	2009

Cash flows from financing activities:
Proceeds of convertible notes and warrants	2,905,000	-
Financing fees paid	(368,779)	-
Cash in escrow	(645,533)	-
Restricted cash	1,325,064	(981,882)
Proceeds from short-term loans, net	704,184	-
Payments on short-term loans, net	-	(4,427,557)
Proceeds from related party payable	462,123	-
Payments on notes payable, net	(1,173,640)	-
Proceeds from notes payable, net	-	440,115
Payment of dividend	(3,657,784)	(3,374,215)
Proceeds from dividend rescinded	3,657,784	-
Net cash provided by (used in) financing activities	3,208,419	(8,343,539)

Effect of exchange rate changes on cash	107,988	39,433

Net increase (decrease) in cash and cash equivalents	6,282,619	290,913

Cash and cash equivalents, beginning of period	417,855	890,803

Cash and cash equivalents, end of period	$6,700,474	$1,181,716

Non-cash investing and financing activities:
Shares issued for advisory services	$5,625,531	$-
Warrants issued for financing fees	$381,482	$-

Supplemental information of cash flows
Cash paid for interest	$491,167	$984,240
Cash paid for income taxes	$-	$-

See accompanying notes to consolidated financial statements

China Agricorp, Inc.
Notes to Unaudited Consolidated Financial Statements
For the Nine Months Ended September 30, 2010
(Expressed in US Dollars)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

China Agricorp, Inc. (“China Agricorp” or the “Company”) was incorporated under the laws of the State of Nevada on June 16, 2010.  Until August 26, 2010, when the Company entered into a Share Exchange Agreement, the Company had no operations other than those related to its incorporation.

Pursuant to the Share Exchange Agreement and the transactions contemplated thereby, the Company acquired Sky Fortune Ecological Technology Limited, a British Virgin Islands (“BVI”) company (“Sky Fortune”) from Sky Fortune’s shareholder (the “Sky Fortune Shareholder”) and, as a result, acquired Sky Fortune’s indirect, controlled affiliate, Jiaozuo Yida Vegetable Oil Co., Ltd. (“Yida”).  Yida is located in Jiaozuo City, Henan Province, China. It was established in 2000 under the laws of China and is engaged in crop cultivation, including soybean, peanuts and wheat, and the processing of soybean and peanuts into edible refined soybean oil and peanut oil. Following the closing of the Share Exchange Agreement, the Company’s consolidated operations consist entirely of Yida’s operations.

Prior to the closing of the Share Exchange Agreement, Sky Harmony Ecological Technology Limited, a BVI (“Sky Harmony”) was the sole shareholder of Sky Fortune. Sky Harmony and Sky Fortune were incorporated on April 30, 2010. Mr. Feng Hexi, currently the Company’s Chief Executive Officer and Chairman of the Board of Directors is the sole shareholder of Sky Harmony, on behalf of himself and other shareholders of Yida. Mr. Feng Hexi and the other shareholders own 94.61% and 5.39%, respectively, of the outstanding shares of Yida.

On the closing of the Share Exchange Agreement, the Company acquired all of the outstanding equity of Sky Fortune from the Sky Fortune Shareholder (Sky Harmony).  In exchange, the Company issued to the Sky Fortune Shareholder an aggregate of 7,473,808 newly issued shares of common stock, par value $0.001 per share.  Sky Fortune owns all of the issued and outstanding capital stock of Sky River Ecological Technology Limited (“Sky River”), a Hong Kong company incorporated on May 18, 2010, which owns all of the issued and outstanding capital stock of Henan Sky Fortune Ecological Technology Co., Ltd. (“WFOE”) a wholly foreign-owned enterprise incorporated in China on July 12, 2010.  On July 12, 2010, WFOE entered into a series of variable interest entity contractual agreements (the “VIE Agreements”) with Yida and its shareholders (the “Yida Shareholders”), including Mr. Feng Hexi. The incorporation of Sky Harmony, Sky Fortune, Sky River and WFOE and the entering into of the VIE Agreements did not result in any change in the basis of the assets and liabilities of Yida, which continue to be carried at their historical amounts. WFOE effectively assumed management of the business activities of Yida and has the right to appoint all executives and senior management and the members of the board of directors of Yida.  China Agricorp, Sky Fortune, Sky River, WFOE and Yida are referred to herein collectively as the “Company” or “we”, “us” or “our”.

China Agricorp, Inc.
Notes to Unaudited Consolidated Financial Statements
For the Nine Months Ended September 30, 2010
(Expressed in US Dollars)

The VIE Agreements are comprised of a series of agreements, including an Exclusive Business Cooperation Agreement, an Equity Pledge Agreement, an Exclusive Option Agreement and a Power of Attorney, through which WFOE has the right to advise, consult, manage and operate Yida  for  an annual fee equal to Yida’s yearly net profits after tax. Additionally, the Yida Shareholders pledged their rights, titles and equity interest in Yida as security for WFOE to collect the annual fee due from Yida through an Equity Pledge Agreement.  In order to further reinforce WFOE’s rights to control and operate Yida, the Yida Shareholders granted WFOE an exclusive right and option to acquire all of their equity interests in Yida through an Option Agreement.

On March 30, 2010, Yida had entered into a Financing and Additional Services Agreement (the “Services Agreement”) with Primary Capital LLC (“Primary Capital”), which agreement replaced an earlier agreement dated January 23, 2010, under which Primary Capital had agreed to render financial advisory and investment banking services to Yida beginning on February 4, 2010, for a period of two years. Yida had also previously entered into a Consulting Agreement (the “Consulting Agreement”) with San Elijo Capital LLC and certain other parties (“San Elijo”) but such Consulting Agreement had expired without payment.  In exchange for the merger, acquisition and other advisory services to be provided by Primary Capital under the Services Agreement, as well as expenses incurred by Primary Capital during the course of its services, Yida originally agreed to issue, at the time of the Share Exchange Agreement, 10% of the outstanding shares of the Company, of which 5% was to be issued to Primary Capital and 5% was to be issued to San Elijo. The March 30, 2010 Services Agreement revised the arrangement to provide that Yida would issue 11% of the outstanding shares of the Company, of which 9% was to be issued to Primary Capital and 2% was to be issued to San Elijo. In addition, Yida orally agreed to issue a further 2% of the outstanding shares of the Company to San Elijo for the introduction to Primary Capital. The Services Agreement also provided that the Company would issue or allow to remain outstanding for the shareholders of the shell company with whom the Share Exchange Agreement was to be consummated, which shell company would be identified by Primary Capital, equity not to exceed 2% of the total shares outstanding, post-reverse merger, in exchange for control of the shell company. On August 24, 2010, the Company, Primary Capital and San Elijo also entered into a letter agreement (the “Additional Shares Agreement”) in which it was further agreed that both Primary Capital and San Elijo would be issued with shares of the Company’s common stock, subject to forfeiture, in order to maintain their respective percentage ownership of the Company through the closing of the merger or share exchange with a shell company and the subsequent conversion of convertible promissory notes expected to be issued contemporaneously with the closing of the Share Exchange Agreement, at the same proportionate interest they had received under the Services Agreement, i.e., 9% and 2%, respectively.

China Agricorp, Inc.
Notes to Unaudited Consolidated Financial Statements
For the Nine Months Ended September 30, 2010
(Expressed in US Dollars)

As of August 26, 2010, following the closing of the Share Exchange Agreement and the issuance of shares of the Company’s Common Stock to Primary Capital and San Elijo in accordance with the terms of the above agreements, the Company had the following shares of Common Stock outstanding:
	Shares	%
Sky Fortune Shareholder	7,473,808	85%
Initial shareholders of China Agricorp	175,854	2%
Primary Capital – Services Agreement	791,345	9%
San Elijo – Services Agreement	175,854	2%
San Elijo	175,854	2%
	8,792,715	100%
Primary Capital – shares subject to forfeiture	173,355
San Elijo – shares subject to forfeiture	38,523
	9,004,593

China Agricorp, Inc.
Notes to Unaudited Consolidated Financial Statements
For the Nine Months Ended September 30, 2010
(Expressed in US Dollars)

As described in Note 13, on August 26, 2010, contemporaneously with the Share Exchange Agreement, the Company sold 10% Convertible Promissory Notes and Warrants for aggregate gross proceeds of $2,330,000. On September 30, 2010, the Company sold additional Convertible Promissory Notes and Warrants, with terms identical to those sold on August 26, 2010, for aggregate gross proceeds of $575,000. As discussed above, on August 26, 2010 the Company issued a further 173,355 and 38,523 shares of Common Stock in the names of Primary Capital and San Elijo, respectively, which shares are being held in escrow. If and when the Convertible Promissory Notes, all of which otherwise mature on August 26, 2011, are converted into shares of Common Stock, the shares of Common Stock held in escrow will be released to Primary Capital and San Elijo, pro rata, so as to maintain their relative ownership of the Company at the same proportionate interest as they had following completion of the August 26, 2010 transactions, i.e., 9% and 2% respectively. Depending on the number of Convertible Promissory Notes converted and the price at which conversion takes place, the shares of Common Stock held in escrow will be released to Primary Capital and San Elijo or returned to the Company. If the number of shares placed in escrow is insufficient, the Company will issue additional shares to Primary Capital and San Elijo.

The acquisition of Sky Fortune and the operations of Yida by China Agricorp were accounted for as a reverse merger, whereby Yida is the continuing entity for financial reporting purposes and is deemed, for accounting purposes, to be the acquirer of China Agricorp. In accordance with the applicable accounting guidance for accounting for the business combination as a reverse merger, Yida is deemed to have undergone a recapitalization, whereby Yida is deemed to have issued common stock to China Agricorp’s common equity holders. Accordingly, although China Agricorp, as Sky Fortune’s parent company, was deemed to have legally acquired Sky Fortune, in accordance with the applicable accounting guidance for accounting for the business combination as a reverse merger, Yida is the surviving entity for accounting purposes and its assets and liabilities are recorded at their historical carrying amounts with no goodwill or other intangible assets recorded as a result of the accounting merger with China Agricorp.

2.	Summary of significant accounting policies:

The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). In the opinion of management, all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation have been included. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year.

The significant accounting policies are as follows:

China Agricorp, Inc.
Notes to Unaudited Consolidated Financial Statements
For the Nine Months Ended September 30, 2010
(Expressed in US Dollars)

(a)	Use of estimates:

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.  Changes in facts and circumstances may result in revised estimates, which are recorded in the period in which they become known.

These consolidated financial statements include some amounts that are based on management's best estimates and judgments. The most significant estimates are depreciation, amortization, bad debt and inventory allowance and the fair value of our Common Stock. It is reasonably possible that the above-mentioned estimates and others may be adjusted as more current information becomes available, and any adjustment could be significant in future reporting periods.

(b)	Basis of presentation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries Sky Fortune, Sky River and WFOE and its Variable Interest Entity (“VIE”), Yida. All inter-company balances and transactions have been eliminated in consolidation. The Company follows the guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810-10-15-14, which requires that a VIE should be consolidated by a company if that company is entitled to absorb a majority of the entity’s expected losses, receive a majority of the VIE’s residual returns and has the ability to make decisions on all operating activities of the VIE.  The Company controls Yida through the VIE Agreements described in Note 1 and accordingly it is consolidated for all periods presented.

(c) Economic and Political Risks

The Company’s operations are conducted solely in the People’s Republic of China (“PRC”).  There are significant risks associated with doing business in the PRC, including political, economic, legal and foreign currency exchange risks. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

China Agricorp, Inc.
Notes to Unaudited Consolidated Financial Statements
For the Nine Months Ended September 30, 2010
(Expressed in US Dollars)

(d)	Cash and cash equivalents:

Cash and cash equivalents include cash on hand and demand deposits held by banks. As of September 30, 2010, and December 31, 2009, $6,700,475 and $417,855, respectively, of the cash and cash equivalents were placed with banks in China. The remittance of these funds out of China is subject to exchange control restrictions imposed by the Chinese government

(e)	Restricted cash

Restricted cash at September 30, 2010 and December 31, 2009 of $3,584,497 and $4,831,242, respectively, is cash not available for immediate use because it has been pledged to secure certain of the Company’s notes payable.

(f)	Cash in escrow

The Company was required to deposit $450,000 in escrow to provide for payment of future expenses related to investor relations and similar expenses and also an amount equivalent to three months’ interest payments on the Convertible Promissory Notes issued on August 26, 2010 and September 30, 2010. This portion of the escrow will be used to make interest payments as they become due. At September 30, 2010, $645,533 was held in escrow, including $195,533 related to future interest payments.

(g)	Accounts receivable and allowance for doubtful accounts

Accounts receivable represent amounts due from customers for the sale of the Company’s products.The allowance for doubtful accounts reflects our best estimate of probable losses inherent in the accounts receivable balance. We determine the allowance based on known troubled accounts, historical experience, and other currently available evidence.

(h)	Inventory:

Inventory consists of raw materials, work-in-progress and finished goods and is valued at the lower of cost or market, using the weighted average cost method. Cost includes materials, labor, and manufacturing overhead related to the purchase and production of inventories. We regularly review inventory quantities on hand, future purchase commitments with our suppliers, and the estimated utility of our inventory. If our review indicates any obsolete or idle inventory or a reduction in utility below carrying value, we reduce our inventory to a new cost basis.

China Agricorp, Inc.
Notes to Unaudited Consolidated Financial Statements
For the Nine Months Ended September 30, 2010
(Expressed in US Dollars)

(i)	Property and equipment:

Property, plant and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the useful lives of the assets. Major renewals and betterments are capitalized and depreciated; maintenance and repairs that do not extend the life of the respective assets are charged to expense as incurred. Upon disposal of assets, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in income. Depreciation related to property and equipment used in production is reported in cost of sales. Property and equipment are depreciated over their estimated useful lives as follows:

Asset	Useful lives

Building and plant	20 years
Equipment	10 years
Office equipment and computers	5 years
Vehicles	10 years

(j)	Land use rights:

According to the laws of China, the government owns all of the land in China. Companies or individuals are authorized to use the land only through land use rights granted by the Chinese government. Accordingly, the Company paid in advance for land use rights. Prepaid land use rights are being amortized and recorded as amortization expense using the straight-line method over the use terms of the lease, which is 50 years.

(k)	Construction in progress:

Construction in progress represents the cost of constructing buildings and the farm production processing line. The major costs include materials, labor and overhead.

(l)	Intangible assets:

The Company follows the provisions of FASB ASC 350 Intangibles – Goodwill and Other Assets. Goodwill and indefinite lived intangible assets are not amortized, but are reviewed annually for impairment, or more frequently, if indications of possible impairment exist. The Company has no indefinite lived intangible assets.

China Agricorp, Inc.
Notes to Unaudited Consolidated Financial Statements
For the Nine Months Ended September 30, 2010
(Expressed in US Dollars)

(m)	Impairment of long-lived assets:

Long-lived assets are tested for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. The Company recognizes impairment of long-lived assets in the event that the net book values of such assets exceed the future undiscounted cash flows attributable to such assets. During the reporting periods, the Company has not identified any indicators that would require testing for impairment.

(n)	Revenue recognition:

Revenue from sales of the Company’s products is recognized when the significant risks and rewards of ownership have been transferred to the buyer at the time when the products are delivered to and accepted by its customers, the price is fixed or determinable as stated on the sales contract, and collectability is reasonably assured.

(o)	Advertising expenses:

Advertising costs are expensed as incurred. The Company had no advertising costs for the nine months ended September 30, 2010 and 2009.

(p)	Shipping and handling costs:

All shipping and handling costs are included in cost of sales. The company had no freight out expense during the periods presented.

(q)	Fair value of financial instruments:
The Company follows the guidance of FASB ASC 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2 - Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3 - Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

China Agricorp, Inc.
Notes to Unaudited Consolidated Financial Statements
For the Nine Months Ended September 30, 2010
(Expressed in US Dollars)

The Company uses Level 3 inputs to value its derivative liabilities. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, valuation techniques are sensitive to changes in the estimated fair value of our common stock and its estimated volatility. Because derivative financial instruments are initially and subsequently carried at fair values, our net income may include significant charges or credits as these estimates and assumptions change.

The carrying amount of the Company’s cash and cash equivalents approximate their fair value due to the short maturity of those instruments. The carrying amounts of the Company’s receivables, short-term loans, payables and accrued liabilities approximated their fair value as of the balance sheet dates due to their short maturities and the interest rates currently available.

(r)	Income Taxes:

The Company accounts for income taxes under FASB ASC 740 Accounting for Income Taxes.  Under FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

FASB ASC 740-10-05 Accounting for Uncertainty in Income Taxes prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. We assess the validity of our conclusions regarding uncertain tax positions on a quarterly basis to determine if facts or circumstances have arisen that might cause us to change our judgment regarding the likelihood of a tax position’s sustainability under audit.  We have determined that there were no uncertain tax positions as of September 30, 2010 or December 31, 2009.

China Agricorp, Inc.
Notes to Unaudited Consolidated Financial Statements
For the Nine Months Ended September 30, 2010
(Expressed in US Dollars)

(s)	Foreign currency transactions:

The functional currency of the Company is Renminbi (“RMB”). Assets and liabilities recorded in RMB are translated at the exchange rate on the balance sheet date. Revenue and expenses are translated at average rates of exchange prevailing during the periods presented. Translation adjustments resulting from this process are charged or credited to Other Comprehensive Income.

(t)	Basic and diluted net income (loss) per share:

We compute net income (loss) per share in accordance with FASB ASC 260, Earnings per Share. Under the provisions of FASB ASC 260, basic net income (loss) per share is computed by dividing net income (loss) attributable to common shareholders by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per share is computed by dividing the net income (loss) for the period by the weighted average number of common and common equivalent shares outstanding, using the treasury stock method, during the period.

The 7,473,808 shares issued to Sky Fortune as a result of the reverse merger described in Note 1 are assumed to have been outstanding since the beginning of the earliest period presented. The shares issued to acquire the shell company and for the services provided under the advisory and consulting agreements with Primary Capital and San Elijo described in Note 1 are included from their date of issuance on August 26, 2010, on a weighted average basis.

The following is a reconciliation of the numerator and denominator of the basic and diluted net income (loss) per share calculations for each period:

China Agricorp, Inc.
Notes to Unaudited Consolidated Financial Statements
For the Nine Months Ended September 30, 2010
(Expressed in US Dollars)

	For the three months ended September 30,		For the nine months ended September 30,
	2010	2009	2010	2009
Net income (loss)	$(1,578,069)	$(151,039)	$1,208,972	$3,474,728
Change in fair value of derivative liability- warrants	893,965	-	893,965	-
Interest expense related to convertible debt	45,661	-	45,661	-
Income available after assumed conversions of debt and exercise of warrants	$(636,433)	$(151,039)	$2,150,608	$3,474,728
Weighted average shares outstanding:
Basic	8,056,512	7,473,808	7,548,470	7,473,808
Dilutive potential common shares	154,729	-	19,881	-
Diluted	8,211,241	7,473,808	7,568,351	7,473,808

Earnings per share
Basic	$(0.20)	$(0.02)	$0.16	$0.46
Diluted	$(0.20)	$(0.02)	$0.16	$0.46

(u)	Selling, general and administrative expenses:
Included in selling, general and administrative expenses for the three and nine months ended September 30, 2010 are non-cash consulting fees of $942,194 and $2,836,960, respectively, paid to Primary Capital and San Elijo (see Notes 1 and 13).

(v)	Tax receivable:
Tax receivable represents the net amount of value-added taxes on sales and purchases recoverable from the tax authorities.

3.	Accounts receivable:

As of	September 30, 2010	December 31, 2009

Accounts Receivable	$7,088,647	$3,618,554
Less: Allowance for doubtful accounts	(950,188)	(930,496)
Accounts Receivable-net	$6,138,459	$2,688,058

China Agricorp, Inc.
Notes to Unaudited Consolidated Financial Statements
For the Nine Months Ended September 30, 2010
(Expressed in US Dollars)

As of September 30, 2010 and December 31, 2009, customer accounts receivable balances exceeding 10% of the total balance are as follows:

	September 30, 2010
Customer	Amount	Percentage
Jiao Zuo Huaiyuan Seed	$1,270,719	18%
Jiao Zuo Kaide Seed	1,793,458	25%
Keyuan Seed	2,311,642	33%

	December 31, 2009
Customer	Amount	Percentage
Huayu Oil company	$1,498,980	41%
Keyuan Seed	532,031	15%
National Oil Storage	506,044	14%
Wushe Seed Company	400,529	11%

4.	Inventories

	September 30,	December 31,
As of	2010	2009
Raw materials	$184,506	$352,038
Packing materials	138,091	15,000
Work in progress	3,452,615	1,361,703
Finished goods	804,405	2,940,844
	$4,579,617	$4,669,585

China Agricorp, Inc.
Notes to Unaudited Consolidated Financial Statements
For the Nine Months Ended September 30, 2010
(Expressed in US Dollars)

5.	Other receivables

As of	September 30,	December 31,
	2010	2009
Jin Canlan Trading Company	$4,772,608	$4,679,547
Seeds Production Institution	-	498,279
Aiguo Wang	190,046	423,486
Quanming Li	306,712	7,776
Chicken and Duck factory	99,296	56,286
Guohua Jin	97,080	-
Jiaozuo Yiwan restaurant	19,416	54,116
Genming Zhao	25,390	24,864
Yongjun Zhang	22,403	21,939
Yongxin Guan	17,922	17,551
Weiming Guo	2,987	2,925
Xinhe Feng	2,539	-
Chunyu Yun	746	731
Xueli Wang	-	293
Jianhua Zhang	74	73
Total	$5,557,219	$5,787,866

	September 30, 2010		December 31, 2009
	Amount	Percentage	Amount	Percentage
Jin Canlan Trading Company	$4,772,608	86%	$4,679,547	81%

The receivable from Jin Canlan Trading Company is a loan for doing business together with Jin Canlan for purchasing wheat for National Food Storage. Jin Canlan is qualified to purchase wheat for National Food Storage. Jin Canlan shares the profit from this business with Yida. The loan is interest free and due on demand. According to the agreement with Jin Canlan, the receivable from Jin Canlan includes purchasing fees and custodial fees, and Yida receives all interest subsidies from the government. Jin Canlan assumes all price fluctuation risk, while Yida receives all subsidies and principal. The agreement is valid from June 22, 2010 to June 21, 2011.

6.	Deposits:

Deposits consist of the following:

China Agricorp, Inc.
Notes to Unaudited Consolidated Financial Statements
For the Nine Months Ended September 30, 2010
(Expressed in US Dollars)

	September 30, 2010	December 31, 2009
Deposit on land	$1,774,923	$570,410
Seeds Production Institution	522,739	511,904
	$2,297,662	$1,082,314

7.	Property and equipment:

			September 30, 2010
	Cost	Accumulated Depreciation	Net Book Value
Building	$2,895,037	$816,156	$2,078,881
Equipment	7,932,105	3,088,347	4,843,758
Office equipment	8,316	4,991	3,325
Vehicles	62,325	25,583	36,742
	$10,897,783	$3,935,077	$6,962,706

			December 31, 2009
	Cost	Accumulated Depreciation	Net Book Value
Building	$3,002,227	$713,801	$2,288,426
Equipment	7,618,076	2,633,854	4,984,222
Office equipment	8,144	3,727	4,417
Vehicles	43,483	19,126	24,357
	$10,671,930	$3,370,508	$7,301,422

For the nine months ended September 30, 2010 and 2009, depreciation expense of $267,343 and $250,149 was included in selling, general and administrative expense and $217,148 and $206,319 was included in cost of sales, for a total of $484,491 and $456,468, respectively.

China Agricorp, Inc.
Notes to Unaudited Consolidated Financial Statements
For the Nine Months Ended September 30, 2010
(Expressed in US Dollars)

8.	Land use rights:

	September 30, 2010	December 31, 2009
Cost	$1,568,217	$1,535,716
Less:accumulated amortization	(203,314)	(179,542)
	$1,364,903	$1,356,174

During the nine months ended, September 30, 2010 and 2009, amortization expense was $19,617 and $19,123, respectively.

9.	Related party transactions:

The Company has a related party payable to its CEO, Mr. Feng Hexi for $470,467 as of September 30, 2010 for funds advance to purchase raw materials. As of December 31, 2009, the Company had a related party receivable of $193,192, consisting of an advance of $68,235 for the purchase of raw materials and a loan of $124,957 to pay new production line equipment deposits. The loan was non-interest bearing, had no fixed re-payment term, and was repaid in 2010.

10.	Long-term investment:

Long-term investment represents shares of Jiaozuo Commercial Bank, which are carried at cost.

11.	Notes payable:

Notes payable represent letters of credit issued by the bank on our behalf to secure the payment of amounts due to suppliers. The bank requires that we maintain restricted cash balances equal to a specified percentage of each note to support the subsequent payment of these amounts. All notes payable are interest free and due on demand.

As of	September 30, 2010
	Amount	Due date
Note payable to Jiaozuo Commercial Bank	$448,063	October, 2010
Note payable to Jiaozuo Commercial Bank	448,062	October, 2010
Note payable to Jiaozuo Commercial Bank	1,493,540	January, 2011
Note payable to Jiaozuo Commercial Bank	2,987,080	January, 2011
	$5,376,745

China Agricorp, Inc.
Notes to Unaudited Consolidated Financial Statements
For the Nine Months Ended September 30, 2010
(Expressed in US Dollars)

As of	December 31, 2009
	Amount	Due date
Note payable to Jiaozuo Commercial Bank	$731,294	July,2010
Note payable to Jiaozuo Commercial Bank	731,294	July,2010
Note payable to Jiaozuo Commercial Bank	1,462,584	July,2010
Note payable to Jiaozuo Commercial Bank	731,294	July,2010
Note payable to Jiaozuo Commercial Bank	731,294	July,2010
Note payable to Jiaozuo Commercial Bank	438,776	September,2010
Note payable to Jiaozuo Commercial Bank	731,294	November,2010
Note payable to Jiaozuo Commercial Bank	146,259	November,2010
Note payable to Jiaozuo Commercial Bank	438,776	November,2010
Note payable to Jiaozuo Commercial Bank	146,259	November,2010
Note payable to Jiaozuo Commercial Bank	146,259	November,2010
	$6,435,383

The restricted cash supporting the notes payable at September 30, 2010 was as follows:

	September 30, 2010
	Amount	Cash restricted %	Restricted cash
Note payable to Jiaozuo Commercial Bank	$448,063	100%	$448,063
Note payable to Jiaozuo Commercial Bank	448,062	100%	448,062
Note payable to Jiaozuo Commercial Bank	1,493,540	60%	896,124
Note payable to Jiaozuo Commercial Bank	2,987,080	60%	1,792,248
	$5,376,745		$3,584,497

12.	Short-term loans:

For the nine months ended September 30, 2010 and 2009, the company recorded interest expense of $468,916 and $984,240, respectively. The company’s short-term loans on September 30, 2010 are as follows:

China Agricorp, Inc.
Notes to Unaudited Consolidated Financial Statements
For the Nine Months Ended September 30, 2010
(Expressed in US Dollars)

	September 30, 2010
Bank	Loan amount	Due date
Jiaozuo Commercial Bank	$582,480	October, 2010
Jiaozuo Commercial Bank	388,320	November, 2010
Jiaozuo Commercial Bank	448,062	November, 2010
Jiaozuo Commercial Bank	448,062	April, 2011
Jiaozuo Commercial Bank	448,062	April, 2011
Jiaozuo Commercial Bank	358,449	June, 2011
Jiaozuo Commercial Bank	283,772	June, 2011
Jiaozuo Commercial Bank	149,354	July, 2011
Jiaozuo Commercial Bank	298,708	August, 2011
Jiaozuo Commercial Bank	448,062	August, 2011
Jiaozuo Commercial Bank	283,772	September, 2011
Jiaozuo Industrial and Commercial Bank	716,899	December, 2010
Jiaozuo Agricultural Development Bank	5,974,165	October, 2010
	$10,828,167

The loans due in October and November 2010 were repaid when due and were replaced by new borrowings from the same bank.

13.	Convertible promissory notes and warrants

On August 26, 2010, pursuant to Subscription Agreements (the “Subscription Agreements”) with various accredited investors (the “Investors”), the Company sold $2,330,000 10% Convertible Promissory Notes (the “Notes”) and common stock purchase warrants, initially exercisable for 932,000 shares of Common Stock (the “Warrants”). On September 30, 2010, the Company sold additional Notes and Warrants, the terms of which are identical to those sold on August 26, 2010, for aggregate gross proceeds of $575,000.

Convertible Promissory Notes

The Notes bear interest at 10% per annum, payable quarterly in arrears on the last business day of each fiscal quarter of the Company. On the earlier of the Maturity Date and the conversion of the Notes, the Company will pay the then accrued interest on the Notes. No principal payments are required until maturity of the Notes on August 26, 2011. All outstanding principal and accrued but unpaid interest on the Notes is payable on the Maturity Date. The Notes may not be prepaid by the Company without the Investor’s written consent, which may be granted or withheld in the Investor’s sole and absolute discretion.

China Agricorp, Inc.
Notes to Unaudited Consolidated Financial Statements
For the Nine Months Ended September 30, 2010
(Expressed in US Dollars)

Repayment of the Notes is guaranteed by certain members of management of the company, pursuant to a Non-Recourse Guaranty dated August 26, 2010 (the “Guaranty”). The Guaranty is secured by a pledge of 7,473,808 shares of Common Stock of the Company issued to the Sky Fortune Shareholder (see Note 1) pursuant to a Stock Pledge Agreement dated August 26, 2010.

Upon the occurrence and during the continuance of any Event of Default (as defined), all outstanding principal of the Notes bear interest at 15% per annum (the “Default Rate”) and all accrued and unpaid interest, as well as any interest due and unpaid before the default is cured, will be paid at the Default Rate. At such time that an Event of Default has occurred, the Notes will automatically mature and 150% of the entire unpaid principal amount of the Notes, plus all accrued and unpaid interest through the date of payment, shall become immediately due and payable.

An Event of Default will occur if:

(a)	The Company fails to pay any principal or interest due on the Notes within five Business Days after such amounts become due and payable; or

(b)
Any representation or warranty by the Company or any Management Shareholder in any Transaction Document is false, inaccurate or misleading in any material respect on the date as of which it was made; or

(c)
The Company or any Management Shareholder breaches or defaults in the performance of any term, covenant, agreement, condition, undertaking or provision of any Transaction Document, and such breach or default, if capable of being cured, is not cured or waived within five business days after the Company or such Management Shareholder, as applicable, receives notice thereof; or

(d)
The Company or any Management Shareholder commences any case, proceeding or other action relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or shall generally not be paying, shall be unable to pay, or shall admit in writing its inability to pay its debts as they become due, or shall make a general assignment for the benefit of its creditors; or

China Agricorp, Inc.
Notes to Unaudited Consolidated Financial Statements
For the Nine Months Ended September 30, 2010
(Expressed in US Dollars)

(e)
Any of the Transaction Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or the Stock Pledge Agreement entered into by the Management Shareholders shall cease to provide the Holders of the Notes with a valid first priority security interest in the shares of the Common Stock pledged thereunder; or

(f)
Any indebtedness for borrowed money of the Company in the aggregate principal amount exceeding $25,000 (i) shall be duly declared to be, or shall become, due and payable prior to the stated maturity date therefor, or (ii) shall not be paid as and when the same becomes due and payable, including any applicable grace period; or

(g)	The cessation of the Company’s business for more than 30 days; or

(h)	A Change in Control of the Company or the transfer or other disposition of all or substantially all of the assets of the Company.

At the closing of a Qualified Financing on or prior to the Maturity Date, the principal amount of the Notes will automatically convert into the securities sold in such financing at a 50% discount to the price at which such securities are sold in such financing. A “Qualified Financing” means the sale (or series of related sales) by the Company of its capital stock, or debt or equity securities convertible into or exercisable for its capital stock, in a capital raising transaction, for aggregate gross proceeds to the Company of at least $15,000,000.

If, on or prior to the Maturity Date, the Company intends to effect a Non-Qualified Financing, then each Note Holder may elect to convert all (but not less than all) of the outstanding principal amount of the Notes held by them into the securities sold in the Non-Qualified Financing at a 50% discount to the price at which such securities are sold in such Non-Qualified Financing.  A “Non- Qualified Financing” means the sale (or series of related sales) by the Company of its capital stock, or debt or equity securities convertible into or exercisable for its capital stock, in a capital raising transaction, for aggregate gross proceeds to the Company of more than $2,000,000 but less than $15,000,000.

If the Company does not complete a Qualified or a Non-Qualified Financing prior to the maturity date of the Notes on August 26, 2011, the Notes will be repaid.  Because the conversion price of the Notes is dependent on the terms of any Qualified or Non-Qualified Financing, the conversion price is not subject to standard anti-dilution adjustments for stock splits and similar events or for any other adjustments.

China Agricorp, Inc.
Notes to Unaudited Consolidated Financial Statements
For the Nine Months Ended September 30, 2010
(Expressed in US Dollars)

Warrants

The Warrants are exercisable at any time and from time to time during the five-year period commencing on August 26, 2011 (the “Effective Date”), provided however that the Warrants are null, void and unexercisable if, prior to the Effective Date, the corresponding Note issued to the Investor is converted into Common Stock of the Company as described above.

The Exercise Price of the Warrants is equal to the lesser of $2.50 and 50% of the price per share of the Common Stock (or Common Stock equivalent if derivative securities are sold) issued by the Company in a Financing (as defined below), provided that if the Financing includes more than one type of security, the Exercise Price will be 50% of the lowest price per share of the Common Stock or Common Stock equivalent included in the Financing.  The number of shares of Common Stock purchasable on exercise of the Warrants equals the principal amount of the corresponding Note divided by the Exercise Price.  Based on the initial exercise price of $2.50 per share, the Warrants are exercisable for an aggregate of 1,162,000 shares of Common Stock.  The Warrants may be exercised for cash or, at the option of the Investor, may be exercised on a cashless basis.

“Financing” means the last sale (or series of related sales) by the Company of its capital stock, or debt or equity securities convertible into or exercisable for its capital stock, in a capital raising transaction occurring during the period between August 26, 2010 and the Maturity Date of the Notes of August 26, 2011, for aggregate gross proceeds to the Company of more than $1,000,000 but less than $15,000,000.

In addition to standard anti-dilution protection for stock splits and similar events, the Warrants contain full ratchet anti-dilution protection requiring the exercise price of the Warrants to be reduced in the event that the Company issues securities in the future at a lower price than the then effective exercise price of the Warrants.

China Agricorp, Inc.
Notes to Unaudited Consolidated Financial Statements
For the Nine Months Ended September 30, 2010
(Expressed in US Dollars)

Placement Agent Fees

In connection with the sale of the Notes and the Warrants, the Company paid its placement agents (i) a cash fee equal to 9% of the gross proceeds from sale of the Notes and Warrants ($261,450), and (ii) a 2% non-accountable expense allowance ($58,100). In addition, the Company paid $235,037 in legal fees and other expense related to the placement. After payment of the placement agent fees and expenses, the Company received net proceeds of $2,350,413.  From the net proceeds, $217,875 was retained in an escrow account to be used to fund, when due, the first three payments of interest on the Notes. The Company also placed $450,000 in escrow to be used to fund investor relations and similar expenses.

In addition, the Placement Agents received five-year warrants (the “Placement Agent Warrants”) to purchase the securities into which the Notes are converted, exercisable at the same price at which such conversion occurs. The number of securities underlying the Conversion Warrant equals 10% of the total number of securities issued upon conversion of the Notes. To the extent any Notes do not convert prior to their Maturity Date, the Placement Agents received five-year warrants to purchase that number of shares of Common Stock of the Company equal to 10% of the number of shares of Common Stock underlying those Warrants that become exercisable, exercisable at the same price at which such Warrants are exercisable. If all the Warrants become exercisable, the Placement Agent Warrants will initially be exercisable for 116,200 shares of Common Stock, at an initial exercise price of the lesser of $2.50 or a 50% discount to the price at which such securities are sold in such financing.

Registration Rights Agreement

In connection with the sale of the Notes and the Warrants, the Company and the Investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) under which the Company granted the Investors certain piggy-back and demand registration rights with respect to the shares of common stock issuable upon conversion of the Notes (if such rights are exercised prior to the maturity of the Notes) and on exercise of the Warrants (if such rights are exercised after the maturity of the Notes).

With respect to the demand rights, if a Registration Statement is not filed when due or does not remain effective during the required Effectiveness Period, the Company is obligated to pay to each Investor a cash amount equal to 2% of the aggregate principal amount of such Investor’s Note for each month (or part thereof) following the Demand File Date that the Registration Statement has not been filed, and for each month (or part thereof), if any, following the Effective Date that such Registration Statement shall not continue to be effective (the "Late Registration Payment"). Any such Late Registration Payment shall be paid to the Investors within 30 days after the end of each month in which such Late Registration Payment shall be payable, and until the Company has complied with the filing and effectiveness provisions of the Registration Rights Agreement. Notwithstanding the foregoing, the aggregate amount of the Late Registration Payment to an Investor shall not exceed 10% of the principal amount of such Investor’s Note. Without limiting any of the other rights of the Investors, the failure by the Company to timely make any or all of such Late Registration Payments constitutes an Event of Default under the Notes.

China Agricorp, Inc.
Notes to Unaudited Consolidated Financial Statements
For the Nine Months Ended September 30, 2010
(Expressed in US Dollars)

At September 30, 2010, no demand for registration has been made, the Company does not currently expect to make any Late Registration Payments and no such payments have been accrued.

Valuation

The Company’s Common Stock is not publically traded and at the time the Notes and Warrants were issued, there had not been any previous sales of the Company’s Common Stock. Accordingly, determining the fair value of the Common Stock underlying the Notes and the Warrants required the Company to make complex and subjective judgments. The Company estimated the value of its enterprise as of August 26, 2010 based on a review of the enterprise values derived from the use of a market valuation approach. The Company also reviewed income-based and asset-based approaches to assess whether the result of such approaches were consistent with the value derived from the market valuation approach. The market approach was based on the market price to earnings multiple for companies considered by management to be comparable to the Company. The estimated enterprise value was then allocated to the Company’s existing outstanding Common Stock, the Notes, the Warrants and the Placement Agent Warrants, using an option pricing method. The option pricing method was based on the one year period to maturity of the Notes and the six year period to expiration of the Warrants, risk-free interest rates commensurate with those periods and the expected volatility used was based on a review of the historical volatility of publicly-traded companies considered by management to be comparable to the Company. Based on the allocation of the estimated enterprise value, the Company estimated the fair value of the Common Stock at $4.15 per share.

The Warrants and the Placement Agent Warrants were initially valued at $3,814,821 and $381,482, respectively, based on the estimated fair value of the Common Stock of $4.15, a term equal to the remaining life of the Warrants, an expected dividend yield of 0%, a risk-free interest rate of 1.68% based on constant maturity rates published by the U.S. Federal Reserve applicable to the remaining life of the Warrants and estimated volatility of 85%, based on a review of the historical volatility of publicly-traded companies considered by management to be comparable to the Company.  As noted above, the Warrants contain a down-round anti-dilution protection feature. In valuing the Warrants and the Placement Agent Warrants, the Company adjusted the assumed exercise price downwards, to reflect the probability of the Company issuing shares at a price that would result in a downward adjustment of the exercise price.

China Agricorp, Inc.
Notes to Unaudited Consolidated Financial Statements
For the Nine Months Ended September 30, 2010
(Expressed in US Dollars)

Accounting for Derivative Instruments

At August 26, 2010 and September 30, 2010, the conversion options embedded in the Notes are not derivative instruments as defined in FASB ASC 815-10-15-83 because the Notes do not permit or require net settlement, there is no market mechanism outside the Notes that permits net settlement and the shares to be received on conversion of the Notes are not readily convertible to cash because the Company’s Common Stock is not traded in a public market.

Because the Warrants permit the Holder to perform a cashless exercise and receive a net number of shares based on the fair value of the Common Stock at the time of exercise, they are derivative instruments as defined in FASB ASC 815-10-15-83, notwithstanding that there is no public market for the shares of Common Stock to be received on exercise.

FASB ASC 815-10-15-74 provides that a contract that would otherwise meet the definition of a derivative instrument but that is both (a) indexed to a company’s own stock and (b) classified in stockholders’ equity in the statement of financial position would not be considered a derivative financial instrument. FASB ASC 815-40-15 and 815-40-25 provide guidance for determining whether those two criteria are met. Because the Company’s functional currency is the Renminbi but the Warrants are denominated in U.S. Dollars, FASB ASC 815-40-15-7I provides that the Warrants are not considered to be indexed only to the Company’s Common Stock. In addition, the exercise price of the Warrants is not fixed and will be determined by the price at which the Company completes a Financing prior to the time the Warrants become exercisable. In addition, the Warrants contain full ratchet anti-dilution protection. Accordingly, the requirement that the Warrants be indexed only to the Company’s Common Stock is not met because the exercise price of the Warrants is not fixed. Because that requirement is not met, the exemption in FASB ASC 815-10-15-74 is not available and the Company therefore accounts for the Warrants as derivative instrument liabilities.  The terms of the Placement Agent Warrants are identical to the Warrants and they have also been accounted for as a derivative instrument liability.

China Agricorp, Inc.
Notes to Unaudited Consolidated Financial Statements
For the Nine Months Ended September 30, 2010
(Expressed in US Dollars)

Derivative financial instruments are initially measured at their fair value. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income.

Because the Warrants may be exercised only if the corresponding Note is not converted, the Company believes that it would not be appropriate to account for both the conversion option embedded in the Notes and the Warrants as derivative liabilities.  However, as discussed above, the conversion option embedded in the Notes does not meet the definition of a derivative instrument. Accordingly, the Company has concluded that it should account for the Warrants as a derivative liability.  If the Company completes a Qualified Financing and the Notes are converted into Common Stock or if the Notes are otherwise converted, thus rendering the Warrants unexercisable, the derivative liability related to the Warrants not exercisable will be considered to be part of the proceeds on conversion of the Notes and will be credited to equity.

Warrants

At the time they were issued, the Warrants and the Placement Agent Warrants were valued at $3,814,821 and $381,482, respectively, as described above. Because the value of the Warrants exceeded the gross proceeds received of $2,905,000, the Company recognized a day-one derivative loss of $909,821. At September 30, 2010, the Warrants and the obligation related to the Placement Agent Warrants were re-valued at $3,800,406 and $380,041, respectively, using a binomial model, based on the fair value for the Common Stock previously determined, a term equal to the remaining life of the Warrants, an expected dividend yield of 0%, a risk-free interest rate of 1.56% based on constant maturity rates published by the U.S. Federal Reserve applicable to the remaining life of the Warrants and estimated volatility of 85%, based on a review of the historical volatility of publicly-traded companies considered by management to be comparable to the Company. In valuing the Warrants and the Placement Agent Warrants, the Company adjusted the assumed exercise price downwards, to reflect the down-round anti-dilution protection and the probability of the Company issuing shares at a price that would result in a downward adjustment of the exercise price. The aggregate change in the value of the Warrants and the Placement Agent Warrants between August 26, 2010 and September 30, 2010 of $15,856 has been credited to income.

China Agricorp, Inc.
Notes to Unaudited Consolidated Financial Statements
For the Nine Months Ended September 30, 2010
(Expressed in US Dollars)

Convertible Notes

The Warrants were initially recorded at their fair value of $3,814,821. Because the initial fair value exceeded the gross proceeds received of $2,905,000, the Company recognized a day-one derivative loss of $909,821 and the Notes had no initial carrying value.  Because none of the proceeds were initially allocated to the carrying value of the Notes, the Company did not recognize any beneficial conversion feature of the Notes. The Notes were initially recorded at a carrying value of zero and are being amortized, together with interest accruing on the Notes, to their maturity value over the one-year period to maturity, at an effective interest rate of approximately 1,005% per annum. Interest expense for the period ended September 30, 2010 was $45,661.  After payment of cash interest due for the period ended September 30, 2010 of $22,342, the amortized cost carrying value of the Notes at September 30, 2010 was $23,318.

Deferred Placement Fees

The placement agent fees, including the initial fair value of the Placement Agent Warrants, aggregating $936,069, have been deferred and are being amortized on a straight-line basis over the period to maturity of the Notes on August 26, 2011. At September 30, 2010, $73,469 of the fees has been amortized and a further $862,600 remains to be amortized in future periods.

Deferred Consulting Fees

As described in Note 1, the Company entered into a Services Agreement with Primary Capital, under which Primary Capital agreed to render on-going financial advisory and investment banking services to the Company. As described in Note 1, on August 26, 2010, the Company issued 791,345 and 351,708 shares of common stock to Primary Capital and San Elijo, respectively, in connection with this agreement and in consideration of San Elijo’s introduction of Primary Capital. In accordance with ASC 505-50-25-7, the Company concluded that the value of the shares should be measured at the date they were issued because the shares are fully vested and non-forfeitable and the agreements do not provide for any specific performance criteria to be met. The Company valued the shares issued at $4.15 per share (determined as described above), resulting in compensation expense for the services rendered and to be rendered of $4,745,836. The expense related to the services provided and to be provided by Primary Capital is being recognized over the period from February 4, 2010, the date from which services commenced under the original agreement with Primary Capital, to August 26, 2011, when the Notes mature and the Company expects that it will have completed additional financing and the services contemplated by its agreement with Primary Capital. The expense related to the shares issued to San Elijo was fully recognized over the period from February 4, 2010 to August 26, 2010. At September 30, 2010, a total of $2,836,960 has been expensed and a further $1,908,876 remains to be expensed related to the services being provided by Primary Capital, over the period to August 26, 2011. At September 30, 2010, the remaining amount to be expensed is classified as deferred consulting fees, in accordance with the guidance at ASC 505-50-45-1.

China Agricorp, Inc.
Notes to Unaudited Consolidated Financial Statements
For the Nine Months Ended September 30, 2010
(Expressed in US Dollars)

In addition to the above shares, the Company issued a further 173,355 and 38,523 shares in the names of Primary Capital and San Elijo, respectively, which shares are being held in escrow. Primary Capital and San Elijo are entitled to vote the shares held in escrow on their behalf and are entitled to dividends, if and when declared. If and when the Convertible Promissory Notes, which otherwise mature on August 26, 2011, are converted into shares of Common Stock, the shares of Common Stock held in escrow will be released to Primary Capital and San Elijo, pro rata, so as to maintain their relative ownership of the Company at the same proportionate interest they had received under the Services Agreement with Primary Capital following completion of the August 26, 2010 transactions, i.e., 9% and 2% respectively (see Note 1). Depending on the number of Convertible Promissory Notes converted and the price at which conversion takes place, the shares of Common Stock held in escrow will be released to Pacific Capital and San Elijo or returned to the Company. If the number of shares placed in escrow is insufficient, the Company will issue additional shares to Primary Capital and San Elijo. These additional shares were valued at $4.15 per share, resulting in possible additional compensation to be recognized of $879,695.  At September 30, 2010, this deferred expense is recognized as an offset in shareholders’ equity, pending release of the shares to Primary Capital and San Elijo or their return to the Company.

Fair Value Considerations

As required by FASB ASC 820, assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to their fair value measurement. Our derivative financial instruments that are measured at fair value on a recurring basis under FASB ASC 815 are all measured at fair value using Level 3 inputs. Level 3 inputs are unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

China Agricorp, Inc.
Notes to Unaudited Consolidated Financial Statements
For the Nine Months Ended September 30, 2010
(Expressed in US Dollars)

The following represents a reconciliation of the changes in fair value of financial instruments measured at fair value using Level 3 inputs during the nine months ended September 30, 2010:

Warrant
Derivatives

Beginning balance, December 31, 2009:	$-

Issuances:
August 26, 2010	3,368,848
September 30, 2010	827,455
Fair value adjustments	(15,856)

Ending balance, September 30, 2010	$4,180,447

Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, valuation techniques are sensitive to changes in the estimated fair value of our common stock and our estimates of its volatility. Because derivative financial instruments are initially and subsequently carried at fair values, our income will reflect the volatility in these estimate and assumption changes.

14.	Income taxes:

The Company is located in Jiaozuo, China and is subject to China’s Enterprise Income Tax (“EIT”). As an agricultural company, China Agricorp was exempt from EIT for the nine months ended September 30, 2010 and the year ended December 31, 2009. The company expects to continue to be exempt from EIT in future periods, subject to change in the PRC tax law.

The effective income tax expense for 2010 and 2009 is as follows:

China Agricorp, Inc.
Notes to Unaudited Consolidated Financial Statements
For the Nine Months Ended September 30, 2010
(Expressed in US Dollars)

As of	September 30,	September 30,
	2010	2009
Tax at statuory rate	$2,575,515	$868,738
Tax exemption	(2,575,515)	(868,738)
	$-	$-

The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provision of FASB ASC 740. The Company has recorded no deferred tax assets or liabilities as of September 30, 2010 and December 31, 2009, because all significant differences in tax basis and financial statement carrying values are permanent differences.

15.	Commitments and Contingencies:

The Company’s exposure to foreign currency exchange rate risk primarily relates to cash and cash equivalents denominated in U.S. Dollars.  Any significant revaluation of RMB may materially and adversely affect the cash flows, revenues, earnings and financial position of the Company.

Operating Leases

As of September 30, 2010, we had commitments under certain operating leases, requiring annual minimum rentals as follows:

2010	$873,897
2011	4,369,485
2012	4,369,485
2013	4,369,485
2014	4,369,485
Total	$20,626,103

The company’s leased properties are principally located in the PRC and are used for farming. The terms of these operating leases vary from ten to fifteen years. Pursuant to the lease terms, when the contracts expire, we have the right to extend them with new negotiated prices. The leases are renewable subject to negotiation. Rental expenses were $758,088 and $379,044 for the quarters ended September 30, 2010 and September 30, 2009, and $2,274,265 and $956,250 for the nine months ended September 30, 2010 and September 30, 2009, respectively.

China Agricorp, Inc.
Notes to Unaudited Consolidated Financial Statements
For the Nine Months Ended September 30, 2010
(Expressed in US Dollars)

16.	Capital Stock

Common Stock

We are authorized to issue 100,000,000 shares of Common Stock, $0.001 par value. Holders of Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote of shareholders. Except as otherwise required by Nevada law, and subject to the rights of the holders of preferred stock, all stockholder action is taken by the vote of a majority of the outstanding shares of Common Stock present at a meeting of stockholders at which a quorum consisting of a majority of the outstanding shares of Common Stock is present in person or by proxy. Cumulative voting in election of Directors and all other matters brought before stockholder meetings, whether annual or special meetings, is not permitted.

Subject to the prior rights of any class or series of preferred stock which may from time to time be outstanding, if any, holders of Common Stock are entitled to receive ratably, dividends when, as, and if declared by our Board of Directors out of funds legally available for that purpose and, upon our liquidation, dissolution, or winding up, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any. Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities.  The outstanding Common Stock is duly authorized and validly issued, fully-paid, and non-assessable.

At September 30, 2010, 9,004,593 shares of Common Stock were issued and outstanding.

Preferred Stock

We are authorized to issue 10,000,000 shares of Preferred Stock, $0.001 par value, which may be issued in series, with such designations, preferences, stated values, rights, qualifications or limitations as determined solely by the Board of Directors of the Company.  The Board of Directors is vested with authority to fix such designations, preferences and relative participating, optional or other special rights, qualifications, limitations, or restrictions for each series, including, but not by way of limitation, the power to fix the redemption and liquidation preferences, the rate of dividends payable and the time for and the priority of payment thereof and to determine whether such dividends shall be cumulative or not and to provide for and fix the terms of conversion of such Preferred Stock of any series thereof into Common Stock and fix the voting power, if any, of shares of Preferred Stock or any series thereof.

At September 30, 2010, no shares of Preferred Stock have been issued.

China Agricorp, Inc.
Notes to Unaudited Consolidated Financial Statements
For the Nine Months Ended September 30, 2010
(Expressed in US Dollars)

17.	Segment Report

The Company’s operations are classified into two principal reportable segments (“Base” and “Oil Plant”) that provide different products or services. Oil Plant is engaged in the business of processing soybean and peanuts while Base is engaged in the business of planting and cultivating wheat, soybean and peanuts, most of which products are used internally.  Separate management of each segment is required because each business unit is subject to different production and technology strategies. For the first six months of each year, Base only grows wheat, which is sold externally.

The Company’s operations are located in The People’s Republic of China (“PRC”). All revenues are from customers in the PRC and substantially all of the company’s assets are located in the PRC. Accordingly, no analysis of the Company’s sales and assets by geographical market is presented.

	For the Nine months ended September 30, 2010		For the Nine months ended September 30, 2009		For the Nine months ended September 30
	Oil Plant	Base	Oil Plant	Base	2010	2009
External sales	$14,916,882	$7,166,022	$12,547,534	$5,343,573	$22,082,904	$17,891,107
Interest income	$200,623		$564,246		$200,623	$564,246
Interest expense	$(588,137)		$(984,240)		$(588,137)	$(984,240)
Depreciation and amortization	$445,089	$57,665	$465,031	$25,530	$502,754	$490,561
Net income/(loss) after tax	$(1,471,454)	$2,680,426	$283,392	$3,191,336	$1,208,972	$3,474,728

Expenditures for long-lived asset	$-	$-	$3,039	$-	$-	$3,039
Total assets	$36,317,164	$10,558,994	$29,155,374	$5,657,357	$46,876,158	$34,812,731

China Agricorp, Inc.
Notes to Unaudited Consolidated Financial Statements
For the Nine Months Ended September 30, 2010
(Expressed in US Dollars)

18.	Recent pronouncements:

The following Accounting Standards Codification Updates have been issued since January 1, 2010 or will become effective after the end of the period covered by these financial statements. The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

Pronouncement	Issued	Title
ASU No. 2010-01	January 2010	Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash – a consensus of the FASB Emerging Issues Task Force
ASU No. 2010-02	January 2010	Consolidations (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification
ASU No. 2010-03	January 2010	Extractive Activities – Oil and Gas (Topic 932): Oil and Gas Reserve Estimation and Disclosures
ASU No. 2010-04	January 2010	Accounting for Various Topics: Technical Corrections to SEC Paragraphs
ASU No. 2010-05	January 2010	Compensation - Stock Compensation (Topic718): Escrowed Share Arrangements and the Presumption of Compensation
ASU No. 2010-06	January 2010	Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements
ASU No. 2010-07	January 2010	Not-for-Profit Entities (Topic 958): Not-for-Profit Entities - Mergers and Acquisitions
ASU No. 2010-08	February 2010	Technical Corrections to Various Topics
ASU No. 2010-09	February 2010	Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements
ASU No. 2010-10	February 2010	Consolidation (Topic 810): Amendments for Certain Investment Funds
ASU No. 2010-11	March 2010	Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivative
ASU No.2010-12	April 2010	Income Taxes (Topic 740): Accounting for Certain Tax Effects of the 2010 Health Care Reform Acts
ASU No.2010-13	April 2010
Compensation—Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades—a consensus of the FASB Emerging Issues Task Force

ASU No.2010-14	April 2010	Accounting for Extractive Activities—Oil & Gas—Amendments to Paragraph 932-10-S99-1 (SEC Update)
ASU No.2010-15	April 2010
Financial Services—Insurance (Topic 944): How Investments Held through Separate Accounts Affect an Insurer’s Consolidation Analysis of Those Investments—a consensus of the FASB Emerging Issues Task Force

ASU No.2010-16	April 2010	Entertainment—Casinos (Topic 924): Accruals for Casino Jackpot Liabilities—a consensus of the FASB Emerging Issues Task Force
ASU No.2010-17	April 2010	Revenue Recognition—Milestone Method (Topic 605): Milestone Method of Revenue Recognition—a consensus of the FASB Emerging Issues Task Force
ASU No.2010-18	April 2010	Receivables (Topic 310): Effect of a Loan Modification When the Loan Is Part of a Pool That Is Accounted for as a Single Asset—a consensus of the FASB Emerging Issues Task Force

China Agricorp, Inc.
Notes to Unaudited Consolidated Financial Statements
For the Nine Months Ended September 30, 2010
(Expressed in US Dollars)

ASU No.2010-19	May 2010	Foreign Currency (Topic 830): Foreign Currency Issues: Multiple Foreign Currency Exchange Rates (SEC Update)
ASU No.2010-20	July 2010	Receivables (Topic 310): Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses
ASU No.2010-21	August 2010
Accounting for Technical Amendments to Various SEC Rules and Schedules Amendments to SEC Paragraphs Pursuant to Release No. 33-9026: Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies (SEC Update)

ASU No.2010-22	August 2010	Accounting for Various Topics—Technical Corrections to SEC Paragraphs
ASU No.2010-23	August 2010	Health Care Entities (Topic 954): Measuring Charity Care for Disclosure
ASU No. 2010-24	August 2010	Health Care Entities (Topic 954): Presentation of Insurance Claims and Related Insurance Recoveries
ASU No.2010-25	September 2010	Plan Accounting—Defined Contribution Pension Plans (Topic 962): Reporting Loans to Participants by Defined Contribution Pension Plans (a consensus of the FASB Emerging Issues Task Force)
ASU No.2010-26	October 2010	Financial Services—Insurance (Topic 944): Accounting for Costs Associated with Acquiring or Renewing Insurance Contracts (a consensus of the FASB Emerging Issues Task Force)
ASU No. 2010-27	December 2010	Other Expenses (Topic 720): Fees Paid to the Federal Government by Pharmaceutical Manufacturers (a consensus of the FASB Emerging Issues Task Force)
ASU No. 2010-28	December 2010
Intangibles—Goodwill and Other (Topic 350): When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts (a consensus of the FASB Emerging Issues Task Force)

ASU No. 2010-29	December 2010	Business Combinations (Topic 805): Disclosure of Supplementary Pro Forma Information for Business Combinations (a consensus of the FASB Emerging Issues Task Force)

To the extent appropriate, the guidance in the above Accounting Standards Codification Updates is already reflected in our financial statements and management does not anticipate that these accounting pronouncements will have any future effect on our financial statements.

19.	Subsequent events:

The Company has evaluated subsequent events from the balance sheet date through the date that the financial statements were issued or were available to be issued.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Audit Committee
Jiaozuo Yida Vegetable Co., Ltd.
Henan Province, Peoples Republic of China

We have audited the balance sheets of Jiaozuo Yida Vegetable Co., Ltd.
(the Company) as of December 31, 2009, 2008 and 2007, and the related statements of operations and comprehensive income, changes in stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jiaozuo Yida Vegetable Co., Ltd. as of December 31, 2009, 2008 and 2007, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Salt Lake City, Utah
May 17, 2010

Jiaozuo Yida Vegetable Oil Co., Ltd.
Balance Sheets

(Expressed in US dollars)

	December 31	December 31	December 31
	2009	2008	2007
Assets

Current assets
Cash and cash equivalents	$410,651	$879,075	$641,840
Restricted cash	4,838,446	2,536,768	589,477
Accounts receivable - Net	2,688,058	2,942,743	776,236
Inventory	4,669,585	3,770,222	7,993,171
Advanced to suppliers	4,796,700	3,497,931	158,229
Tax receivable	864,594	-	146,600
Total current assets	18,268,034	13,626,739	10,305,553

Other receivable	5,787,866	5,923,058	161,160
Related party balance	193,192	-	-
Deposits	1,082,314	2,159,262	1,996,144
Long-term investment	823,729	746,988	700,018
Property and equipment - net	7,301,422	7,281,522	7,209,003
Land use rights - net	1,356,174	1,383,830	1,325,882
Total Assets	$34,812,731	$31,121,399	$21,697,760

Liabilities and Shareholders' Equity

Current liabilities
Short-term loans	$9,901,714	$9,976,379	$9,760,599
Notes payable	6,435,383	4,376,885	-
Accounts payable and accrued liabilities	780,952	1,043,106	529,591
Other payable	427,139	7,733	171,618
Customers' deposit	-	-	820,333
Related party payable	-	-	1,300
Taxes payable	-	159,937	-
Total current liabilities	17,545,188	15,564,040	11,283,441

Shareholders' equity
Registered capital	3,442,614	3,442,614	3,442,614
Retained earnings	12,047,336	10,372,014	5,963,399
Accumulated other comprehensive income	1,777,593	1,742,731	1,008,306
Total shareholders' equity	17,267,543	15,557,359	10,414,319

Total Liabilities and Shareholders' Equity	$34,812,731	$31,121,399	$21,697,760

See accompanying notes to financial statements

Jiaozuo Yida Vegetable Oil Co., Ltd.
Statements of Income and Comprehensive Income

(Expressed  in US dollars)

	Year ended December 31
	2009	2008	2007

Sales	$22,353,364	$37,583,679	$25,906,193

Cost of sales	16,833,436	26,545,208	23,529,368

Gross profit	$5,519,928	$11,038,471	$2,376,825

Operating expenses:
Selling, general and administrative	1,140,032	3,288,900	573,613

	1,140,032	3,288,900	573,613

Operating income	4,379,896	7,749,571	1,803,212

Other income (expenses):
Interest expense	$(733,609)	$(936,901)	$(734,130)
Interest income	242,426	181,698	76,996
Investment income	74,844	73,539	53,773
Subsidy income	1,069,209	1,479,201	-
	$652,870	$797,537	$(603,361)

Net income before income taxes	5,032,766	8,547,108	1,199,851

Income taxes	-	581,040	62,570

Net income	5,032,766	7,966,068	1,137,281

Other comprehensive income (loss):
Foreign currency translation adjustments	34,862	734,425	639,570

Total comprehensive income	$5,067,628	$8,700,493	$1,776,851

See accompanying notes to financial statements

Jiaozuo Yida Vegetable Oil Co., Ltd.
Statements of Changes in Shareholders' Equity
(Expressed in US dollars)

		Other
		Comprehensive
	Registered Capital	Income	Retained Earnings	Total

Balance, December 31, 2006	$792,683	$368,736	$8,174,702	$9,336,121
Increase in registered capital	2,649,931		(2,649,931)	-
Net income			1,137,281	1,137,281
Cash dividend paid			(698,653)	(698,653)
Foreign currency translation
adjustments		639,570		639,570
Balance, December 31, 2007	$3,442,614	$1,008,306	$5,963,399	$10,414,319

Net income			7,966,068	7,966,068
Cash dividend paid			(3,557,453)	(3,557,453)
Foreign currency translation adjustments		734,425		734,425
Balance, December 31, 2008	$3,442,614	$1,742,731	$10,372,014	$15,557,359

Net income			5,032,766	5,032,766
Cash dividend paid			(3,357,444)	(3,357,444)
Foreign currency translation adjustments		34,862		34,862

Balance, December 31, 2009	$3,442,614	$1,777,593	$12,047,336	$17,267,543

See accompanying notes to financial statements

Jiaozuo Yida Vegetable Oil Co. Ltd.
Statements of Cash Flows

(Expressed  in US dollars)

	Year ended December 31
	2009	2008	2007

Cash flow from operating activities:
Net profit	$5,032,766	$7,966,068	$1,137,281
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	606,406	564,719	429,437
Amortization	31,078	30,536	25,281
Inventory write-off	-	-	148,495
Investment income - non cash	(74,844)	-	-
Bad debt allowance	410,883	13,108	-
Changes in operating assets and liabilities:
Accounts receivable	(149,026)	(2,094,713)	201,084
Advanced to suppliers	(1,289,383)	(3,277,415)	220,512
Inventory	(889,515)	4,685,415	(2,755,817)
Accounts payable and accrued liabilities	(264,603)	470,561	373,692
Other payable Customers'	419,161	(172,678)	89,470
deposits Taxes	-	(861,790)	787,691
receivable/payable	(1,024,378)	311,464	(499,233)
Net cash provided by operating activities	2,808,545	7,635,275	157,893

Cash flows from investing activities:
Addition -property and equipment, land use right	-	(159,904)	(1,283,104)
Deposits for fixed assets	-	(28,726)	-
Investment deposit	(511,630)	-	-
Proceeds from refund of deposits	985,151	-	-
Proceeds from other receivable	149,830	-	526,814
Other receivable		(5,661,823)	-
Related party receivable	(193,088)	-	-
Proceeds from related party receivable	-	-	487,607
Net cash provided by (used in) investing activities	430,263	(5,850,453)	(268,683)

Cash flows from financing activities:
Restricted cash	(2,298,691)	(1,868,232)	(200,861)
Proceeds from short-term loans	-	-	1,337,762
Payments on short-term loans	(99,402)	(432,332)	-
Proceeds - related party payable	-	-	1,248
Payments - related party payable	-	(1,366)	-
Proceeds from notes payable	2,046,520	4,308,952	-
Dividends paid	(3,362,141)	(3,590,793)	(722,049)
Net cash provided by (used in) financing activities	(3,713,714)	(1,583,771)	416,100

Effect of exchange rate changes on cash	9,469	115,243	66,318

Net increase (decrease) in cash and cash equivalents	(468,424)	237,235	336,822

Cash and cash equivalents, beg of year	879,075	641,840	305,018

Cash and cash equivalents, end of year	$410,651	$879,075	$641,840

Non-cash investing and financing activities:
Part of the dividend declared was used to increased in registered capital			$2,625,638
Supplemental information of cash flows
Cash paid for interest	$733,609	$936,901	$734,130
Cash paid for income taxes	$-	$581,040	$62,570

See accompanying notes to financial statements

Jiaozuo Yida Vegetable Oil Co., Ltd.
Notes to financial statements

1.	Nature of business:

Jiaozuo Yida Vegetable Oil Co., Ltd. (“Company”) is located in Henan province Jiaozuo city. It was established in 2002 under the laws of China. The Company is 100% private owned and engaged in crop cultivating such as soybean, peanuts and wheat, and processing soybean and peanuts. The company’s current processing of agricultural products are edible refining soybean oil and peanut oil.

2.	Summary of significant accounting policies:

The  accompanying  financial  statements  are  prepared  in  accordance  with  accounting  principles  generally accepted in the United States of America (“US GAAP”).   The significant accounting policies are as follows:

(a)  Use of estimates:

In preparing consolidated financial statements in conformity with US GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported periods. Actual results could differ from those estimates.

(b)  Significant Estimates

These consolidated financial statements include some amounts that are based on management's best estimates and judgments. The most significant estimates are depreciation, amortization, bad debt and inventory allowance. It is reasonably possible that the above-mentioned estimates and others may be adjusted as more current information becomes available, and any adjustment could be significant in future reporting periods.

(c)  Cash and cash equivalents:

Cash and cash equivalents include cash on hand and demand deposits held by banks. As of December 31, 2009, $410,651 of cash and cash equivalents were placed with banks in China. The remittance of these funds out of China is subject to exchange control restrictions imposed by the Chinese government. Deposits in banks in the PRC are not insured by any government entity or agency, and are consequently exposed to risk of loss. Management believes the probability of a bank failure, causing loss to the Company, is remote.

Jiaozuo Yida Vegetable Oil Co., Ltd.
Notes to financial statements

2. Significant accounting policies (continued):

(d)   Customer’s deposit

The customer deposit of $820,333 for December 31, 2007 was the payment received in advance from our customer for our wheat products.

(e)   Allowance for doubtful accounts:

The allowance for doubtful accounts reflects our best estimate of probable losses inherent in the accounts receivable and other receivable balance. We determine the allowance based on known troubled accounts, historical experience, and other currently available evidence.

(f)   Inventory:

Inventory consists of raw materials, work-in-progress and finished goods and is valued at the lower of cost or market, using the average cost method. Cost includes materials, labor, and manufacturing overhead related to the purchase and production of inventories. We regularly review inventory quantities on hand, future purchase commitments with our suppliers, and the estimated utility of our inventory. If our review indicates any obsolete or idle inventory or a reduction in utility below carrying value, we reduce our inventory to a new cost basis.

(g)   Property and equipment:

Property, plant and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the useful lives of the assets. Major renewals and betterments are capitalized and depreciated; maintenance and repairs that do not extend the life of the respective assets are charged to expense as incurred. Upon disposal of assets, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in income. Depreciation related to property and equipment used in production is reported in cost of sales. Property and equipment are depreciated over their estimated useful lives as follows:

Asset	Useful lives

Building and plant	20 years

Machinery	10 years

Office equipment and computers	5 years

Vehicles	10 years

Jiaozuo Yida Vegetable Oil Co., Ltd.
Notes to financial statements

2. Significant accounting policies (continued):

(h)   Land use rights:

According to the laws of China, the government owns all of the land in China. Companies or individuals are authorized to use the land only through land use rights granted by the Chinese government. Accordingly, the Company paid in advance for land use rights. Prepaid land use rights are being amortized and recorded as amortization expenses using the straight-line method over the use terms of the lease, which is 50 years.

(i)   Intangible assets:

The Company adopted the provisions of FASB ASC 350 Intangibles – Goodwill and Other Assets. Goodwill and indefinite lived intangible assets are not amortized, but are reviewed annually for impairment, or more frequently, if indications of possible impairment exist.   The Company has no indefinite lived intangible assets.

(j)   Impairment of long-lived assets:

Long-lived assets are tested for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. The Company recognizes impairment of long-lived assets in the event that the net book values of such assets exceed the future undiscounted cash flows attributable to such assets. During the years presented, the Company has not identified any indicators that would require testing for impairment.

(k)   Revenue recognition:

Revenue from sales of the Company’s products is recognized when the significant risks and rewards of ownership have been transferred to the customers at the time when the products are delivered to and accepted by its customers, the price is fixed or determinable as stated on the sales contract, and collectability is reasonably assured.

(l)   Advertising expenses:

Advertising costs are expensed as incurred. The Company has no advertising costs for the years ended December 31, 2009, 2008 and 2007.

(m)   Shipping and handling costs:

All shipping and handling costs are included in cost of sales.

Jiaozuo Yida Vegetable Oil Co., Ltd.
Notes to financial statements

2. Significant accounting policies (continued):

(n)   Product development cost:

All the research and development cost are expensed as incurred, and the Company had no product development expenses during the years presented.

(o)   Accumulated other comprehensive income:

Accumulated other comprehensive income represents foreign currency translation adjustments.

(p)   Fair value of financial instruments:

The carrying amounts of the Company’s accounts receivable, advanced to suppliers, short-term loans, notes payable and payables and accrued liabilities approximated their fair value as of the balance sheet dates due to their short maturities and the interest rates currently available.

(q)     Income Taxes:

The Company accounts for income taxes under FASB ASC 740 Accounting for Income Taxes. Under FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. FASB ASC 740-10-05 Accounting for Uncertainty in Income Taxes prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. We assess the validity of our conclusions regarding uncertain tax positions on a quarterly basis to determine if facts or circumstances have arisen that might cause us to change our judgment regarding the likelihood of a tax position’s sustainability under audit.   We have determined that there were no uncertain tax positions for the years ended December 31, 2009, 2008 and 2007.

Jiaozuo Yida Vegetable Oil Co., Ltd.
Notes to financial statements

2. Significant accounting policies (continued):

(r)  Foreign currency transactions:

The functional currency of the Company is Renminbi (“RMB”). Assets and liabilities recorded in RMB are translated at the exchange rate on the balance sheet date. Revenue and expenses are translated at average rates of exchange prevailing during the year. Translation adjustments resulting from this process are charged or credited to Other Comprehensive Income.

        (s)  Restricted cash:

Restricted cash at December 31, 2009, 2008 and 2007 was $4,838,446, $2,536,768 and $589,477, respectively, of the cash and cash equivalents placed with banks in China.  Restricted cash is required as a deposit by the banks to guarantee our notes payable.  The remittance of these funds out of China is subject to exchange control restrictions imposed by the Chinese government.

         (t)  Reclassification:

Certain amounts have been reclassified to conform to the current period presentation.  Specifically, amounts previously classified as cash and cash equivalents at December 31, 2009, 2008 and 2007 have been reclassified as restricted cash.  The amounts reclassified did not have an effect on the Company’s results of operations or shareholders’ equity.

3.   Accounts receivable:

	December 31,
As of	2009	2008	2007

Accounts Receivable	$3,618,554	$3,460,847	$1,249,284
Less: Allowance of doubtful accounts	(930,496)	(518,104)	(473,048)
Accounts Receivable - Net	$2,688,058	$2,942,743	$776,236

As of December 31, 2009, 2008 and 2007, customer accounts receivable balances exceeding 10% of the total balance are as follows:

	December 31, 2009
Customer Name	Amount	Percentage
Huayu Oil company	$1,498,980	41%
Keyuan Seed company	532,031	15%
Oil storage warehouse	506,044	14%
Wushe seed company	400,529	11%

	December 31, 2008
Customer Name	Amount	Percentage
Quanmin Li	$578,677	17%
Keyuan Seed company	514,284	15%
Oil storage warehouse	504,789	15%

	December 31, 2007
Customer Name	Amount	Percentage
Oil storage warehouse	473,048	38%
National Oil storage warehouse	340,648	27%
Beihai food company	234,414	19%
Qingdao Jiali company	127,414	10%

Jiaozuo Yida Vegetable Oil Co., Ltd.
Notes to financial statements

4. Other receivable

	December 31	December 31	December 31
As of	2009	2008	2007
Other receivable	$5,787,866	$5,923,058	$161,160
	$5,787,866	$5,923,058	$161,160

As of December 31, 2009, 2008 and 2007, other receivable balances exceeding 10% of the total balance is as follows:

	December 31, 2009		December 31, 2008
Name	Amount	Percentage	Amount	Percentage
Jin Canlan Trading Company	$4,679,547	81%	$4,662,112	79%
National Oil Storage Warehouse			1,064,604	18%

The other receivable with Jin Canlan Trading Company and National Oil Storage Warehouse are loans for the cooperation to prepare wheat storage. The loans are interest free and due on demand.

5.    Inventory:

	December 31	December 31	December 31
As of	2009	2008	2007
Raw materials	$352,038	$151,343	$5,321,566
Packing materials	15,000	12,455	32,804
Work in progress	1,361,703	1,524,690	1,346,058
Finished goods	2,940,844	2,081,734	1,292,743
	$4,669,585	$3,770,222	$7,993,171

6.   Deposits

The deposits consist of the following:

	For the year ended December 31
	2009	2008	2007

Constructions in progress	$-	$817,018	$738,300
Land use rights	570,410	1,342,244	1,257,844
To Seeds Production Institution	511,904
	$1,082,314	$2,159,262	$1,996,144

Jiaozuo Yida Vegetable Oil Co., Ltd.
Notes to financial statements

7.         Property and equipment:

	December 31
As of	2009
		Accumulated
	Cost	Depreciation	Net book Value
Building	$3,002,227	$713,801	$2,288,426
Equipment	7,618,076	2,633,854	4,984,222
Office equipment and other	8,144	3,727	4,417
Vehicles	43,483	19,126	24,357
	$10,671,930	$3,370,508	$7,301,422

	December 31
As of	2008
		Accumulated
	Cost	Depreciation	Net book Value
Building	$2,457,393	$592,223	$1,865,170
Equipment	7,530,124	2,147,561	5,382,563
Office equipment and other	7,555	2,183	5,372
Vehicles	43,375	14,958	28,417
	$10,038,447	$2,756,925	$7,281,522

	December 31
As of	2007
		Accumulated
	Cost	Depreciation	Net book Value
Building	$2,154,310	$293,107	$1,861,203
Equipment	7,054,443	1,743,249	5,311,194
Office equipment and other	5,618	1,901	3,717
Vehicles	40,648	7,759	32,889
	$9,255,019	$2,046,016	$7,209,003

During the year 2009, 2008 and 2007, depreciation expense of $339,448, $349,555 and $356,631 was included in cost of sales and $266,958, $215,164 and $72,806 was included in general and administrative expenses for a total of $606,406, $564,719 and $429,437, respectively.

8.	Land use rights:

As of	December 31,2009	December 31,2008	December 31,2007
Cost	$1,535,716	$1,531,910	$1,435,583
Less:accumulated amortization	(179,542)	(148,080)	(109,701)
	$1,356,174	$1,383,830	$1,325,882

During the year 2009, 2008 and 2007, amortization expense was $31,078, $30,536 and $25,281, respectively.

Jiaozuo Yida Vegetable Oil Co., Ltd.
Notes to financial statements

9.	Short-term loans:

The Company has several loans with Jiaozuo Agricultural Development Bank and Jiaozuo Commercial Bank. During the years of 2009, 2008 and 2007, the Company recorded interest expense of $733,609, $936,901 and $734,130, respectively. Approximate $4.05 million of loan with Jiaozuo Commercial Bank has an interest rate range from 6.9% to 11.2% and it is due on November 12, 2010. Approximate $5.85 million loan from Jiaozuo Agricultural Development Bank has an interest rate range from 6.4% to 7.2% and it is due on October 28, 2010.

10.  Income taxes:

The Company is located in Jiaozuo, China; thus, it is subject to China’s Enterprise Income Tax (“EIT”) at 33% in 2007, 25% in 2008 and the company enjoyed the EIT exemption in 2009. Agricultural products sales are exempt from income tax.

The effective income tax expenses for 2009, 2008 and 2007 are as follows:

	December 31	December 31	December 31
As of	2009	2008	2007

Tax at statuory rate, excluding agricutural products	$238,933	$581,040	$62,570

Tax Holiday	(238,933)
	$-	$581,040	$62,570

The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provision of FASB ASC 740. The Company has recorded no deferred tax assets or liabilities as of December 31, 2009, 2008 and 2007, since nearly all differences in tax basis and financial statement carrying values are permanent differences.

11.   Long-term investment and investment income

The company has recorded its investment of 0.07% in Jiaozuo Commercial Bank at cost. At December 31, 2009, 2008 and 2007, long-term investment balance totaled $823,729, $746,988 and $700,018, respectively. Dividends received are recognized as investment income. The Company plans to hold this as a long-term investment. Investment income for the years ended December 31, 2009, 2008 and 2007 was $74,844, $73,539 and $53,773, respectively.

Per note 8 above, interest paid to Jiaozuo Commercial Bank was $352,688, $409,487 and $331,784 for the year ended December 31, 2009, 2008 and 2007, respectively.

Jiaozuo Yida Vegetable Oil Co., Ltd.
Notes to financial statements

12.  Related party transactions:

The Company has loan receivable due from its 94.62% shareholder for $193,192 as of December 31, 2009 and loan paybable for $1,300 as of December 31, 2007. The $193,192 includes business advance of $68 thousand to be used in the normal course of business. The remaning amount of $125 thousands was a loan advanced to the sharesholder. The loan is non-interest bearing and has no fixed re-payment date.

13. Notes payable

As of	December 31,2009
	Amount	Due date
Note payable to Nahe	$731,294	July 2010
Note payable to Nahe	731,294	July 2010
Note payable to Nahe	1,462,584	July 2010
Note payable to Nahe	731,294	July 2010
Note payable to Nahe	731,294	July 2010
Note payable to Nahe	438,776	September 2010
Note payable to Chuanwei Wang	731,294	November 2010
Note payable to Chuanwei Wang	146,259	November 2010
Note payable to Chuanwei Wang	438,776	November 2010
Note payable to Chuanwei Wang	146,259	November 2010
Note payable to Chuanwei Wang	146,259	November 2010
	$6,435,383

All notes payable are interest free and due on demand.

14.   Subsidy Income

Subsidy income represents the VAT allowance income from the Jiaozuo city for purchases made with farmers. For  the  year  ended  December,  31,  2009  and  2008,  subsidy  income  is  $1,069,209  and  $1,479,201, respectively.

15. Concentration of credit risks and uncertainties:

The Company’s exposure to foreign currency exchange rate risk primarily relates to cash and cash equivalents denominated in the U.S. dollar.   Any significant revaluation of RMB may materially and adversely affect the cash flows, revenues, earnings and financial position of the Company.

16. Subsequent events:

The Company has evaluated subsequent events from the balance sheet date through the date that the financial statements are issued or are available to be issued.

Jiaozuo Yida Vegetable Oil Co., Ltd.
Notes to financial statements

17. Segment Report

The Company’s operations are classified into two principal reportable segments (“Base” and “Oil Plant”) that provide different products or services. Oil Plant is engaged in the business of process soybean and peanuts while Base is engaged in the business of cultivating, planting wheat, soybean and peanuts in which most of the products were used internally.  Separate management of each segment is required because each business unit is subject to different production and technology strategies.   All the intersegment revenue was eliminated in consolidation.

The Company’s operations are located in the PRC. All revenue is from customers in the PRC. All of the company’s assets are located in the PRC. Accordingly, no analysis of the Company’s sales and assets by geographical market is presented.

	For the year ended Dec. 31, 2009		For the year ended Dec. 31, 2008		For the year ended Dec. 31, 2007		For the year ended December 31
	Base	Oil Plant	Base	Oil Plant	Base	Oil Plant	2009	2008	2007
External revenue	$6,837,659	$15,515,705	$5,936,084	$31,647,595	$3,466,035	$22,440,158	$22,353,364	$37,583,679	$25,906,193

Intersegment revenues: Base to	$5,997,742		$3,525,204		$4,799,154		$5,997,742	$3,525,204	$4,799,154
Oil Plant

Interest income		$242,426		$181,698		$76,996	$242,426	$181,698	$76,996

Interest expense		$(733,609)		$(936,901)		$(734,130)	$(733,609)	$(936,901)	$(734,130)

Depreciation and amortization	$31,078	$606,406	$30,536	$564,719	$25,281	$429,437	$637,484	$595,255	$454,718

Income tax				$581,040		$62,570		$581,040	$62,570

Expenditures for long-lived assets	$-	$-	$-	$159,904	$131,282	$1,151,822	$-	$159,904	$1,283,104

Jiaozuo Yida Vegetable Oil Co., Ltd.
Notes to financial statements

18. Recent pronouncements:

The following Accounting Standards Codification Updates have been issued, or will become effective, after the end of the period covered by these financial statements. The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

Pronouncement	Issued	Title

ASU No. 2009-13	October 2009	Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements – a consensus of the FASB Emerging Issues Task Force
ASU No. 2009-14	October 2009	Software (Topic 985): Certain Revenue Arrangements That Include Software
Elements—a consensus of the FASB Emerging Issues Task Force
ASU No. 2009-15	October 2009	Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing
ASU No. 2009-16	December 2009	Transfers and Servicing (Topic 860): Accounting for Transfers and Financial
Assets
ASU No. 2009-17	December 2009	Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities
ASU No. 2010-01	January 2010	Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash – a consensus of the FASB Emerging Issues
Task Force
ASU No. 2010-02	January 2010	Consolidations (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification
ASU No. 2010-03	January 2010	Extractive Activities – Oil and Gas (Topic 932): Oil and Gas Reserve Estimation and Disclosures
ASU No. 2010-04	January 2010	Accounting for Various Topics: Technical Corrections to SEC Paragraphs
ASU No. 2010-05	January 2010	Compensation - Stock Compensation (Topic718): Escrowed Share Arrangements and the Presumption of Compensation
ASU No. 2010-06	January 2010	Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements
ASU No. 2010-07	January 2010	Not-for-Profit Entities (Topic 958): Not-for-Profit Entities - Mergers and Acquisitions
ASU No. 2010-08	February 2010	Technical Corrections to Various Topics
ASU No. 2010-09	February 2010	Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements
ASU No. 2010-10	February 2010	Consolidation (Topic 810): Amendments for Certain Investment Funds
ASU No. 2010-11	March 2010	Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded
Credit Derivatives

To the extent appropriate, the guidance in the above Accounting Standards Codification Updates is already reflected in our consolidated financial statements and management does not anticipate that these accounting pronouncements will have any future effect on our consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On February 11, 2011, the Company formally changed its fiscal year end from July 31 to December 31. December 31 is the fiscal year end of the Company’s wholly owned subsidiary, China Agricorp. The unaudited financial statements of China Agricorp as of September 30, 2010 and for the nine months then ended are included elsewhere in this Report on Form 8-K. The Company intends to file a Current Report on Form 8-K which will include the audited consolidated financial statements of China Agricorp as of December 31, 2010 and for the year then ended.  The Company will file an Annual Report on Form 10-K for the fiscal year ending December 31, 2011.

The following unaudited pro forma condensed consolidated balance sheet combines the historical unaudited condensed balance sheet of China Agricorp and the historical unaudited balance sheet of American Telstar, giving effect to the accounting reverse merger of China Agricorp and American Telstar pursuant to a share exchange agreement dated February 11, 2011, as if the transaction had been consummated on September 30, 2010. China Agricorp’s balance sheet information as of September 30, 2010 was derived from the unaudited consolidated balance sheet of China Agricorp as of September 30, 2010 included elsewhere in this Report on Form 8-K. American Telstar’s balance sheet information was derived from its unaudited balance sheet as of January 31, 2011, which is not included elsewhere in this Report on Form 8-K, but which was included in its Quarterly Report on Form 10-Q for the quarter ended January 31, 2011, filed with the Commission on February 11, 2011. Based on a review of the audited balance sheet of American Telstar as of July 31, 2010, which was included in its Annual Report on Form 10-K for the year ended July 31, 2010, filed with the Commission on October 20, 2010 and its unaudited balance sheet as of October 31, 2010 which was included in its Quarterly Report on Form 10-Q for the quarter ended October 31, 2010 filed with the Commission on November 15, 2010, the Company believes that, in the context of the Combined Pro-Forma Consolidated Balance Sheet presented below, the unaudited balance sheet information of American Telstar as of January 31, 2011, presented below, is not materially different from its unaudited balance sheet as of September 30, 2010.

The following unaudited pro forma consolidated statements of operations reflect the historical statements of operations of China Agricorp for the nine months ended September 30, 2010 and the year ended December 31, 2009, giving effect to the accounting reverse merger of China Agricorp and American Telstar pursuant to a share exchange agreement dated February 11, 2011, as if the transaction had been consummated as of January 1, 2009. The historical results of China Agricorp for the nine months ended September 30, 2010 were derived from the unaudited consolidated statements of operations of China Agricorp for the nine months ended September 30, 2010 included elsewhere in this Report on Form 8-K. The historical results of China Agricorp for the year ended December 31, 2009 were derived from the audited statements of operations of China Agricorp’s variable-interest entity, Jiaozuo Yida Vegetable Co., Ltd., for the year ended December 31, 2009 included elsewhere in this Report on Form 8-K.  American Telstar’s operations are not included in the pro forma condensed consolidated statement of operations as American Telstar has ceased to operate following the reverse merger transaction and its operations are not recurring.  American Telstar had no revenues during the nine months ended September 30, 2010 and the year ended December 31, 2009 and its expenses, which were of a general and administrative nature, were not material to the combined pro forma statements of operations presented below.

We are providing this information to aid you in your analysis of the financial aspects of the acquisition. The unaudited pro forma condensed financial statements described above should be read in conjunction with the historical financial statements of China Agricorp and its variable-interest entity, Jiaozuo Yida Vegetable Co., Ltd., and the related notes thereto, included elsewhere in this Report on Form 8-K. The unaudited pro forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the transaction taken place on the dates noted, or the future financial position or operating results of the combined company.

Business Combination of China Agricorp and American Telstar

The business combination was accounted for as a reverse merger, whereby China Agricorp is the continuing entity for financial reporting purposes and is deemed, for accounting purposes, to be the acquirer of American Telstar.

In accordance with the applicable accounting guidance for accounting for the business combination as a reverse merger, China Agricorp will be deemed to have undergone a recapitalization, whereby it was deemed to have issued common equity ordinary shares to American Telstar’s common equity holders. Accordingly, although American Telstar, as the parent company of China Agricorp, was deemed to have legally acquired China Agricorp, in accordance with the applicable accounting guidance for accounting for the business combination as a reverse merger, China Agricorp’s assets and liabilities were recorded at their historical carrying amounts, with no goodwill or other intangible assets recorded as a result of the accounting merger of China Agricorp with American Telstar.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2010

	China Agricorp	American Telstar	Pro Forma Adjustments		Note	Combined Pro Forma
ASSETS
Current Assets
Cash and cash equivalents	$6,700,475	$6,591	$			$6,707,066
Restricted cash	3,584,497					3,584,497
Cash in escrow	645,533					645,533
Accounts receivable - net	6,138,459					6,138,459
Advances to suppliers	5,003,539					5,005,539
Inventory	4,579,617					4,579,617
Tax receivable	428,910					428,910
Total current assets	27,081,030	6,591				27,087,621
Deferred financing fees	862,600					862,600
Deferred consulting fees	1,908,876					1,908,876
Other receivables	5,557,219					5,557,219
Long-term investment	841,161					841,161
Deposits	2,297,662					2,297,662
Property and equipment - net	6,962,706					6,962,706
Land use rights - net	1,364,904					1,364,904
Total assets	$46,876,158	$6,591	$			$46,882,749
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$1,877,637	$40,627	$			$1,918,264
Other payables	418,847					418,847
Related party payable	470,467					470,467
Notes payable	5,376,745					5,376,745
Short-term loans	10,828,167					10,828,167
Convertible notes payable - $2,905,000 net of unamortized discount	23,318					23,318
Derivative instrument liabilities	4,180,447					4,180,447
Total current liabilities	23,175,628	40,627				23,216,255
Stockholders’ Equity
Preferred stock	—					—
Common stock	9,005	97		(97)	A	9,005
Additional paid in capital	8,179,445	259,543		(293,579)	A	8,145,409
Retained earnings	13,256,308	(293,676)		293,676	A	13,256,308
Accumulated other comprehensive income	2,255,772					2,255,772
Total stockholders’ equity	23,700,530	(34,036)		--		23,666,494
Total liabilities and stockholders’ equity	$46,876,158	$6,591	$			$46,882,749

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Nine Months Ended September 30, 2010

	China Agricorp	American Telstar	Pro Forma Adjustments	Note	Combined Pro Forma
Sales	$22,082,904				$22,082,904
Cost of sales	16,353,156				16,353,156
Selling, general and administrative expenses	3,309,222		300,000	B	3,609,222
Income (loss) from operations	2,420,526				2,020,526
Interest expense	588,137				588,137
Interest and other income	(270,548)				(270,548)
Derivative instruments – change in fair value and day-one loss	893,965				893,965
Income (loss) before income taxes	1,208,972				908,972
Income tax provision (benefit)	—				—
Net income (loss) available to common stockholders	$1,208,972				$908,972
Shares outstanding	N/A				9,004,593
Weighted average number of shares – basic
Basic net income (loss) per share					$0.10
Weighted average number of shares – diluted
Diluted net income per share					$0.00

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2009

	China Agricorp	American Telstar	Pro Forma Adjustments	Note	Combined Pro Forma
Sales	$22,353,364				$22,353,364
Cost of sales	16,833,436				16,833,436
Selling, general and administrative expenses	1,140,032		400,000	B	1,540,032
Income (loss) from operations	4,379,896				3,979,896
Interest expense	733,609				733,609
Interest and other income	(1,386,479)				(1,386,479)
Derivative instruments – change in fair value and day-one loss	--				--
Income (loss) before income taxes	5,032,766				4,632,766
Income tax provision (benefit)	—				—
Net income (loss) available to common stockholders	$5,032,766				$4,632,766
Shares outstanding	N/A				9,004,593
Weighted average number of shares – basic
Basic net income (loss) per share					$0.52
Weighted average number of shares – diluted
Diluted net income per share					$0.00

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

1. Description of the Acquisition and Basis of Presentation

On February 11, 2011, we entered into a Share Exchange Agreement with China Agricorp and the stockholders of China Agricorp (the “China Agricorp Stockholders”) (the “Share Exchange Agreement”).  Pursuant to the Share Exchange Agreement, on February 11, 2011, 335 China Agricorp Stockholders transferred 100% of the outstanding shares of common stock of China Agricorp held by them, in exchange for an aggregate of 9,001,903 newly issued shares of our Common Stock. The shares of our Common Stock acquired by the China Agricorp Stockholders in such transactions constitute approximately 99.97% of our issued and outstanding Common Stock on a fully-diluted basis giving effect to the share exchange.

On February 11, 2011, we completed the acquisition of China Agricorp pursuant to the Share Exchange Agreement. The acquisition was accounted for as a recapitalization effected by a share exchange. China Agricorp is considered the acquirer for accounting and financial reporting purposes.  The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.  As a result of this transaction, the Company ceased being a “shell company” as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934.

The Acquisition was accounted for as a reverse merger, whereby China Agricorp was the continuing entity for financial reporting purposes and was be deemed, for accounting purposes, to be the acquirer of American Telstar. In accordance with the applicable accounting guidance for accounting for a business combination as a reverse merger, China Agricorp is deemed to have undergone a recapitalization, whereby it is deemed to have issued equity units to American Telstar’s common equity holders. Accordingly, although the Company, as the parent company of China Agricorp, legally acquired China Agricorp, in accordance with the applicable accounting guidance for accounting for a business combination as a reverse merger, China Agricorp’s assets and liabilities will be recorded at their historical carrying amounts, with no goodwill or other intangible assets recorded as a result of the accounting merger of China Agricorp with American Telstar.  The effects of recording the accounting for the reverse merger (which occurred on February 11, 2011 are not reflected in the Company’s condensed financial statements as of September 30, 2010 but the pro forma effects as of that date are discussed below.

The organizational history of China Agricorp, including its interest in its variable-interest entity Jiaozuo Yida Vegetable Co., Ltd., is described in China Agricorp’s unaudited consolidated financial statements as of September 30, 2010, which are included elsewhere in this Report on Form 8-K.

Basis of Presentation

Certain disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted as permitted by SEC rules and regulations.

These pro forma unaudited condensed consolidated financial statements are not necessarily indicative of the results of operations that would have been achieved had the transaction actually taken place at the dates indicated and do not purport to be indicative of future position or operating results.

The unaudited pro forma condensed consolidated balance sheet was prepared combining the historical balance sheet of China Agricorp at September 30, 2010 and the historical balance sheet of American Telstar at January 31, 2011, as described above.  The Company believes that, in the context of the Combined Pro-Forma Consolidated Balance Sheet presented above, the unaudited balance sheet information of American Telstar as of January 31, 2011, presented above, is not materially different from its unaudited balance sheet as of September 30, 2010.

The unaudited pro forma condensed consolidated statement of operations includes the historical operations of China Agricorp for the nine months ended September 30, 2010 and for the year ended December 31, 2009. American Telstar’s operations are not included in the pro forma condensed consolidated statement of operations as American Telstar has ceased to operate following the reverse merger transaction and its operations are not recurring. American Telstar had no revenues during the nine months ended September 30, 2010 and the year ended December 31, 2009 and its expenses, which were of a general and administrative nature, were not material to the combined pro forma statements of operations presented above.

2.  Pro Forma Adjustments and Assumptions

A.	Reflects the pro forma adjustments to record the elimination of American Telstar’s historical equity and the assumption of its net liabilities by China Agricorp.

B.
Reflects the incremental costs of financial and internal control audits, management’s assessment of internal controls over financial reporting and SEC counsel that the Company will incur as a fully reporting and operating public company. The incremental costs, which are estimated to be $400,000 per annum, have been included in the accompanying unaudited pro forma consolidated statement of operations ($300,000 and $400,000 for the nine months ended September 30, 2010 and for the year ended December 31, 2009, respectively) and were derived from the Company’s review of filings of public companies of similar size and operating characteristics and discussions with its auditor and legal counsel. Synergies that might be gained as a result of the combination are not included because such amounts could not be reasonably estimated at this time.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TELSTAR, INC.

Date: February 14, 2011

/s/ Feng Hexi

Chief Executive Officer